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                                                                    EXHIBIT 4.30

                                                                  EXECUTION COPY



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                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT
                            Dated as of July 30, 1996

                                      among


                                   FOAMEX L.P.

                          GENERAL FELT INDUSTRIES, INC.

                            TRACE FOAM COMPANY, INC.

                                   FMXI, INC.



                       THE INSTITUTIONS FROM TIME TO TIME
                             PARTY HERETO AS LENDERS

                       THE INSTITUTIONS FROM TIME TO TIME
                          PARTY HERETO AS ISSUING BANKS

                                       and

                                 CITIBANK, N.A.
                                       and
                             THE BANK OF NOVA SCOTIA
                            as Administrative Agents


================================================================================





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                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT


                  This Third Amended and Restated Credit Agreement dated as of July 30, 1996 (as amended, supplemented or modified from time to time, the "Agreement") among Foamex L.P., a Delaware limited partnership ("Foamex"), General Felt Industries, Inc., a Delaware corporation ("GFI"; and together with Foamex, the "Borrowers"), Trace Foam Company, Inc. (formerly `21' Foam Company, Inc.), a Delaware corporation and general partner of Foamex ("Trace Foam"), FMXI, Inc., a Delaware corporation and general partner of Foamex ("FMXI"), the institutions from time to time a party hereto as Lenders, whether by execution of this Agreement or an Assignment and Acceptance, the institutions from time to time a party hereto as Issuing Banks, whether by execution of this Agreement or an Assignment and Acceptance, Citibank, N.A., a national banking association ("Citibank"), in its capacity as the documentation and collateral agent for the Lenders and the Issuing Banks hereunder (in such capacity, the "Collateral Agent") and The Bank of Nova Scotia ("Scotiabank"), in its capacity as funding agent for the Lenders and Issuing Banks (in such capacity, the "Funding Agent"; together with the Collateral Agent, the "Administrative Agents") amends and restates in its entirety that certain Second Amended and Restated Credit Agreement dated as of June 28, 1994 (the "Existing Credit Agreement") among Foamex, GFI, Perfect Fit Industries, Inc., a Delaware corporation ("PFI"), Trace Foam, FMXI, the Lenders, the Issuing Banks and the Administrative Agents. Each of the parties hereto and, by its signature below, PFI, agrees that from and after the Effective Date (as defined below) PFI shall cease to be a party to this Agreement.



                              W I T N E S S E T H:


                  WHEREAS, Foamex and GFI desire to sell their Equity Interests in PFI pursuant to the PFI Merger Agreement (as defined herein) and Foamex and GFI have requested that the Administrative Agents and the Lenders agree to amend the Existing Credit Agreement in order, among other things, (i) to permit the consummation of the PFI Merger, (ii) to remove PFI as a party to this Agreement and (iii) to release PFI from its obligations under the other Loan Documents to which it is a party;

                  WHEREAS, Foamex, GFI, Trace Foam, FMXI, the Lenders, the Issuing Banks and the Administrative Agents have agreed to amend and restate the Existing Credit Agreement and to provide for such amendments on the terms set forth herein which Agreement shall become effective upon satisfaction of certain conditions precedent set forth herein;

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                  NOW, THEREFORE, in consideration of the above premises each of the Borrowers, Trace Foam, FMXI, the Lenders, the Issuing Banks and the Administrative Agents agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

                  1.01. Certain Defined Terms. The following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined:

                  "Accommodation Obligation" means any Contractual Obligation, contingent or otherwise, of one Person with respect to any Indebtedness, obligation or liability of another, if the primary purpose or intent thereof by the Person incurring the Accommodation Obligation is to provide assurance to the obligee of such Indebtedness, obligation or liability of another that such Indebtedness, obligation or liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders thereof will be protected (in whole or in part) against loss in respect thereof including, without limitation, direct and indirect guarantees, endorsements (except for collection or deposit in the ordinary course of business), notes co-made or discounted, recourse agreements, take-or-pay agreements, keep-well agreements, agreements to purchase or repurchase such Indebtedness, obligation or liability or any security therefor or to provide funds for the payment or discharge thereof, agreements to maintain solvency, assets, level of income, or other financial condition, and agreements to make payment other than for value received.

                  "Acquisition Transaction Documents" means the JPS Automotive Acquisition Agreement, the JPS Automotive Senior Note Indenture, the JPS Automotive Senior Notes, the Discount Debenture Indenture, the Discount Debentures, the Foamex International Warrants, the New Partners Note Purchase Agreement, the New Partners Note, the New Partners Note Collateral Documents, the Foamex International Supply Agreement and all documents evidencing the Acquisition Transactions.

                  "Acquisition Transactions" means the JPS Automotive Acquisition, the issuance of the JPS Automotive Senior Notes, the issuance of the Discount Debentures and the Foamex International Warrants, the New Partners Loan, the New Partners Investment and the transactions contemplated by each of the foregoing.

                  "Administrative Agents" has the meaning ascribed to such term in the preamble and their respective successors pursuant to Section 12.07.

                  "Affiliate", as applied to any Person, means any other Person that directly or indirectly controls, is controlled by, or

                                       -3-


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is under common control with, that Person. For purposes of this definition,
"control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the Securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting Securities or by contract or otherwise.

                  "Agreement" has the meaning ascribed to such term in the preamble.

                  "Amendatory Agreement" means the Amendatory Agreement among the Borrowers, FCC and the Collateral Agent dated as of even date herewith, as such agreement may be amended, modified or supplemented from time to time.

                  "Applicable Base Rate Margin" means, as of any date, a rate equal to one percent (1.0%) per annum.

                  "Applicable Eurodollar Rate Margin" means, as of any date, a rate equal to three percent (3.0%) per annum.

                  "Applicable Lending Office" means, with respect to a particular Lender, its Eurodollar Lending Office in respect of provisions relating to Eurodollar Rate Loans and its Domestic Lending Office in respect of provisions relating to Base Rate Loans.

                  "Approved Investments" has the meaning ascribed to such term in Section 11.03(a).

                  "Assignment and Acceptance" means an Assignment and Acceptance attached hereto and made a part hereof (with blanks appropriately completed) delivered to the Funding Agent in connection with an assignment of a Lender's interest under this Agreement in accordance with the provisions of Section 13.01.

                  "Availability" means, at any particular time, the amount by which the Maximum Revolving Credit Amount at such time exceeds the Revolving Credit Obligations at such time.

                  "Availability Reserves" means, with respect to either Borrower, as of two (2) Business Days after the date of written notice of any determination thereof to such Borrower by the Collateral Agent, or to such Borrower and the Collateral Agent by the Requisite Lenders, such amounts as the Collateral Agent, or the Requisite Lenders, as the case may be, in the exercise of its or their sole discretion exercised in a commercially reasonable manner, may from time to time establish against the Availability. So long as Foamex has any obligations under the Canada

                                       -4-


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Undertaking, an Availability Reserve shall be established against the
Availability in the maximum amount of such obligations.

                  "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. Sections 101 et seq.), as amended from time to time, and any successor statute.

                  "Base Eurodollar Rate" means, with respect to any Euro-dollar Interest Period applicable to a Borrowing of Eurodollar Rate Loans, an interest rate per annum determined by the Funding Agent to be the average (rounded upward to the nearest whole multiple of one-sixteenth of one percent (0.0625%) per annum if such average is not such a multiple) of the rates per annum at which deposits in Dollars are offered by the principal office of each of the Reference Banks in London, England to major banks in the London interbank market at approximately 11:00 a.m. (London time) on the Eurodollar Interest Rate Determination Date for such Eurodollar Interest Period for a period equal to such Eurodollar Interest Period and in an amount substantially equal to the amount of such Reference Bank's Eurodollar Rate Loan and for a period equal to such Eurodollar Interest Period.

                  "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                  (i) the rate of interest announced publicly by Scotiabank in New York, New York from time to time, as Scotiabank's base rate; and

                  (ii) the sum (adjusted to the nearest one quarter of one percent (0.25%) or, if there is no nearest one quarter of one percent (0.25%), to the next higher one quarter of one percent (0.25%)) of
         (A) one half of one percent (0.50%) per annum plus (B) the rate per annum obtained by dividing (I) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday (or, if such day is not a Business Day, on the next preceding Business Day) by Scotiabank on the basis of such rates reported by certificate of deposit dealers to, and published by, the Federal Reserve Bank of New York, or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Scotiabank from three (3) New York certificate of deposit dealers of recognized standing selected by Scotiabank, by (II) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the
                                       -5-


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         Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Scotiabank in respect of liabilities which consist of or which include (among other liabilities) three-month Dollar nonpersonal time deposits in the United States plus (C) the average during such three-week period of the annual assessment rates estimated by Scotiabank for determining the then current annual assessment payable by Scotiabank to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits of Scotiabank in the United States; and

                  (iii) the sum of (A) one half of one percent (0.50%) per annum plus (B) the Federal Funds Rate in effect from time to time during such period.

                  "Base Rate Loans" means all Loans which bear interest at a rate determined by reference to the Base Rate as provided in Section 4.01(a).

                  "Benefit Plan" means a defined benefit plan as defined in
Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which either Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

                  "Blue Book" means the report generated and distributed primarily internally with respect to the financial performance of the Borrowers and their Subsidiaries substantially in the form of the report attached hereto as Exhibit L.

                  "Borrowers" has the meaning assigned thereto in the preamble.

                  "Borrowing" means a borrowing consisting of Loans of the same type made, continued or converted on the same day.

                  "Borrowing Base" means, as of any date of determination, with respect to either Borrower, an amount equal to eighty percent (80%) of the face amount of Eligible Receivables of such Borrower (net of maximum discounts, allowances, retainage and any other amounts deferred with respect thereto). For purposes of this definition, Eligible Receivables of either Borrower, as of any date of determination, shall be determined after deduction of all Eligibility Reserves then effective with respect thereto.

                  "Borrowing Base Certificate" means, with respect to either Borrower, a certificate substantially in the form attached hereto as Exhibit B setting forth Eligible Receivables of such Borrower.

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                  "Business Activity Report" means (i) a Notice of
Business Activities Report from the State of New Jersey Division of Taxation, or (ii) a Minnesota Business Activity Report from the Minnesota Department of Revenue.

                  "Business Day" means a day, in the applicable local time, which is not a Saturday or Sunday or a legal holiday and on which banks are not required or permitted by law or other governmental action to close (i) in New York, New York and (ii) in the case of Eurodollar Rate Loans, in London, England and (iii) in the case of letter of credit transactions for a particular Issuing Bank, in the place where its office for issuance or administration of the pertinent Letter of Credit is located.

                  "Business Plan" means the Business Plans of Foamex and GFI delivered to the Administrative Agents on May 6, 1996 and each subsequent Business Plan of either Borrower delivered after the Effective Date to the Administrative Agents pursuant to Section 7.01(f).

                  "Canada Undertaking" means Agreement of Undertaking dated December 31, 1991 between Foamex and Scotiabank in respect of certain Accommodation Obligations made by Foamex on behalf of Foamex Canada.

                  "Capital Expenditures" means, for any period, the aggregate of all expenditures of Foamex or its Subsidiaries on a consolidated basis (whether payable in cash or other Property or accrued as a liability (but without duplication)) during such period that, in conformity with GAAP, are required to be included in fixed asset accounts as reflected in the consolidated balance sheets of Foamex or its Subsidiaries; provided, however, (i) Capital Expenditures shall include, whether or not such a designation would be in conformity with GAAP, (A) that portion of Capital Leases which is capitalized on the consolidated balance sheet of Foamex and its Subsidiaries and (B) expenditures for Equipment which is purchased simultaneously with the trade-in of existing Equipment owned by either Foamex or any of its Subsidiaries, to the extent the gross purchase price of the purchased Equipment exceeds the book value of the Equipment being traded in at such time; and (ii) Capital Expenditures shall exclude, whether or not such a designation would be in conformity with GAAP, expenditures made in connection with the replacement or restoration of Property, to the extent reimbursed or financed from insurance or condemnation proceeds which do not result in a permanent reduction in the Revolving Loan Commitments pursuant to Section 3.01.

                  "Capital Lease", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

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                  "Cash Collateral" means cash or Cash Equivalents held by the
Collateral Agent, any of the Issuing Banks or any of the Lenders as security for the Obligations.

                  "Cash Collateral Account" means an interest bearing account at Citibank's offices in New York, New York in which Cash Collateral of either Borrower shall be deposited. The Cash Collateral Account shall be under the sole dominion and control of the Collateral Agent, provided that all amounts deposited therein shall be held by the Collateral Agent for the benefit of the Administrative Agents, the Lenders and the Issuing Banks and shall be subject to the terms of Section 11.03.

                  "Cash Equivalents" means (i) marketable direct obligations issued or unconditionally guaranteed by a Federal Governmental Authority and backed by the full faith and credit of the United States government; (ii) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any Lender or any commercial bank organized or licensed under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Corporation or P-1 (or better) by Moody's Investors Services, Inc.; and (iii) commercial paper, other than commercial paper issued by Foamex or any of its Affiliates, which is at the time of acquisition rated A-1 (or better) by Standard & Poor's Corporation or P-1 (or better) by Moody's Investors Services, Inc.; provided, that (x) the maturities of such Cash Equivalents shall not exceed 90 days and
(y) such Cash Equivalents shall be maintained in investment and other accounts of the Collateral Agent.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq., any amendments thereto, any successor statutes, and any regulations or legally enforceable guidance promulgated thereunder.

                  "Change of Control" means any event pursuant to which (i) another Person is substituted for FMXI as the managing general partner of Foamex, whether by agreement with FMXI, as a result of bankruptcy of FMXI or otherwise, (ii) another Person in addition to FMXI and Trace Foam becomes a general partner of Foamex, (iii) FMXI or Trace Foam withdraws as general partner of Foamex pursuant to the Partnership Agreement or otherwise, (iv) Marshall S. Cogan ceases (a) to control at least fifty-one percent (51%) of the Equity Interests in TIHI entitled to elect a majority of the board of directors or (b) to legally and beneficially own, directly or indirectly and of record, at least thirty percent (30%) of the issued and outstanding Equity Interests in TIHI, (v) TIHI ceases to legally and beneficially

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own, directly or indirectly and of record, one hundred percent (100%) of the issued and outstanding Equity Interests in Trace Foam, whether due to the sale of Trace Foam or any of its parent entities, foreclosure upon the stock of Trace Foam or otherwise, (vi) TIHI and Trace Foam cease to legally and beneficially own and control, directly or indirectly and of record, at least thirty percent (30%) of the voting Equity Interests in Foamex International, (vii) any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act) other than TIHI and its wholly-owned Subsidiaries has acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of the Equity Interests in Foamex International in the aggregate amount in excess of thirty percent (30%),
(viii) there is a sale, transfer or other assignment or disposition of any of the Equity Interests (A) in New Partners by Foamex International or FJGP, Inc. or (B) in Foamex by any of New Partners, FMXI or Trace Foam, (ix) Foamex ceases to own and control 100% of the issued and outstanding Equity Interests in either FCC or GFI, (x) Foamex International ceases to own and control 100% of the issued and outstanding Equity Interests in FJGP, Inc. or FMXI, or (xi) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors of the Managing General Partner (or Foamex, if Foamex is a corporation) or FCC, as the case may be, or whose nomination for election by the shareholders of the Managing General Partner (or Foamex, if Foamex is a corporation) or FCC, as the case may be, was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Managing General Partner (or Foamex, if Foamex is a corporation) or FCC, as the case may be, then in office.

                  "Citibank" means Citibank, N.A., a national banking association.

                  "Claim" means any claim or demand, by any Person, of whatsoever kind or nature for any alleged Liabilities and Costs, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, Permit, ordinance or regulation, common law or otherwise.

                  "Collateral" means all Property and interests in Property now owned or hereafter acquired by either Borrower upon which a Lien is granted to the Collateral Agent or any Lender or Issuing Bank under any of the Loan Documents.

                  "Commercial Letter of Credit" means any documentary letter of credit issued by an Issuing Bank pursuant to Section 2.03 for the account of either Borrower which is drawable upon presentation of documents evidencing the sale or shipment of

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goods purchased by such Borrower in the ordinary course of its business.

                  "Commitment Termination Date" has the meaning ascribed to such term in Section 2.01(e).

                  "Compliance Certificate" has the meaning ascribed to such term in Section 7.01(d).

                  "Concentration Account" means, with respect to either Borrower, the account of the Collateral Agent at its office at 399 Park Avenue, New York, New York into which all funds from the Lockbox Accounts of such Borrower shall be deposited.

                  "Consolidated Cash Interest Expense" means, for any period, total interest expense, whether paid or accrued (without duplication) (including the interest component of Capital Leases), of Foamex and its Subsidiaries on a consolidated basis, including, without limitation, all bank fees, commissions, discounts and other fees and charges owed with respect to letters of credit and net costs (and reduction for net benefits) under Interest Rate Contracts, but excluding, however, amortization of discount, interest paid in property other than cash or any other interest expense not payable in cash, all as determined in conformity with GAAP.

                  "Consolidated Fixed Charges" means, for any period, the sum of the amounts for such period of (i) Consolidated Cash Interest Expense and (ii) scheduled payments of principal on the Term Loans and other Indebtedness of Foamex and its Subsidiaries (including the principal component of Capital Lease obligations).

                  "Consolidated Net Income" means, for any period, the net earnings (or loss) after taxes of Foamex and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

                  "Constituent Documents" means, (i) with respect to any corporation, (A) the articles/certificate of incorporation (or the equivalent organizational documents) of such corporation, (B) the by-laws (or the equivalent governing documents) of such corporation and (C) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such corporation's Equity Interests and
(ii) with respect to any partnership (whether limited or general), (A) the certificate of partnership (or equivalent filings), (B) the partnership agreement (or the equivalent organizational documents) of such partnership and
(C) any document setting forth the designation, amount and/or relative rights, limitation and preferences of any of such partnership's Equity Interests.

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                  "Contaminant" means any pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, polychlorinated biphenyls (PCBs), or any hazardous or toxic constituent thereof as these terms are defined in federal, state or local laws or regulations.

                  "Contractual Obligation", as applied to any Person, means any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

                  "Cure Loans" has the meaning ascribed to such term in
Section 3.02(b)(v)(C).

                  "Customary Permitted Liens" means

                  (i) Liens (other than Liens in favor of the PBGC) with respect to the payment of Taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

                  (ii) statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

                  (iii) Liens (other than any Lien in favor of the PBGC) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds and contractual landlord liens; provided that (A) all such Liens do not in the aggregate materially detract from the value of Foamex or its Subsidiaries' assets or Property or materially impair the use thereof in the operation of their respective businesses, and (B) all Liens of attachment or judgment and Liens securing bonds to stay judgments or in connection with appeals do not secure at any time an aggregate amount exceeding $1,000,000; and

                  (iv) Liens arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of real property which do not materially interfere with the ordinary conduct of the business of Foamex or any of its Subsidiaries.

                  "Discount Debentures" means the Series A Senior Secured Discount Debentures due 2004 (and to the extent the terms are substantially identical thereto, Series B Senior Secured Discount Debentures) issued by New Partners and Foamex-JPS Capital Corporation the gross proceeds of which do not exceed $60,000,000, and governed by the terms of the Discount Debenture Indenture.

                  "Discount Debenture Indenture" means the Indenture dated as of June 28, 1994 among New Partners, Foamex-JPS Capital Corporation and Foamex International, as guarantor, and Shawmut Bank Connecticut, National Association, as Trustee, as such agreement may be amended, supplemented or otherwise modified from time to time.

                  "Discount Debenture Offering Memorandum" means the Offering Memorandum of New Partners, Foamex-JPS Capital Corporation and Foamex International in connection with the issuance by New Partners, Foamex-JPS Capital Corporation and Foamex International of Units consisting of the Discount Debentures and the Foamex International Warrants, including all financial statements included therein and all exhibits thereto and any document incorporated by reference therein (together with any amendments thereof or supplements thereto).

                  "DOL" means the United States Department of Labor and any Person succeeding to the functions thereof.

                  "Dollars" and "$" mean the lawful money of the United
States.

                  "Domestic Lending Office" means, with respect to any Lender, such Lender's office, located in the United States, specified as the "Domestic Lending Office" under its name on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such other United States office of such Lender as it may from time to time specify by written notice to the Borrowers and the Funding Agent.

                  "EBITDA" means, for any period, (i) the sum of the amounts for such period of (A) Consolidated Net Income, (B) consolidated depreciation, amortization expense and other non-cash charges, (C) consolidated interest expense, (D) Federal, state, local and foreign income taxes provided for by Foamex, GFI, Foamex Canada, Foamex Fibers and, after Foamex's acquisition of the Foamex Mexico Group, Foamex Mexico Group and (E) solely with respect to the fourth quarter of Fiscal Year 1995, the reserve taken during such quarter of approximately $42 million; minus (ii) gains (or plus losses) from extraordinary asset sales calculated pursuant to GAAP for such period to the extent such gains or losses were included in the calculation of Consolidated Net Income; minus interest or investment income. EBITDA shall exclude (x) the effect of any gain or loss resulting from the consummation of the PFI Merger and (y) any EBITDA of PFI from and after the date during the second fiscal quarter of Fiscal Year 1996 on which PFI was classified as a discontinued operation.

                  "Effective Date" means the first date on which all of the conditions precedent set forth in Section 5.01 hereof shall be satisfied or waived by the Lenders, but in no event shall such date be later than August 31, 1996.

                  "Eligibility Reserves" means, with respect to either Borrower, as of two (2) Business Days after the date of written notice of any determination thereof to such Borrower by the Collateral Agent, or to such Borrower and the Collateral Agent by the Requisite Lenders, such amounts as the Collateral Agent, or the Requisite Lenders, as the case may be, in the exercise of its or their sole discretion, may from time to time establish against the gross amount of Eligible Receivables of such Borrower to reflect risks or contingencies arising after the Effective Date which may affect Eligible Receivables.

                  "Eligible Assignee" means (i) a Lender or any Affiliate thereof; or (ii) a finance company, insurance company, bank, other financial institution or fund, reasonably acceptable to the Administrative Agents and Foamex.

                  "Eligible Receivables" means, with respect to either Borrower, each Receivable of such Borrower which, when scheduled to the Collateral Agent and at all times thereafter, is not, except as otherwise agreed by the Collateral Agent in its sole discretion, of any of the following types:

                  (i) it is due or unpaid more than thirty (30) days (or, in the case of Receivables of Foamex, where the account debtor is General Motors Corporation, Ford Motor Company or Chrysler Corporation, sixty
         (60) days) after the date of the due date indicated in the original invoice issued by Foamex with respect to the sale giving rise thereto; or

                  (ii) it arises out of a sale not made in the ordinary course of such Borrower's business or a sale to a Person which is an Affiliate of such Borrower or controlled by an Affiliate of such Borrower; or

                  (iii) it fails to meet or violates any warranty, representation or covenant contained in this Agreement or any of the other Loan Documents relating directly or indirectly to the Receivables of such Borrower; or

                  (iv) the account debtor is also such Borrower's supplier or creditor and the Receivable is or may become subject to any general right of setoff by the account debtor, and such account debtor has not entered into an agreement with the Collateral Agent with respect to the waiver of rights of setoff which is in form and substance satisfactory to the Collateral Agent, or the account debtor has disputed liability with respect to such Receivable, or made any claim with respect to any other Receivable due from such account debtor to such Borrower, in which case the Receivable shall be ineligible to the extent of such dispute, claim or setoff; or

                  (v) the account debtor has filed a petition for bankruptcy or any other petition for relief under the Bankruptcy Code or any similar statute, made an assignment for the benefit of creditors, or if any petition or other application for relief under the Bankruptcy Code or any similar statute has been filed against the account debtor, or if the account debtor has failed, suspended its business operations, become insolvent, suffered a receiver or a trustee to be appointed for any of its assets or affairs, or is generally failing to pay its debts as they become due; or

                  (vi) the sale is to an account debtor (other than General Motors (Canada), Ford Motor Company or Chrysler Corporation) located outside of the United States or the Canadian Provinces of Alberta, British Columbia, Manitoba, Ontario and Saskatchewan, unless the account debtor's obligations (or that portion of such obligations which is acceptable to the Collateral Agent) with respect to such sale is secured by a letter of credit issued to such Borrower in the name of "Foamex L.P.", as beneficiary, in the case of Foamex, or in the name of "General Felt Industries, Inc.", as beneficiary, in the case of GFI, guaranty or eligible bankers' acceptance having terms, and from such issuers and confirmation banks, as are acceptable to the Collateral Agent; or

                  (vii) the sale is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, or any other repurchase or return basis; or

                  (viii)  the Collateral Agent believes, in the
         exercise of its reasonable credit judgment, or the

         Requisite Lenders believe, in the exercise of their reasonable credit judgment, that collection of such Receivable is insecure or that such Receivable may not be paid as and when due and payable by reason of the account debtor's financial inability to pay; or

                  (ix) the account debtor is the United States of America or any department, agency or instrumentality thereof unless such Borrower assigns its right to payment of the Receivable with such Governmental Authority to the Collateral Agent in accordance with the terms of the Assignment of Claims Act of 1940, as amended (31 U.S.C. ss. 3727); or

                  (x) the goods, the sale of which has given rise to such Receivable, have not been shipped and delivered to and accepted by the account debtor or the services, the performance of which has given rise to such Receivable, have not been performed by such Borrower and accepted by the account debtor; or

                  (xi) the Receivable(s) of the respective account debtor exceed(s) a credit limit determined by the Collateral Agent, in the exercise of its reasonable credit judgment, or determined by the Requisite Lenders, in the exercise of their reasonable credit judgment, at any time or times hereafter, in which case such Receivable(s) shall be ineligible to the extent such Receivable(s) exceed(s) such limit; or

                  (xii) the Collateral Agent does not have a senior, perfected security interest in such Receivable or such Receivable is subject to a Lien which is not permitted under Section 9.03; or

                  (xiii) the account debtor is located in the state of New Jersey or Minnesota and such Borrower has not filed and maintained effective (unless such Borrower demonstrates to the Collateral Agent's reasonable satisfaction that such Borrower is exempt from the requirements for such filing) a current Business Activity Report with the appropriate Governmental Authority in the states of Minnesota and New Jersey, as applicable; or

                  (xiv) the sale is to an account debtor with respect to which fifty percent (50%) or more of all Receivables owing by such account debtor are unpaid for more than thirty (30) days, or sixty (60) days in respect of such Receivables of Foamex owing by General Motors Corporation and Ford Motor Company to Foamex, after the due date(s) indicated in the original invoice(s) with respect to the sale giving rise thereto; or

                  (xv) the Receivable is evidenced by chattel paper or instruments; or

                  (xvi) the Receivable arises out of a transaction in connection with which such Borrower has obtained a bond or other undertaking by a surety with respect to such Borrower's performance of its obligations to the account debtor.

                  "Environmental, Health or Safety Requirements of Law" means all valid and enforceable Requirements of Law derived from or relating to federal, state and local laws or regulations relating to or addressing the environment, health or safety, including but not limited to any law, regulation, or order relating to the use, handling, or disposal of any Contaminant, any law, regulation, or order relating to Remedial Action, and any law, regulation, or order relating to workplace or worker safety and health, as such Requirements of Law are promulgated by the specifically authorized agency responsible for administering such Requirements of Law.

                  "Environmental Lien" means a Lien in favor of any Governmental Authority for any (i) liabilities under any Environmental, Health or Safety Requirement of Law, or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

                  "Equipment" means, with respect to either Borrower, all of such Borrower's present and future (i) equipment and fixtures, including, without limitation, machinery, manufacturing, distribution and office equipment, assembly systems, tools, appliances, furniture and vehicles, (ii) other tangible personal Property (other than such Borrower's Inventory), and (iii) any and all accessions, parts and appurtenances attached to any of the foregoing or used in connection therewith, and any substitutions therefor and replacements, products and proceeds thereof.

                  "Equity Interests", with respect to any Person, means any capital stock issued by such Person, regardless of class or designation, or any limited or general partnership interest in such Person, regardless of designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder.

                  "ERISA Affiliate" means (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as either Borrower; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with either Borrower; and (iii) solely for purposes of liability under Section 412(c)(11) of the Internal Revenue Code, the Lien created under Section 412(n) of the Internal Revenue Code, or for tax imposed for failure to meet minimum funding standards under Section 4971 of the Internal Revenue Code, a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as either Borrower, any corporation described in clause
(i) above or any partnership or trade or business described in clause (ii) above.

                  "Eurodollar Affiliate" means, with respect to each Lender, the Affiliate of such Lender (if any) set forth below such Lender's name under the heading "Eurodollar Affiliate" on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such Affiliate of a Lender as it may from time to time specify by written notice to the Borrowers and the Funding Agent.

                  "Eurodollar Interest Payment Date" means (i) with respect to any Eurodollar Rate Loan, the last day of each Eurodollar Interest Period applicable to such Loan and (ii) with respect to any Eurodollar Rate Loan having a Eurodollar Interest Period in excess of three (3) calendar months, the last day of each three (3) calendar month interval during such Eurodollar Interest Period.

                  "Eurodollar Interest Period" has the meaning ascribed to such term in Section 4.02(b).

                  "Eurodollar Interest Rate Determination Date" has the meaning ascribed to such term in Section 4.02(c).

                  "Eurodollar Lending Office" means, with respect to any Lender, the office or offices of such Lender (if any) set forth below such Lender's name under the heading "Eurodollar Lending Office" on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such office or offices of such Lender as it may from time to time specify by written notice to the Borrowers and the Funding Agent.

                  "Eurodollar Rate" means, with respect to any Eurodollar Interest Period applicable to a Eurodollar Rate Loan, an interest rate per annum obtained by dividing (i) the Base Eurodollar Rate applicable to that Eurodollar Interest Period by (ii) a percentage equal to one hundred percent (100%) minus the Eurodollar Reserve Percentage in effect on the relevant Eurodollar Interest Rate Determination Date.

                  "Eurodollar Rate Loans" means those Loans outstanding which bear interest at a rate determined by reference to the Eurodollar Rate and the Applicable Eurodollar Rate Margin as provided in Section 4.01(a).

                  "Eurodollar Reserve Percentage" means, for any day, that percentage which is in effect on such day, as prescribed by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York, New York with deposits exceeding five billion Dollars in respect of "Eurocurrency Liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents).

                  "Event of Default" means any of the occurrences set forth in
Section 11.01 after the expiration of any applicable grace period and the giving of any applicable notice, in each case as expressly provided in Section 11.01.

                  "Existing Credit Agreement" has the meaning ascribed thereto in the preamble.

                  "Fair Market Value" means, with respect to any asset of any Person, the value of the consideration obtainable in a sale of such asset in the open market, assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time, each having reasonable knowledge of the nature and characteristics of such asset, neither being under any compulsion to act, determined (a) in good faith by the board of directors of such Person or (b) in an appraisal of such asset, provided that such appraisal was performed relatively contemporaneously with such sale by an independent third party appraiser and the basic assumptions underlying such appraisal have not materially changed between the date thereof and the date of such sale.

                  "FCC" means Foamex Capital Corporation, a Delaware corporation.

                  "FCC Guaranty" means the Guaranty dated as of November 18, 1993 executed by FCC in favor of the Administrative Agents, the Lenders and the Issuing Banks pursuant to which FCC guarantees all of the Obligations, as the same may be amended, supplemented or otherwise modified from time to time.

                  "FCC Security Agreement" means the Security Agreement dated as of November 18, 1993 between FCC and the Collateral Agent, pursuant to which FCC grants to the Collateral Agent a

Lien on all its Receivables, as such agreement may be amended, supplemented or modified from time to time.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day in New York, New York, for the next preceding Business Day) in New York, New York by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day in New York, New York, the average of the quotations for such day on such transactions received by the Administrative Agents from three federal funds brokers of recognized standing selected by the Administrative Agents.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any Governmental Authority succeeding to its functions.

                  "Fiscal Month" means the fiscal month of each Borrower, which shall be the four- or five-week period (or, in some instances, six-week period at the end of a Fiscal Year) ending on the Sunday nearest to the last day of a calendar month during a Fiscal Year.

                  "Fiscal Year" means the fiscal year of each Borrower, which shall be the 52- or 53-week period ending on the Sunday nearest to December 31 of each calendar year.

                  "Fixed Charge Coverage Ratio" means, with respect to any period, the ratio of (i) EBITDA for such period, minus Capital Expenditures paid during such period, minus charges for federal, state, local and foreign income taxes actually paid during such period, minus payments made to the partners of Foamex during such period pursuant to the Tax Sharing Agreement and payments made to any Affiliate of Foamex to the extent permitted to be made under Section
9.04 or 9.06 to (ii) Consolidated Fixed Charges for such period.

                  "FMXI" means FMXI, Inc., a Delaware corporation and wholly-owned Subsidiary of Foamex International.

                  "Foamex" has the meaning ascribed thereto in the preamble.

                  "Foamex Canada" means Foamex Canada Inc., a corporation incorporated under the Canada Business Corporations Act.

                  "Foamex Exports" means Foamex Exports Co., Inc., a corporation incorporated under the laws of the Virgin Islands of the United States of America.

                  "Foamex Fibers" means Foamex Fibers, Inc., a Delaware corporation and a wholly-owned Subsidiary of GFI.

                  "Foamex Guaranty" means the Guaranty dated as of November 18, 1993 executed by Foamex in favor of the Administrative Agents, the Lenders and the Issuing Banks pursuant to which Foamex guarantees all of the Obligations of GFI, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Foamex International" means Foamex International Inc., a Delaware corporation.

                  "Foamex International Guaranty" means the Amended and Restated Guaranty dated as of June 28, 1994 executed by Foamex International in favor of the Administrative Agents, the Lenders and the Issuing Banks pursuant to which Foamex International guarantees all of the Obligations of GFI and Foamex, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Foamex International Loan" means the loan made by Foamex International to Foamex and evidenced by the promissory note dated as of April 4, 1994 in the maximum principal amount equal to $4,995,000.

                  "Foamex International Supply Agreement" means the Supply Agreement dated as of June 23, 1994 among Foamex and Foamex International with respect to the purchase and resale by Foamex International to Foamex of certain raw materials, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Foamex International Warrants" mean the Warrants to purchase 600,000 shares of common stock, par value $0.01 per share of Foamex International issued in connection with the sale of the Discount Debentures.

                  "Foamex Mexico Group" means, collectively, (i) Foamex Latin America, Inc., a Delaware corporation, (ii) Foamex Mexico, Inc., a Delaware corporation, (iii) Foamex Mexico II, Inc., a Delaware corporation, (iv) Grupo Foamex de Mexico, S.A. de C.V., a Mexican corporation, (v) TEFSA, (vi) Foamex de Mexico, S.A. de C.V., a Mexican corporation, and (vii) Colchones y de Todo en Espuma, S.A. de C.V., a Mexican corporation.

                  "Foamex Security Agreement" means the Security Agreement dated as of November 18, 1993 between Foamex and the Collateral Agent, pursuant to which Foamex grants to the Collateral Agent a Lien on all its Receivables, as such agreement may be amended, supplemented or modified from time to time.

                  "Foreign Employee Benefit Plan" means any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of either Borrower or any of its Subsidiaries or any of its ERISA Affiliates and is not covered by ERISA pursuant to ERISA
Section 4(b)(4).

                  "Foreign Pension Plan" means any employee benefit plan as defined in Section 3(3) of ERISA which (i) is maintained or contributed to for the benefit of employees of either Borrower or any of Borrowers' Subsidiaries or any of its ERISA Affiliates, (ii) is not covered by ERISA pursuant to Section 4(b)(4) of ERISA, and (iii) under applicable local law, is required to be funded through a trust or other funding vehicle.

                  "Funded Debt" means, to the extent the following would be reflected on a balance sheet of Foamex and its Subsidiaries on a consolidated basis prepared in accordance with GAAP, the principal amount of all Indebtedness of Foamex and its Subsidiaries in respect of borrowed money, evidenced by debt securities, debentures, acceptances, notes or other similar instruments, in respect of Capital Lease Obligations, in respect of Reimbursement Obligations or in respect of the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business. The amount of Funded Debt attributable to Revolving Loans as of any date in a fiscal quarter shall be determined by taking the average daily outstanding amount of Revolving Loans during the fiscal quarter immediately preceding such fiscal quarter.

                  "Funded Debt to Net Worth Ratio" means, as of any date of determination, the ratio of (i) Funded Debt, as of such date, to (ii) the Net Worth, as of such date, of Foamex and its Subsidiaries on a consolidated basis.

                  "Funding Date" means, with respect to any Revolving Loan, the date of the funding of such Revolving Loan, and with respect to any Swing Loan, the date of the funding of such Swing Loan.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the accounting profession as in effect on the date hereof (unless otherwise specified herein as in effect on another date or dates).

                  "General and Limited Partners' Agreement" means the Amended and Restated General and Limited Partners' Agreement dated as of October 13, 1992 among Trace Foam, Recticel Foam Corporation, FCD Sub, Inc., TIHI and the Collateral Agent, as such agreement may be amended, supplemented or otherwise modified from time to time.

                  "General Partners" means, collectively, Trace Foam, as general partner, and the Managing General Partner.

                  "GFI" has the meaning ascribed thereto in the preamble.

                  "GFI Guaranty" means the Guaranty dated as of November 18, 1993 executed by GFI in favor of the Administrative Agents, the Lenders and the Issuing Banks pursuant to which GFI guarantees all of the Obligations of Foamex, as the same may be amended, supplemented or otherwise modified from time to time.

                  "GFI Intercompany Note" means that certain unsecured Amended and Restated Revolving Promissory Note made by GFI in favor of Foamex dated as of June 3, 1993 in an aggregate principal amount of up to $35,000,000, as amended, supplemented, modified, refinanced, refunded or replaced from time to time, which note has been pledged to the Trustee under the Senior Secured Note Indenture pursuant to the Senior Secured Note Collateral Documents.

                  "GFI L/C Sublimit" means $10,000,000.

                  "GFI Security Agreement" means the Security Agreement dated as of November 18, 1993 between GFI and the Collateral Agent, pursuant to which GFI grants to the Collateral Agent a Lien on all its Receivables, as such agreement may be amended, supplemented or modified from time to time.

                  "GFI Sublimit" means $25,000,000.

                  "GFI Supplemental Indenture (Senior)" means the Supplemental Indenture to the Senior Note Indenture dated as of March 23, 1993 among GFI, FCC, Foamex and Shawmut Bank Connecticut, National Association (formerly The Connecticut National Bank), as Trustee.

                  "GFI Supplemental Indenture (Subordinated)" means the Supplemental Indenture to the Subordinated Debenture Indenture dated as of March 23, 1993 among GFI, FCC, Foamex and Shawmut Bank, N.A., as Trustee.

                  "Governmental Authority" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Holder" means any Person entitled to enforce any of the Obligations, whether or not such Person holds any evidence of

Indebtedness, including, without limitation, each Administrative Agent, each Lender and each Issuing Bank.

                  "Indebtedness", as applied to any Person, means, at any time, (without duplication) (a) all indebtedness, obligations or other liabilities of such Person (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto, (ii) under profit payment agreements or in respect of obligations to redeem, repurchase or exchange any Securities of such Person or to pay dividends in respect of any stock, (iii) with respect to letters of credit issued for such Person's account, (iv) to pay the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business as presently conducted, (v) in respect of Capital Leases, or (vi) which are Accommodation Obligations; (b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien (other than Customary Permitted Liens) on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time; (c) all indebtedness, obligations or other liabilities of such Person in respect of Interest Rate Contracts and foreign exchange contracts, net of liabilities owed to such Person by the counterparties thereon; and (d) all preferred Equity Interests in such Person subject to mandatory redemption upon the occurrence of any contingency (but only to the extent such contingency has occurred).

                  "Intercompany Promissory Note" means an unsecured note, in form and substance satisfactory to the Administrative Agents, made by either Borrower in favor of the other Borrower the obligations under which have been subordinated to the payment in full of the Obligations on terms and conditions satisfactory to the Requisite Lenders; provided, however, that any Intercompany Promissory Note evidencing loans or advances of "Excess Proceeds" (as defined in the Senior Secured Note Indenture) shall be subordinated to the prior payment in full of the Obligations on terms and conditions substantially identical to the terms and conditions of the GFI Intercompany Note.

                  "Interest Coverage Ratio" means, with respect to any period, the ratio of (i) the sum of (a) EBITDA for such period, to (ii) Consolidated Cash Interest Expense for such period.

                  "Interest Rate Contracts" means interest rate exchange, swap, collar or cap or similar agreements providing interest rate protection.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, any successor statute and any regulations or guidance promulgated thereunder.

                  "Inventory" means, with respect to either Borrower, all of such Borrower's present and future (i) inventory, (ii) goods, merchandise and other personal Property furnished or to be furnished under any contract of service or intended for sale or lease, and all goods consigned by such Borrower and all other items which have previously constituted Equipment but are then currently being held for sale or lease in the ordinary course of such Borrower's business, (iii) raw materials, work-in-process and finished goods, (iv) materials and supplies of any kind, nature or description used or consumed in such Borrower's business or in connection with the manufacture, production, packing, shipping, advertising, finishing or sale of any of the Property described in clauses (i) through (iii) above, (v) goods in which such Borrower has a joint or other interest to the extent of such Borrower's interest therein or right of any kind (including, without limitation, goods in which such Borrower has an interest or right as consignee), and (vi) goods which are returned to or repossessed by such Borrower; in each case whether in the possession of such Borrower, a bailee, a consignee, or any other Person for sale, storage, transit, processing, use or otherwise, and any and all documents for or relating to any of the foregoing.

                  "Investment" means, with respect to any Person, (i) any purchase or other acquisition by that Person of Securities, or of a beneficial interest in Securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person, and (iii) any direct or indirect loan, advance (other than prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business as presently conducted) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto less the amount of any return of capital or principal to the extent such return is in cash with respect to such Investment without any adjustments for increases or decreases in value or write-ups, write-downs or write-offs with respect to such Investment.

                  "Investment Account" means an account of each Borrower at Citibank's offices in New York, New York into which certain payments, prepayments and cash proceeds may be transferred in accordance with Section 3.02(b). Each Investment Account shall be under the sole dominion and control of the Collateral Agent; provided that all amounts deposited therein shall be held by the Collateral Agent for the benefit of the Administrative Agents, the Lenders and the Issuing Banks and shall be subject to the terms of Section 11.03.

                  "IPO Supplemental Indenture (Senior)" means the Third Supplemental Indenture to the Senior Note Indenture dated as of December 14, 1993 among PFI, GFI, FCC, Foamex, Foamex International and Shawmut Bank Connecticut, National Association (formerly The Connecticut National Bank), as Trustee.

                  "IPO Supplemental Indenture (Senior Secured)" means the Second Supplemental Indenture to the Senior Secured Note Indenture dated as of December 14, 1993 among FCC, Foamex, GFI, PFI, Foamex International and Shawmut Bank, National Association, as Trustee.

                  "IPO Supplemental Indenture (Subordinated)" means the Third Supplemental Indenture to the Subordinated Debenture Indenture dated as of December 14, 1993 among PFI, GFI, FCC, Foamex, Foamex International and Shawmut Bank, N.A., as Trustee.

                  "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

                  "Issuing Banks" means Citibank, Scotiabank and each other Lender approved by the Administrative Agents and the Borrowers who has agreed to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to
Section 2.03.

                  "JPS Automotive" means JPS Automotive Products Corp., a Delaware corporation.

                  "JPS Automotive Acquisition" means the acquisition of certain assets of JPS Auto Inc., JPS Converter and Industrial
Corp., and the Equity Interest in Cramerton Automotive Products,
L.P. and Cramerton Management Corp. by JPS Automotive from JPS
Textile Group, Inc. and certain of its subsidiaries on June 28, 1994 pursuant to the JPS Automotive Acquisition Agreement.

                  "JPS Automotive Acquisition Agreement" means the Asset Purchase Agreement dated as of May 25, 1994 among JPS Textile Group, Inc., JPS Auto Inc., JPS Converter and Industrial Corp., JPS Automotive and Foamex International, as the same may be amended, supplemented or otherwise modified from time to time.

                  "JPS Automotive Credit Agreement" means the Amended and Restated Credit Agreement dated as of October 5, 1994 among JPS Automotive, JPS Partners, the lenders and issuing banks party thereto and Citibank and Scotiabank as administrative agents, as such agreement may be amended, supplemented or otherwise modified from time to time.

                  "JPS Automotive Senior Notes" means the 11 1/8% Senior Notes due 2001 issued by JPS Automotive in the aggregate principal amount of $180,000,000 and governed by the terms of the JPS Automotive Senior Note Indenture.

                  "JPS Automotive Senior Note Indenture" means the Indenture dated as of June 28, 1994 between JPS Automotive and Shawmut Bank Connecticut, National Association, as Trustee, as such agreement may be amended, supplemented or otherwise modified from time to time.

                  "JPS Automotive Senior Note Registration Statement" means the Registration Statement on Form S-1 (Registration No. 33-75510) of JPS Automotive filed with the Securities and Exchange Commission on March 24, 1994, in connection with the issuance of 11 1/8% Senior Notes due 2001 of JPS Automotive, including all financial statements and all exhibits thereto and any document incorporated by reference therein (together with any amendments thereof or supplements thereto).

                  "JPS Partners" means JPS Automotive L.P., a Delaware limited partnership.

                  "L/C Sublimit" means $15,000,000.

                  "Lender" means Citibank, Scotiabank and the other financial institutions on the signature pages hereof together with their respective successors and assigns (including, without limitation, any Replacement Lender) and the Swing Bank.

                  "Letter of Credit" means any Commercial Letter of Credit or Standby Letter of Credit.

                  "Letter of Credit Fee" has the meaning ascribed to such term in Section 4.03(b).

                  "Letter of Credit Obligations" means, at any particular time, the sum of (i) all outstanding Reimbursement Obligations at such time, plus (ii) the aggregate undrawn face amount of all outstanding Letters of Credit at such time, plus (iii) the aggregate face amount of all Letters of Credit requested by the Borrowers at such time but not yet issued (unless the request for an unissued Letter of Credit has been denied pursuant to Section 2.03(c)(i)).

                  "Letter of Credit Reimbursement Agreement" means, with respect to a Letter of Credit, such form of application therefor and form of reimbursement agreement therefor (whether in a single or several documents, taken together) as the Issuing Bank from which such letter of credit is requested may employ in the ordinary course of business for its own account, with such modifications thereto as may be agreed upon by the Issuing Bank and the Borrower for whose account such letter of credit was issued and as are not materially adverse (in the judgment of the Issuing Bank) to the interests of the Lenders; provided, however, in the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall control.

                  "Letters" means, collectively, the letter dated
November 8, 1994 and the letter dated November 10, 1994, each addressed to Citibank, N.A. from Karl H. Winters of TIHI.

                  "Liabilities and Costs" means all liabilities, obligations, responsibilities, losses, damages, personal injury, death costs, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury or damage to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or Remedial Action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

                  "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale agreement, deposit arrangement, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever in respect of any property of a Person, whether granted voluntarily or imposed by law, and includes the interest of a lessor under a Capital Lease or under any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement or similar notice (other than a financing statement filed by a "true" lessor or consignor pursuant to Section 9-408 of the UCC), naming the owner of such property as debtor, under the UCC or other comparable law of any jurisdiction.

                  "Limited Partner" means New Partners, in its capacity as a limited partner of Foamex.

                  "Loan Account" has the meaning ascribed to such term in
Section 3.05(b).

                  "Loan Documents" means this Agreement, the Notes, the Foamex Security Agreement, the GFI Security Agreement, the FCC Security Agreement, the Foamex Guaranty, the GFI Guaranty, the FCC Guaranty, the Foamex International Guaranty, the Amendatory Agreement, the PFI Merger Amendatory Agreement, the Lockbox Agreements, the General and Limited Partners' Agreement, the TIHI Subordination Agreement, the Rallis Subordination Agreement, Interest Rate Contracts to which any Lender or any Affiliate of a Lender is a party (other than the Interest Rate Contract entered into between Citibank and Foamex pursuant to the Master Agreement dated March 31, 1994 between such parties), foreign exchange contracts to which any Lender or any Affiliate of a Lender is a party, the fee letters referred to in Section 4.03, and all other instruments, agreements and written Contractual Obligations between either Borrower or any Subsidiary of either Borrower (other than Foamex Canada) and any of the Administrative Agents, any Lender or any Issuing Bank delivered to either of the

Administrative Agents, such Lender or such Issuing Bank pursuant to or in connection with this Agreement.

                  "Loan Parties" means, collectively, the Borrowers, the General Partners, FCC and Foamex International.

                  "Loans" means Term Loans, Revolving Loans, Base Rate Loans, Eurodollar Rate Loans and Swing Loans.

                  "Lockbox Account" has the meaning ascribed to such term in Section 3.06(a).

                  "Lockbox Agreement" means a lockbox agreement executed by each Lockbox Bank, the Borrower party thereto and the Collateral Agent as such agreement may be amended, modified or supplemented from time to time.

                  "Lockbox Bank" means, with respect to either Borrower, each bank that has executed a Lockbox Agreement and has been confirmed by the Collateral Agent not to be in uncertain financial condition, into which such Borrower deposits proceeds of Collateral and identified as such on Schedule 1.01.2.

                  "Management Agreement" means the Trace Foam Management Agreement dated as of October 13, 1992 between Foamex and Trace Foam as the same may be amended, supplemented or otherwise modified from time to time, including the Affirmation Agreement dated as of December 14, 1993 among Foamex, Trace Foam and FMXI affirming the Management Agreement.

                  "Managing General Partner" means FMXI.

                  "Margin Stock" means "margin stock" as such term is defined in Regulation U and Regulation G.

                  "Material Adverse Effect" means a material adverse effect upon
(i) the condition (financial or otherwise), business, performance, properties, operations, assets or prospects of either Borrower, or Foamex and its Subsidiaries, taken as a whole, (ii) the ability of any Loan Party to perform its obligations under the Loan Documents, or (iii) the ability of the Lenders, the Issuing Banks or the Collateral Agent to enforce the Loan Documents.

                  "Maximum Revolving Credit Amount" means, at any particular time, an amount equal to (i) the lesser of (A) the Revolving Loan Commitments at such time and (B) the excess of the aggregate Borrowing Base of the Borrowers at such time over the principal amount of the Term Loans outstanding at such time less (ii) the Availability Reserves in effect at such time.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by either Borrower or any ERISA Affiliate.

                  "Net Cash Proceeds of Sale" means (i) proceeds received by Foamex or any of its Subsidiaries in cash from the sale, lease, assignment or other disposition of any Property, other than Property subject to a Lien permitted by Section 9.03 in favor of the Trustee under the Senior Secured Note Indenture or the Trustee under the Senior Note Indenture and other than sales of inventory in the ordinary course of business, net of (A) the costs of sale, assignment or other disposition, (B) any income, franchise, transfer or other tax liability arising from such transaction (including payments made or to be made pursuant to the Tax Sharing Agreement and after taking into account any available tax credits or deductions arising from such transaction) and (C) amounts applied to the repayment of Indebtedness (other than the Obligations) secured by a Lien permitted by Section 9.03 (other than Liens in favor of the Trustee under the Senior Secured Note Indenture or the Trustee under the Senior
Note Indenture) on the asset disposed of, if such net proceeds arise from any individual sale, assignment or other disposition or from any group of related sales, assignments or other dispositions; and (ii) proceeds of insurance on account of the loss of or damage to any such Property or Properties, and payments of compensation for any such Property or Properties taken by condemnation or eminent domain. "Net Cash Proceeds of Sale" shall not include
(x) rental income arising from Foamex's sublease of office space to Foamex International and TIHI at 375 Park Avenue, New York, New York and (y) rental income not in excess of $1,000,000 in any Fiscal Year arising from the lease or sublease by Foamex and its Subsidiaries of Real Property to other Persons (to the extent such lease or sublease is otherwise permitted hereunder).

                  "Net Worth" means, at any time, with respect to any Person (i) total consolidated assets of such Person minus (ii) total consolidated liabilities of such Person (it being understood that Equity Interests in such Person shall not constitute liabilities except to the extent such Equity Interests are Indebtedness). Assets and liabilities shall be determined in accordance with GAAP, except that Investments in and moneys due from Affiliates of either Borrower (other than Foamex, in the case of GFI, and other than its wholly-owned Subsidiaries, permitted Investments in Prefoam AG, a Swiss corporation, and the TIHI Loan, in the case of Foamex) shall be excluded from total consolidated assets of such Borrower (other than trade receivables due from Affiliates incurred in the ordinary course of business less than sixty (60) days past due).

                  "New Partners" means Foamex-JPS Automotive L.P., a Delaware limited partnership.

                  "New Partners Investment" means, collectively, (i) the contribution by the New Partners of all the proceeds of the New Partners Loan and a portion of the proceeds of the Discount Debentures in the aggregate amount of up to $100,000,000 to JPS Partners in exchange for a 99% limited partnership interest in JPS Partners and (ii) the subsequent contribution by JPS Partners of all such proceeds received from New Partners to JPS Automotive in exchange for 100% of the capital stock of JPS Automotive.

                  "New Partners Loan" means the loan, not in excess of a principal amount of $40,000,000 made by Foamex to New Partners pursuant to the New Partners Note Purchase Agreement and evidenced by the New Partners Note.

                  "New Partners Note" means that certain Senior Note due 2006 dated June 28, 1994 in the principal amount not in excess of $40,000,000 issued by New Partners in favor of Foamex.

                  "New Partners Note Collateral Documents" means (i) the Pledge Agreement dated as of June 28, 1994 between New Partners and Foamex, pursuant to which New Partners pledges to Foamex the limited partner interest in JPS Partners held by New Partners to secure the obligations of New Partners under the New Partners Note and (ii) the Pledge Agreement dated as of June 28, 1994 between JPS Partners and Foamex, pursuant to which JPS Partners pledges to Foamex the shares of JPS Automotive held by JPS Partners to secure the obligations of New Partners under the New Partners Note, as such agreements may be amended, supplemented or otherwise modified from time to time.

                  "New Partners Note Purchase Agreement" means the Note Purchase Agreement dated as of June 28, 1994 between New Partners and Foamex pursuant to which New Partners issues the New Partners Note in favor of Foamex.

                  "1993 Subordinated Debentures" means the Senior Subordinated Debentures (Series A and B) issued by FCC and Foamex in the aggregate principal amount of up to $7,000,000 and governed by the terms of the 1993 Subordinated Debenture Indenture.

                  "1993 Subordinated Debenture Indenture" means the Indenture dated as of March 23, 1993 among Foamex, FCC, GFI as Guarantor and U.S. Trust Company of Texas, N.A., as Trustee, as such agreement may be amended, supplemented or otherwise modified from time to time.

                  "1995 Restructuring Dispositions" means the anticipated sale or sublease of certain real property and the sale of certain Equipment identified to the Collateral Agent in a letter addressed to the Collateral Agent dated December 29, 1995 to be made in connection with the "1995 Restructuring Reserve" contemplated in the business plan submitted by Foamex to the

Collateral Agent dated December 29, 1995 and revised on February 6, 1996.

                  "Non Pro Rata Loan" has the meaning ascribed to such term in Section 3.02(b)(v).

                  "Notes" means collectively the Revolving Loan Notes, Term Loan Notes and the Swing Loan Notes.

                  "Notice of Borrowing" means a Notice of Borrowing substantially in the form attached hereto as Exhibit D.

                  "Notice of Conversion/Continuation" means a Notice of Conversion/Continuation substantially in the form attached hereto as Exhibit E with respect to a proposed conversion or continuation of a Loan pursuant to
Section 4.01(c).

                  "Obligations" means all Loans, advances, debts, liabilities, obligations, covenants and duties owing by either Borrower to either Administrative Agent, any Lender, any Issuing Bank, any Affiliate of either Administrative Agent, any Lender or any Issuing Bank, or any Person entitled to indemnification pursuant to Section 13.03 of this Agreement, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement, the Notes or any other Loan Document, whether or not for the payment of money, whether arising (i) under or in connection with any cash management services provided by the Administrative Agents or an Affiliate of the Administrative Agents, (ii) by reason of an extension of credit, opening or amendment of a Letter of Credit or payment of any draft drawn thereunder, loan, guaranty, indemnification, Interest Rate Contract, foreign exchange contract or (iii) in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to either Borrower under this Agreement or any other Loan Document.

                  "Officer's Certificate" means, (i) as to a corporation, a certificate executed on behalf of such corporation by (A) the chairman or vice-chairman of its board of directors (if an officer of such corporation) or
(B) its president, any of its vice-presidents, its chief financial officer, or its treasurer, (ii) as to a partnership, a certificate executed on behalf of such partnership by (A), if a limited partnership, by its general partner (and if the general partner is a corporation by the appropriate individual indicated in (i) above) and (B), if other than a limited partner, by a partner (and if such partner is a corporation by the appropriate individual indicated in (i) above).

                  "Operating Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which is not a Capital Lease.

                  "OSHA" means the Occupational Safety and Health Act of 1970, any amendments thereto, any successor statutes and any regulations or guidance promulgated thereunder.

                  "Other Indebtedness" means all of the Indebtedness of Foamex or any of its Subsidiaries other than the Obligations.

                  "Partnership Agreement" means the Fourth Amended and Restated Agreement of Limited Partnership of Foamex L.P. dated as of December 14, 1993 among Trace Foam, Foamex International and FMXI, as amended by the First Amendment thereto dated as of June 28, 1994, as such agreement may be amended, supplemented or otherwise modified from time to time.

                  "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

                  "Pending Proceeds" has the meaning ascribed to such term in Section 3.01(b)(i).

                  "Permits" means any permit, approval, authorization license, variance, or permission required from a Governmental Authority under an applicable Requirement of Law.

                  "Permitted Existing Accommodation Obligations" means those Accommodation Obligations of Foamex or any of its Subsidiaries identified as such on Schedule 1.01.3.

                  "Permitted Existing Indebtedness" means the Indebtedness of Foamex and its Subsidiaries (other than Permitted Subordinated Indebtedness) identified as such on Schedule 1.01.4.

                  "Permitted Existing Investments" means those Investments of either Borrower identified as such on Schedule 1.01.5.

                  "Permitted Existing Liens" means the Liens on assets of either Borrower identified as such on Schedule 1.01.6.

                  "Permitted Subordinated Indebtedness" means Indebtedness evidenced by, or in respect of, principal and interest on (i) the Subordinated Debentures in a principal amount not exceeding $126,000,000 (including the Accommodation Obligations of GFI under the GFI Supplemental Indenture (Subordinated)), (ii) the 1993 Subordinated Debentures in a principal amount not exceeding $7,000,000 (including the Accommodation Obligations of GFI under the 1993 Subordinated Debenture Indenture), (iii) any note made by Foamex in favor of Foamex Canada pursuant to Section 9.01(vii), in each case, until such time as such notes, debentures or indentures are retired,

(iv) the Rallis Subordinated Note in a principal amount not exceeding $7,014,864, (v) any Rallis Claim (as defined in the Rallis Subordination Agreement) and (vi) any Subordinated Claim (as defined in the TIHI Subordination Agreement).

                  "Person" means any natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust, limited liability company or other organization, whether or not a legal entity, and any Governmental Authority.

                  "PFI" has the meaning ascribed thereto in the preamble.

                  "PFI Guaranty" means the Guaranty dated as of November 18, 1993 executed by PFI in favor of the Administrative Agents, the Lenders and the Issuing Banks pursuant to which PFI guarantees all of the Obligations of Foamex and GFI, as the same may be amended, supplemented or otherwise modified from time to time.

                  "PFI Guaranty Release Amount" means an amount equal to the greater of (i) $12,000,000 and (ii) 80% of the book value of the Receivables of PFI as indicated on the most recent Borrowing Base Certificate delivered to the Administrative Agents pursuant to Section 7.02 to be paid to the Lenders in respect of PFI's guaranty of the Term Loans under the PFI Guaranty in connection with the release by the Administrative Agents, the Lenders and the Issuing Banks of PFI's obligations under the PFI Guaranty and the Collateral Agent's release of its Lien on the Collateral (as defined in the PFI Security Agreement) immediately prior to the consummation of the PFI Merger.

                  "PFI Intercompany Note" means that certain unsecured Promissory Note made by PFI in favor of Foamex dated as of November 18, 1993 in an aggregate principal amount of up to $50,315,234.63, as amended, supplemented, modified, refinanced, refunded or replaced from time to time.

                  "PFI Merger" means the Merger (as defined in the PFI Merger Agreement).

                  "PFI Merger Agreement" means the Agreement and Plan of Merger dated as of June 11, 1996 by and among PFI Subsidiary, Inc., PFI Acquisition Corp., Jody B. Vitale, PFI, GFI, and Foamex, as such agreement may be amended, supplemented or otherwise modified from time to time.

                  "PFI Merger Amendatory Agreement" shall mean the Amendatory Agreement dated as of the Effective Date among the Borrowers, Foamex International, FCC, PFI and the Collateral Agent, as such agreement may be amended, supplemented or otherwise modified from time to time.

                  "PFI Merger Documents" means the PFI Merger Agreement and the other documents entered into in connection with the transactions contemplated thereby.

                  "PFI Merger Proceeds" means the proceeds received by GFI in cash from the PFI Merger, net of (A) transaction costs and (B) any income, franchise, transfer or other tax liability arising from the PFI Merger (including payments made or to be made pursuant to the Tax Sharing Agreement and after taking into account any available tax credits or deductions arising from such transaction). The PFI Merger Proceeds shall not include the PFI Guaranty Release Amount.

                  "PFI Security Agreement" means the Security Agreement dated as of November 18, 1993 between PFI and the Collateral Agent, pursuant to which PFI grants to the Collateral Agent a Lien on all its Receivables, as such agreement may be amended, supplemented or modified from time to time.

                  "Plan" means an employee benefit plan defined in Section 3(3) of ERISA in respect of which either Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in
Section 3(5) of ERISA.

                  "Potential Event of Default" means an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

                  "Proceeds of Issuance of Equity Interests or Indebtedness" means net cash proceeds received by Foamex or any of its Subsidiaries at any time from and after June 28, 1994 on account of the issuance of (i) any Equity Interest in Foamex or any such Subsidiary other than any Equity Interest in GFI or Foamex Canada issued to Foamex or (ii) Indebtedness (other than Indebtedness permitted under Section 9.01 as in effect on June 28, 1994) of Foamex and/or any of its Subsidiaries, in each case net of all transaction costs and underwriters' discounts with respect thereto.

                  "Process Agent" has the meaning ascribed to such term in Section 13.17(a)(i).

                  "Property" means any and all real property or personal property, whether tangible or intangible, plant, building, facility, structure, underground storage tank or unit, Equipment, Inventory, general intangibles, Receivables, Equity Interests, Securities, account, deposit, claim, right or other asset owned, leased or operated by Foamex or any of its Subsidiaries, as applicable, (including any surface water thereon or adjacent thereto, and soil and groundwater thereunder).

                  "Pro Rata Share" means, with respect to any Lender (including, without limitation, the Swing Bank), the percentage obtained by dividing (i) the sum of such Lender's Revolving Loan Commitment and the outstanding balance of the Term Loans made by such Lender (in each case, as reduced or adjusted from time to time in accordance with the provisions of this Agreement) by (ii) the aggregate amount of all Revolving Loan Commitments and the outstanding balance of all Term Loans (in each case, as reduced or adjusted from time to time in accordance with the provisions of this Agreement).

                  "Protective Advance" has the meaning ascribed to such term in Section 12.09.

                  "Rallis" means John Rallis.

                  "Rallis Subordinated Note" means the Subordinated Promissory
Note in the principal amount of $7,014,864 made by Foamex in favor of Rallis dated May 6, 1993.

                  "Rallis Subordination Agreement" means the Rallis Subordination Agreement dated as of December 14, 1993 between Rallis and the Collateral Agent, as such agreement may be amended, supplemented or modified from time to time.

                  "RCRA" means the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 et seq., any amendments thereto, any successor statutes, and any regulations or legally enforceable guidance promulgated thereunder.

                  "Receivables" means, with respect to any Person or entity, all of the following property and interests in property of such Person or entity, whether now existing or existing in the future or hereafter acquired or arising:
(i) accounts, (ii) accounts receivable, including, without limitation, all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services no matter how evidenced, whether or not earned by performance, (iii) all unpaid seller's or lessor's rights including, without limitation, rescission, replevin, reclamation and stoppage in transit, relating to any of the foregoing or arising therefrom, (iv) all rights to any goods or merchandise represented by any of the foregoing after creation of the foregoing, including, without limitation, returned or repossessed goods, (v) all reserves and credit balances with respect to any such accounts receivable or account debtors, (vi) all letters of credit, security or guarantees for any of the foregoing, (vii) all insurance policies or reports relating to any of the foregoing, (viii) all collection or deposit accounts relating to any of the foregoing, (ix) all proceeds of any of the foregoing, and (x) all books and records relating to any of the foregoing.

                  "Reference Banks" means Citibank and Scotiabank.

                  "Register" has the meaning ascribed to such term in
Section 13.01(c).

                  "Regulation G" means Regulation G of the Federal Reserve Board as in effect from time to time.

                  "Regulation U" means Regulation U of the Federal Reserve Board as in effect from time to time.

                  "Regulation X" means Regulation X of the Federal Reserve Board as in effect from time to time.

                  "Reimbursement Date" has the meaning ascribed to such term in Section 2.03(d)(i)(A).

                  "Reimbursement Obligations" means, as to either Borrower, the aggregate non-contingent reimbursement or repayment obligations of such Borrower with respect to amounts drawn under Letters of Credit.

                  "Related Obligations" has the meaning ascribed to such term in Section 12.09(e).

                  "Release" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Property.

                  "Remedial Action" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants; or (iii) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.

                  "Replacement Lender" has the meaning ascribed to such term in Section 3.07.

                  "Reportable Event" means any of the events described in
Section 4043 of ERISA for which notice as required thereunder has not been waived.

                  "Requirements of Law" means, as to any Person, the Constituent Document or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act, the Securities Exchange Act, Regulations G, U and X, ERISA, the Fair Labor Standards Act and any certificate of occupancy, zoning ordinance, building or land use requirement or Permit or labor or employment, rule or regulation and including any Environmental Health or Safety Requirements of Law.

                  "Requisite Lenders" means Lenders whose Pro Rata Shares, in the aggregate, equal or exceed fifty-one percent (51%); provided, however, that, in the event any of the Lenders shall have failed to fund its Pro Rata Share of any Revolving Loan requested by either Borrower which such Lenders are obligated to fund under the terms of this Agreement without delivering to the Funding Agent written notice of the failure of such Borrower to satisfy the conditions set forth in Section 5.02 and (i) any such failure to fund has not been cured or
(ii) such conditions have been satisfied, then, for so long as such failure to fund continues, "Requisite Lenders" means Lenders (excluding all Lenders whose failure to fund their respective Pro Rata Shares of such Revolving Loans have not been so cured) whose Pro Rata Shares represent, equal or exceed fifty-one percent (51%) of the aggregate Pro Rata Shares of such Lenders; provided, further, however, that, in the event that the Revolving Loan Commitments have been terminated pursuant to the terms of this Agreement, "Requisite Lenders" means Lenders (without regard to such Lenders' performance of their respective obligations hereunder) whose aggregate ratable shares (stated as a percentage) of the aggregate outstanding principal balance of all Loans and Letter of Credit Obligations are greater than or equal to fifty-one percent (51%).

                  "Restricted Junior Payment" means (i) any dividend or distribution, direct or indirect, on account of any Equity Interests in Foamex or any of its Subsidiaries now or hereafter outstanding, except in the case of such Subsidiaries, a dividend payable solely in shares of that class of stock or in any junior class of stock to the holders of that class, provided that the issuance of such stock or junior class of stock is not an incurrence of Indebtedness, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests in Foamex or any of its Subsidiaries now or hereafter outstanding,
(iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Permitted Subordinated Indebtedness, (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Equity Interests in Foamex or any of its Subsidiaries now or hereafter outstanding and (v) any payment made by Foamex to the General Partners or the Limited Partner pursuant to the Tax Sharing Agreement, the Management Agreement or the Foamex International Supply Agreement.

                  "Revolving Credit Obligations" means, at any particular time, the sum of (i) the outstanding principal amount of the Revolving Loans at such time, plus (ii) the Letter of Credit Obligations at such time, plus (iii) the Swing Loan Obligations at such time.

                  "Revolving Loan" has the meaning ascribed to such term in Section 2.01(a).

                  "Revolving Loan Commitment" means, with respect to any Lender, the obligation of such Lender to make Revolving Loans and to participate in Letters of Credit pursuant to the terms and conditions of this Agreement, and which shall not exceed the principal amount set forth opposite such Lender's name under the heading "Revolving Loan Commitment" on the signature pages hereof or the signature page of the Assignment and Acceptance by which it became (or becomes) a Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance, and "Revolving Loan Commitments" means the aggregate principal amount of the Revolving Loan Commitments of all the Lenders, the maximum amount of which shall not exceed a principal amount of $45,000,000, as reduced from time to time pursuant to Section 3.01.

                  "Revolving Loan Notes" has the meaning assigned thereto in Section 3.05(a)(i).

                  "RULPA" means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, and any successor statute.

                  "Scotiabank" means The Bank of Nova Scotia, a Canadian-chartered bank.

                  "Securities" means any limited, general or other partnership interest, or any stock, shares, voting trust certificates, bonds, debentures, notes or other Equity Interests or evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include any evidence of the Obligations.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

                  "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                  "Senior Note Indenture" means the Indenture dated as of October 13, 1992 among FCC, Foamex and Shawmut Bank Connecticut,

National Association (formerly The Connecticut National Bank), as Trustee, as such agreement may be amended, supplemented or otherwise modified from time to time.

                  "Senior Notes" means the Senior Notes issued by FCC and Foamex in the aggregate principal amount of $150,000,000 and governed by the terms of the Senior Note Indenture.

                  "Senior Secured Note Collateral Documents" means the security agreements, pledge agreements, collateral assignments and other agreements evidencing the Liens granted in favor of the Trustee pursuant to the Senior Secured Note Indenture to secure the obligations of Foamex, FCC and GFI (and any other "Guarantor" (as defined in the Senior Secured Note Indenture) to the extent permitted hereby) under the Senior Secured Note Indenture, as such agreements and assignments may be amended, supplemented or otherwise modified from time to time.

                  "Senior Secured Note Indenture" means the Indenture dated as of June 3, 1993 among FCC, Foamex, GFI and Shawmut Bank, National Association, as Trustee, as such agreement may be amended, supplemented or otherwise modified from time to time.

                  "Senior Secured Notes" means the 9 1/2% Senior Secured Notes issued by FCC and Foamex in the aggregate principal amount of $160,000,000 and governed by the terms of the Senior Secured Note Indenture.

                  "Settlement Date" has the meaning ascribed to such term in Section 2.02(b).

                  "Solvent", when used with respect to any Person, means that at the time of determination:

                  (i) the Fair Market Value of its assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities); and

                  (ii) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

                  (iii) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

             (iv) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

                  "Standby Letter of Credit" means any letter of credit issued by an Issuing Bank pursuant to Section 2.03 for the account of either Borrower which is not a Commercial Letter of Credit.

                  "Subordinated Debenture Indenture" means the Indenture dated as of October 13, 1992 among FCC, Foamex and Shawmut Bank, N.A., as Trustee, as such agreement may be amended, supplemented or otherwise modified from time to time.

                  "Subordinated Debentures" means the Senior Subordinated Debentures issued by FCC and Foamex in the aggregate principal amount of up to $126,000,000 and governed by the terms of the Subordinated Debenture Indenture.

                  "Subsidiary" of a Person means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned or controlled by such Person, one or more of the other subsidiaries of such Person or any combination thereof; provided that, with respect to Foamex, and in the event Foamex purchases, or acquires through a capital contribution, the Foamex Mexico Group from Foamex International, the term Subsidiary shall not include any member of the Foamex Mexico Group for any purpose other than in Article VII and Article X.

                  "Supply Agreement" means the Supply Agreement in respect of the supply of prime carpet cushion to GFI dated as of March 23, 1993 between Foamex and GFI, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Swing Bank" means, at any time, the Lender which is the Funding Agent at such time.

                  "Swing Loan" has the meaning ascribed to such term in
Section 2.02(a).

                  "Swing Loan Notes" has the meaning assigned thereto in
Section 3.05(a)(iii).

                  "Swing Loan Obligations" means the aggregate principal amount of all Swing Loans outstanding.

                  "Taxes" has the meaning ascribed to such term in
Section 3.03(a).

                  "Tax Sharing Agreement" means, collectively, (i) the First Amended and Restated Tax Sharing Agreement dated as of December 14, 1993 among Foamex, Trace Foam, Foamex International and FMXI and (ii) the Tax Sharing Agreement dated as of June 28, 1994 between New Partners, Foamex International and FJGP, Inc., as the same may be amended, supplemented or otherwise modified from time to time.

                  "TEFSA" means Transformacion de Espumas y Fieltros, S.A. de C.V., a Mexican variable capital limited liability stock corporation.

                  "Termination Event" means (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of either Borrower or any ERISA Affiliate from a Benefit Plan during a plan year in which either Borrower or such ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of 20% of Benefit Plan participants who are employees of either Borrower or any ERISA Affiliate; (iii) the imposition of an obligation on either Borrower or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC or any similar foreign Governmental Authority of proceedings to terminate a Benefit Plan or a Foreign Pension Plan; (v) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; (vi) a foreign Governmental Authority shall appoint or institute proceedings to appoint a trustee to administer any Foreign Pension Plan; or (vii) the partial or complete withdrawal of either Borrower or any ERISA Affiliate from a Multiemployer Plan or a Foreign Pension Plan.

                  "Term Loan" has the meaning ascribed to such term in
Section 2.04(a).

                  "Term Loan Notes" has the meaning assigned thereto in
Section 3.05(a)(ii).

                  "TIHI" means Trace International Holdings, Inc., a Delaware corporation.

                  "TIHI Loan" means the loan, not in excess of a principal amount of $4,372,516 plus accrued interest, made by Foamex to TIHI and evidenced by that certain promissory note dated July 7, 1996.

                  "TIHI Subordination Agreement" means the TIHI Subordination Agreement dated as of December 14, 1993 between TIHI, Trace Foam and the Collateral Agent, as such agreement may be amended, supplemented or modified from time to time.

                  "Trace Foam" means Trace Foam Company, Inc. (formerly '21' Foam Company, Inc.), a Delaware corporation.

                  "Trace Foam Sub" means Trace Foam Sub, Inc. (formerly '21' Foam Sub, Inc.), a Delaware corporation and wholly-owned
Subsidiary of Trace Foam.

                  "Transaction Costs" means the fees, costs and expenses payable by either Borrower in connection with the execution, delivery and performance of the Loan Documents and the PFI Merger Documents (exclusive of the PFI Guaranty Release Amount).

                  "Transaction Documents" means the Loan Documents, the Partnership Agreement, the PFI Merger Documents, the Acquisition Transaction Documents, the Management Agreement, the Tax Sharing Agreement, the Senior Notes, the Senior Note Indenture, the Subordinated Debentures, the Subordinated Debenture Indenture, the 1993 Subordinated Debentures, the 1993 Subordinated Debenture Indenture, the Senior Secured Notes, the Senior Secured Note Indenture, the Senior Secured Note Collateral Documents, the GFI Intercompany Note, the PFI Intercompany Note, the Supply Agreement and the Intercompany Promissory Notes and all other agreements entered into prior to or on the Effective Date pursuant to such agreements.

                  "UCC" means the Uniform Commercial Code as enacted in the State of New York, as it may be amended from time to time.

                  "Unused Commitment Fee" has the meaning ascribed to such term in Section 4.03(c).

                  1.02. Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period, provided that if such period commences on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month.

                  1.03. Accounting Terms. Subject to Section 13.04, for purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

                  1.04. Other Definitional Provisions. References to "Articles", "Sections", "subsections", "Schedules", "Exhibits" and the "preamble" shall be to Articles, Sections, subsections, Schedules, Exhibits and the preamble, respectively, of this Agreement unless otherwise specifically provided.

                  1.05. Other Terms. All other terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings assigned to such terms by the UCC to the extent the same are defined therein.

                                   ARTICLE II
                           AMOUNTS AND TERMS OF LOANS

                  2.01.  Revolving Credit Facility.

                  (a) Availability. Subject to the terms and conditions set forth in this Agreement, each Lender hereby severally and not jointly agrees to make revolving loans (each individually, a "Revolving Loan" and, collectively, the "Revolving Loans") to each Borrower from time to time during the period from the Effective Date to the Business Day next preceding the Commitment Termination Date, in an amount not to exceed such Lender's Pro Rata Share of the Availability at such time; provided however, that at no time shall the aggregate principal amount of all Revolving Credit Obligations outstanding at any time made to Foamex exceed its Borrowing Base at such time less the sum of the principal amount of the Term Loans of Foamex outstanding at such time and the Availability Reserves applicable to Foamex in effect at such time, and provided, further, that at no time shall the aggregate principal amount of Revolving Credit Obligations outstanding at any time to GFI exceed the lesser of (i) the GFI Sublimit in effect at such time and (ii) the Borrowing Base of GFI at such time, less the sum of the principal amount of the Term Loans of GFI outstanding at such time and the Availability Reserves applicable to GFI in effect at such time. All Revolving Loans comprising the same Borrowing under this Agreement shall be made by the Lenders simultaneously and proportionately to their then respective Pro Rata Shares, it being understood that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make a Revolving Loan hereunder nor shall the Revolving Loan Commitment of any Lender be increased or decreased as a result of any such failure. Subject to the provisions of this Agreement (including, without limitation, Sections 4.02(f) and 5.02), either Borrower may repay any outstanding Revolving Loan made to it on any day which is a Business Day and any amounts so repaid may be reborrowed in accordance with the provisions of this Section 2.01(a).

                  (b) Notice of Borrowing. When either Borrower desires to borrow under this Section 2.01, it shall deliver to the Funding Agent a Notice of Borrowing, signed by it, no later than 11:00 a.m. (New York time) (i) on the Business Day immediately preceding the proposed Funding Date, in the case of a Borrowing of Base Rate Loans and (ii) at least three (3) Business Days in advance of the proposed Funding Date, in the case of a Borrowing of Eurodollar Rate Loans; provided, however, no Borrowing of Eurodollar Rate Loans shall be made on the Effective Date. Such Notice of Borrowing shall specify (i) the Borrower requesting the

Revolving Loan, (ii) the Availability as of the date of such Notice of Borrowing, (iii) the proposed Funding Date (which shall be a Business Day), (iv) the amount of the proposed Borrowing, (v) whether the proposed Borrowing will be of Base Rate Loans or Eurodollar Rate Loans, (vi) in the case of Eurodollar Rate Loans, the requested Eurodollar Interest Period, (vii) whether the proceeds of the proposed Borrowing will be used for the payment of permitted Restricted Junior Payments, and (viii) instructions for the disbursement of the proceeds of the proposed Borrowing. Revolving Loans made on any Funding Date shall be in minimum amount of $500,000, other than Revolving Loans constituting (i) repayments of Swing Loans described in the first and second sentences of Section 2.02(b), (ii) refundings of Reimbursement Obligations, described in Section 2.03(e)(ii) and (iii) payments of fees and expenses described in Section 3.02(b)(iii). In lieu of delivering such a Notice of Borrowing, either Borrower may give the Funding Agent telephonic notice of any proposed Borrowing by the time required under this Section 2.01(b), if it confirms such notice by delivery of the Notice of Borrowing to the Funding Agent promptly, but in no event later than 5:00 p.m. (New York time) on the same day. Any Notice of Borrowing (or telephonic notice in lieu thereof) given pursuant to this Section 2.01(b) shall be irrevocable.

                  (c) Making of Revolving Loans. (i) Promptly after receipt of a Notice of Borrowing under Section 2.01(b) (or telephonic notice in lieu thereof), the Funding Agent shall notify each Lender by telex or telecopy, or other similar form of transmission, of the proposed Borrowing. Each Lender shall deposit an amount equal to its Pro Rata Share of the amount requested by the Borrower specified in such Notice of Borrowing to be made as Revolving Loans with the Funding Agent at its office in New York, New York, in immediately available funds, not later than 11:00 a.m. (New York time) on any Funding Date applicable thereto. Subject to the fulfillment of the conditions precedent set forth in Section 5.02, the Funding Agent shall, after conferring with the Collateral Agent as to the amount of the Borrowing Base of such Borrower at such time, make the proceeds of such amounts received by it available to such Borrower at the Funding Agent's office in New York, New York on such Funding Date (or on the date received if later than such Funding Date) and shall disburse such proceeds in accordance with such Borrower's disbursement instructions set forth in the applicable Notice of Borrowing. The failure of any Lender to deposit the amount described above with the Funding Agent on the applicable Funding Date shall not relieve any other Lender of its obligations hereunder to make its Revolving Loan on such Funding Date.

             (ii) Unless the Funding Agent shall have been notified by any Lender on the Business Day immediately preceding the applicable Funding Date in respect of any Borrowing of Revolving Loans that such Lender does not intend to fund its Revolving Loan requested to be made on such Funding Date, the Funding Agent may assume that such Lender has funded its Revolving Loan and is depositing the proceeds thereof with the Funding Agent on the Funding Date, and the Funding Agent in its sole discretion may, but shall not be obligated to, disburse a corresponding amount to the Borrower specified in the applicable Notice of Borrowing on the Funding Date. If the Revolving Loan proceeds corresponding to that amount are advanced to such Borrower by the Funding Agent but are not in fact deposited with the Funding Agent by such Lender on or prior to the applicable Funding Date, such Lender agrees to pay, and in addition such Borrower agrees to repay, to the Funding Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is disbursed to or for the benefit of such Borrower until the date such amount is paid or repaid to the Funding Agent, in the case of such Borrower or such Lender, at the interest rate applicable to such Borrowing. If such Lender shall pay to the Funding Agent the corresponding amount, the amount so paid shall constitute such Lender's Revolving Loan, and if both such Lender and such Borrower shall pay and repay such corresponding amount, the Funding Agent shall promptly pay to such Borrower such corresponding amount. This Section 2.01(c)(ii) does not relieve any Lender of its obligation to make its Loan on any Funding Date; nor does this Section relieve either Borrower of its obligation to pay or repay any Lender funding its Loan pursuant to this Section interest on such Loan from such Funding Date until the date on which such Loan is repaid in full.

                  (d) Use of Proceeds of Revolving Loans. The proceeds of the Revolving Loans may be used for the following purposes: for working capital in the ordinary course of the business of the Borrowers and for other lawful corporate and partnership purposes (including, without limitation, any Restricted Junior Payment permitted pursuant to Section 9.06), in each case, to the extent permitted under the terms of this Agreement.

                  (e) Commitment Termination Date. The Revolving Loan Commitments shall terminate, and all outstanding Obligations shall be paid in full (or, in the case of contingent Letter of Credit Obligations outstanding, payment in cash shall be made and deposited into the Cash Collateral Account in an aggregate principal amount equal to the then outstanding Letter of Credit Obligations to the satisfaction of the Issuing Banks and the Requisite Lenders on the day (the "Commitment Termination Date") which is the earlier of (i) June 28, 1999 (or, if not a Business Day, the next preceding Business Day), (ii) the date of termination of the Commitments pursuant hereto, (iii) eighty-five (85) days after delivery of an Officer's Certificate described in Section 7.12 (unless the Revolving Loan Commitments are terminated prior to such date pursuant to Section 11.01(i)), (iv) the effective date of any dissolution of Foamex or (v) the commencement date of any action (in a proceeding, at law, equity or otherwise) to dissolve Foamex. Each Lender's obligation to make Revolving Loans, the Swing Bank's obligation to make Swing Loans, and any Issuing Bank's obligation to issue Letters of Credit shall terminate at the close of business on the Business Day next preceding the Commitment Termination Date.

                  2.02.  The Swing Loan Facility.

                  (a) Making of Swing Loans. Upon receipt of telephonic request therefor from either Borrower (which, if the Swing Bank so requests, shall be confirmed in writing by delivery to the Funding Agent of a Notice of Borrowing from such Borrower within one Business Day thereafter) no later than 11:00 a.m. (New York time) the same day of the proposed Funding Date, the Swing Bank, in its sole discretion, may from time to time make loans to such Borrower solely for the Swing Bank's own account (the "Swing Loans"), up to an aggregate principal amount at any one time outstanding which shall not exceed the lesser of (i) $7,500,000 and (ii) the Swing Bank's Pro Rata Share of the Availability at such time. The Swing Bank shall be entitled to apply any proceeds of Collateral received by the Funding Agent as repayment of the Obligations since the Settlement Date next preceding such Funding Date as repayment of the Swing Loans made on any Funding Date prior to the next following Settlement Date. The Swing Bank shall make the proceeds of such Loans available to such Borrower in New York, New York on such Funding Date and shall disburse such funds in Dollars and in immediately available funds to an account of such Borrower, designated in writing by such Borrower in the Notice of Borrowing. The Swing Bank shall have no duty to make or to continue to make Swing Loans. All Swing Loans shall be Base Rate Loans payable on the next Settlement Date with accrued interest thereon which shall be payable to the Swing Bank solely for its own account but shall otherwise be subject to all the terms and conditions applicable to Revolving Loans. The Swing Bank shall not make any Swing Loan in the period commencing on the first Business Day after it receives written notice from any Lender (i) that one or more of the conditions precedent contained in Section
5.02 will not on such date be satisfied, and ending when such conditions are satisfied, or (ii) that an Event of Default has occurred, and ending when such Event of Default no longer exists, and the Swing Bank shall not otherwise be required to determine that, or take notice whether, (A) the conditions precedent set forth in Section 5.02 hereof have been satisfied or (B) an Event of Default has occurred.

                  (b) Repayment of Swing Loans. On at least a weekly or more frequent basis, on a settlement date to be selected by the Funding Agent in its sole discretion (the "Settlement Date"), each Borrower shall promptly borrow Revolving Loans from all the Lenders pursuant to Section 2.01 or the following sentence (irrespective of the satisfaction of the conditions in Section 5.02 or the requirement to deliver a Notice of Borrowing in Section 2.01(b) which conditions and requirement, for the purposes of the repayment of Swing Loans to the Swing Bank, the

Lenders irrevocably waive) and hereby authorizes the Funding Agent to apply the proceeds of such Revolving Loans to the repayment of any Swing Loans then outstanding. To the extent the Funding Agent receives any amounts in repayment of outstanding Revolving Loans prior to such Settlement Date which it has not paid to the Lenders pursuant to Section 3.02(a), the Funding Agent shall be entitled to advance such amounts as additional Revolving Loans of the Lenders (in accordance with their respective Pro Rata Shares) to repay any Swing Loans outstanding on such Settlement Date. The failure of any Lender to make available to the Funding Agent its Pro Rata Share of such Revolving Loans shall not relieve any other Lender of its obligation hereunder to make available to the Funding Agent such other Lender's Pro Rata Share of such Revolving Loans on the date funds are to be made available to repay such Swing Loans. If either Borrower fails to repay any Swing Loan made to such Borrower within one (1) Business Day after demand therefor by the Swing Bank or the Funding Agent, and in any event upon request by the Swing Bank, each other Lender shall irrevocably and unconditionally purchase from the Swing Bank, without recourse or warranty, an undivided interest and participation in such Swing Loan in an amount equal to such other Lender's Pro Rata Share thereof and shall pay such amount to the Swing Bank in New York, New York in Dollars and in immediately available funds. If such amount is not paid to the Swing Bank by any Lender, the Swing Bank shall be entitled to recover such amount on demand from such Lender together with accrued interest thereon, for each day from the date of demand therefor, if made prior to 12:00 noon (New York time) on any Business Day, or, if made at any other time, from the next Business Day following the date of such demand, until the date such amount is paid to the Swing Bank by such Lender, until three 3 Business Days have expired at the Federal Funds Rate and thereafter at the Base Rate. If such Lender does not pay such amount forthwith on the Swing Bank's demand therefor, and until such time as such Lender makes the required payment, the Swing Bank shall be deemed to continue to have outstanding a Swing Loan in the amount of such unpaid participation obligation for all purposes of this Agreement other than those provisions requiring the other Lenders to purchase a participation therein. This Section does not relieve any Lender of its obligations to purchase Pro Rata participations in any Swing Loans; nor does this Section relieve either Borrower of its obligation to pay or repay the Lender funding its Pro Rata Share of such payment pursuant to this Section interest on the amount of such payment from the date of such Borrower's failure to repay such Swing Loan until the date on which such payment is repaid in full.

                  2.03. Letters of Credit. Subject to the terms and conditions set forth in this Agreement, each Issuing Bank hereby severally agrees to issue for the account of either Borrower one or more Letters of Credit, in an outstanding amount not to exceed at any time the L/C Sublimit or the GFI L/C Sublimit, as applicable, subject to the following provisions:

                  (a) Types and Amounts. An Issuing Bank shall not have any obligation to issue, amend or extend, and shall not issue, amend or extend, any Letter of Credit at any time:

                  (i) if the aggregate Letter of Credit Obligations with respect to such Issuing Bank, after giving effect to the issuance, amendment or extension of the Letter of Credit requested hereunder, shall exceed any limit imposed by law or regulation upon such Issuing Bank;

                  (ii) if the Issuing Bank receives written notice from the Funding Agent at or before 11:00 a.m. (New York time) on the date of the proposed issuance, amendment or extension of such Letter of Credit that (A) immediately after giving effect to the issuance, amendment or extension of such Letter of Credit, (I) the Letter of Credit Obligations at such time would exceed the L/C Sublimit, (II) the Letter of Credit Obligations upon which GFI is or would be obligated at such time would exceed the GFI L/C Sublimit, (III) the Revolving Credit Obligations at such time would exceed the Maximum Revolving Credit Amount at such time or (IV) an obligation to repay Revolving Loans or to deposit Cash Collateral would arise pursuant to Section 3.01(b)(ii), or (B) one or more of the conditions precedent contained in Section
         5.02 would not on such date be satisfied, unless such conditions are thereafter satisfied and written notice of such satisfaction is given to the Issuing Bank by the Funding Agent (and an Issuing Bank shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 5.02 have been satisfied);

                  (iii) which has an expiration date later than the earlier of
         (A) the date one (1) year after the date of issuance (without regard to any automatic renewal provisions thereof) or (B) the Business Day next preceding the Commitment Termination Date; or

                  (iv)  which is in a currency other than Dollars.

                  (b) Conditions. In addition to being subject to the satisfaction of the conditions precedent contained in Section 5.02, the obligation of an Issuing Bank to issue, amend or extend any Letter of Credit is subject to the satisfaction in full of the following conditions:

                  (i) if the Issuing Bank so requests, the Borrower requesting such issuance, amendment or extension shall have executed and delivered to such Issuing Bank and the Funding Agent a Letter of Credit Reimbursement Agreement and such other documents and materials as may be required pursuant to the terms thereof; and

                  (ii) the terms of the proposed Letter of Credit shall be satisfactory to the Issuing Bank in its sole discretion.

                  (c) Issuance of Letters of Credit. (i) Each Borrower shall give an Issuing Bank and the Funding Agent written notice that it has selected such Issuing Bank to issue a Letter of Credit not later than 11:00 a.m. (New York time) on the third (3rd) Business Day preceding the requested date for issuance thereof under this Agreement, or such shorter notice as may be acceptable to such Issuing Bank and the Funding Agent. Such notice shall be irrevocable unless and until such request is denied by the applicable Issuing Bank and shall specify (A) the Borrower requesting the Letter of Credit, (B) that the requested Letter of Credit is either a Commercial Letter of Credit or a Standby Letter of Credit, (C) the stated amount of the Letter of Credit requested, (D) the effective date (which shall be a Business Day) of issuance of such Letter of Credit, (E) the date on which such Letter of Credit is to expire (which shall be a Business Day and no later than the Business Day immediately preceding the Commitment Termination Date), (F) the Person for whose benefit such Letter of Credit is to be issued, (G) other relevant terms of such Letter of Credit, (H) the Availability at such time, and (I) the amount of the then outstanding Letter of Credit Obligations. Such Issuing Bank shall notify the Funding Agent immediately upon receipt of a written notice from such Borrower requesting that a Letter of Credit be issued, or that an existing Letter of Credit be extended or amended and, upon the Funding Agent's request therefor, send a copy of such notice to the Funding Agent.

                  (ii) The Issuing Bank shall give the Funding Agent written notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance, amendment or extension of a Letter of Credit (which notice the Funding Agent shall promptly transmit by telegram, telex, telecopy, telephone or similar transmission to each Lender).

                  (d) Reimbursement Obligations; Duties of Issuing Banks. (i) Notwithstanding any provisions to the contrary in any Letter of Credit Reimbursement Agreement applicable to a Letter of Credit:

                  (A) the Borrower party to such Letter of Credit Reimbursement Agreement shall reimburse the Issuing Bank for amounts drawn under such Letter of Credit, in Dollars, no later than the date (the "Reimbursement Date") which is the earlier of (I) the time specified in the applicable Letter of Credit Reimbursement Agreement and (II) one
         (1) Business Day after such Borrower receives written notice from the Issuing Bank that payment has been made under such Letter of Credit by the Issuing Bank; and

                  (B) all Reimbursement Obligations with respect to any Letter of Credit shall bear interest at the rate applicable to Base Rate Loans in accordance with Section 4.01(a) from the date of the relevant drawing under such Letter of Credit until the Reimbursement Date and thereafter at the rate applicable to Base Rate Loans in accordance with
         Section 4.01(d).

                  (ii) The Issuing Bank shall give the Funding Agent written notice, or telephonic notice confirmed promptly thereafter in writing, of all drawings under a Letter of Credit and the payment (or the failure to pay when due) by either Borrower on account of a Reimbursement Obligation (which notice the Funding Agent shall promptly transmit by telegram, telex, telecopy or similar transmission to each Lender).

             (iii) No action taken or omitted in good faith by an Issuing Bank under or in connection with any Letter of Credit shall put such Issuing Bank under any resulting liability to any Lender, either Borrower or, so long as it is not issued in violation of Section 2.03(a), relieve any Lender of its obligations hereunder to such Issuing Bank. Solely as between the Issuing Banks and the Lenders, in determining whether to pay under any Letter of Credit, the respective Issuing Bank shall have no obligation to the Lenders other than to confirm that any documents required to be delivered under a respective Letter of Credit appear to have been delivered and that they appear on their face to comply with the requirements of such Letter of Credit.

                  (e) Participations. (i) Immediately upon issuance by an Issuing Bank of any Letter of Credit in accordance with the procedures set forth in this Section 2.03 and immediately upon conversion of a letter of credit of an Issuing Bank to a Letter of Credit pursuant to Section 2.03(j), each Lender shall be deemed to have irrevocably and unconditionally purchased and received from that Issuing Bank, without recourse or warranty, an undivided interest and participation in such Letter of Credit to the extent of such Lender's Pro Rata Share, including, without limitation, all obligations of either Borrower with respect thereto (other than amounts owing to the Issuing Bank under Section 2.03(g)) and any security therefor and guaranty pertaining thereto.

                  (ii) If any Issuing Bank makes any payment under any Letter of Credit issued for the account of either Borrower and such Borrower does not repay such amount to the Issuing Bank on the Reimbursement Date, the Issuing Bank shall promptly notify the Funding Agent, which shall promptly notify each Lender, and each Lender shall promptly and unconditionally pay to the Funding Agent for the account of such Issuing Bank, in immediately available funds, the amount of such Lender's Pro Rata Share of such payment (net of that portion of such payment, if any, made by such Lender in its capacity as an Issuing Bank), and the Funding Agent shall promptly pay to the Issuing Bank such amounts received by it, and any other amounts received by the Funding Agent for the Issuing Bank's account, pursuant to this
Section 2.03(e). All such payments shall constitute Revolving Loans made to such Borrower pursuant to Section 2.01 (irrespective of the satisfaction of the conditions in Section 5.02 or the requirement in Section 2.01(b) to deliver a Notice of Borrowing which conditions and requirement, for the purpose of refunding any Reimbursement Obligation owing to any Issuing Bank, the Lenders irrevocably waive). If a Lender does not make its Pro Rata Share of the amount of such payment available to the Funding Agent, such Lender agrees to pay to the Funding Agent for the account of the Issuing Bank, forthwith on demand, such amount together with interest thereon after the date such payment was first due at the Federal Funds Rate. The failure of any Lender to make available to the Funding Agent for the account of an Issuing Bank its Pro Rata Share of any such payment shall neither relieve any other Lender of its obligation hereunder to make available to the Funding Agent for the account of such Issuing Bank such other Lender's Pro Rata Share of any payment on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Funding Agent. This Section does not relieve any Lender of its obligations to purchase Pro Rata Share participations in Letters of Credit; nor does this Section relieve such Borrower of its obligation to pay or repay any Issuing Bank funding its Pro Rata Share of such payment pursuant to this Section interest on the amount of such payment from such date such payment is to be made until the date on which payment is repaid in full.

                  (iii) Whenever an Issuing Bank receives a payment on account of a Reimbursement Obligation, including any interest thereon, as to which the Funding Agent has previously received proceeds of Revolving Loans from any Lender for the account of such Issuing Bank pursuant to this Section 2.03(e), such Issuing Bank shall promptly pay to the Funding Agent an amount equal to such Lender's Pro Rata Share thereof and the Funding Agent shall pay such amounts over to such Lender as a repayment of such Revolving Loan in accordance with Section 3.02.

                  (iv) Upon the request of any Lender, an Issuing Bank shall furnish such Lender copies of any Letter of Credit or Letter of Credit Reimbursement Agreement to which such Issuing Bank is party and such other documentation as reasonably may be requested by such Lender.

                  (v) The obligations of a Lender to make payments to the Funding Agent for the account of any Issuing Bank with respect to a Letter of Credit shall be irrevocable, shall not be subject to any qualification or exception whatsoever except willful misconduct or gross negligence of such Issuing Bank, and shall be honored in accordance with this Article II (irrespective of the satisfaction of the conditions described in Section 5.02) which conditions, for the purposes of the repayment of Letters of Credit to the Issuing Bank, the Lenders irrevocably waive under all circumstances, including, without limitation, any of the following circumstances:

                  (A) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                  (B) the existence of any claim, setoff, defense or other right which either Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of a beneficiary named in a Letter of Credit (or any Person for whom any such transferee may be acting), the Funding Agent, the Issuing Bank, any Lender, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the account party and beneficiary named in any Letter of Credit);

                  (C) any draft, certificate or any other document presented under the Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (D) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

                  (E) any failure by that Issuing Bank to make any reports required pursuant to Section 2.03(h) or the inaccuracy of any such report; or

                  (F) the occurrence of any Event of Default or Potential Event of Default.

                  (f) Payment of Reimbursement Obligations. (i) Each Borrower party to a Letter of Credit Reimbursement Agreement applicable to a Letter of Credit unconditionally agrees to pay to each Issuing Bank, in Dollars, the amount of all Reimbursement Obligations, interest and other amounts payable to such Issuing Bank under or in connection with such Letter of Credit Reimbursement Agreement and the Letter of Credit issued pursuant thereto when such amounts are due and payable, irrespective of any claim, setoff, defense or other right which either Borrower may have at any time against any Issuing Bank or any other Person.

             (ii) In the event any payment by either Borrower received by an Issuing Bank with respect to a Letter of Credit and distributed by the Funding Agent to the Lenders on account of their participations is thereafter set aside, avoided or recovered from such Issuing Bank in connection with any receivership, liquidation or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by such Issuing Bank, contribute to such Issuing Bank such Lender's Pro Rata Share of the amount set aside, avoided or recovered together with interest at the rate required to be paid by such Issuing Bank upon the amount required to be repaid by it.


                  (g) Issuing Bank Charges. With respect to each Letter of Credit, the Borrower for whose account such Letter of Credit was issued shall pay to each Issuing Bank, solely for its own account, (i) a fee of one-quarter of one percent (0.25%) of the undrawn face amount of each Letter of Credit payable monthly in arrears (on the Business Day closest to each calendar month-end after the date of issuance thereof) and (ii) the standard charges assessed by such Issuing Bank in connection with the issuance, administration, amendment and payment or cancellation of letters of credit and such compensation for such Borrower's account as may be agreed upon by such Borrower and such Issuing Bank from time to time.

                  (h) Issuing Bank Reporting Requirements. Each Issuing Bank shall, no later than the tenth (10th) Business Day following the last day of each calendar month, provide to the Funding Agent and each Borrower separate schedules for Commercial Letters of Credit and Standby Letters of Credit issued as Letters of Credit, in form and substance reasonably satisfactory to the Funding Agent, setting forth the aggregate Letter of Credit Obligations outstanding to it at the end of each month and any information requested by the Funding Agent or such Borrower relating to the date of issue, account party, amount, expiration date and reference number of each Letter of Credit issued by it.

                  (i) Indemnification; Exoneration. (i) In addition to all other amounts payable to an Issuing Bank, each Borrower hereby agrees to defend, indemnify, and save each Administrative Agent, each Issuing Bank and each Lender harmless from and against any and all claims, demands, liabilities, penalties, damages, losses (other than loss of profits), costs, charges and expenses (including reasonable attorneys' fees but excluding taxes) which such Administrative Agent, such Issuing Bank or such Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit to such Borrower other than as a result of the gross negligence or willful misconduct of the Issuing Bank, as determined by a court of competent jurisdiction, or (B) the failure of the Issuing Bank issuing a Letter of Credit to honor a drawing under such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

             (ii) As between either Borrower on the one hand and the Administrative Agents, the Lenders and the Issuing Banks on the other hand, such Borrower assumes all risks of the acts and omissions of, or misuse of Letters of Credit by, the respective beneficiaries of the Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit Reimbursement Agreements applicable to any Letter of Credit, the Issuing Banks and the Lenders shall not be responsible for: (A) the form, validity, legality, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity, legality or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (H) any consequences arising from causes beyond the control of the Administrative Agents, the Issuing Banks or the Lenders.

                  (j) Obligations Several. The obligations of each Lender under this Section 2.03 are several and not joint, and no Lender shall be responsible for the obligation to issue Letters of Credit or participation obligation hereunder, respectively, of any other Issuing Bank or Lender.

                  2.04.  Term Loan Facility.

                  (a) The Term Loans. On June 28, 1994, each Lender made a term loan (each individually, a "Term Loan" and, collectively, the "Term Loans") (i) to Foamex in a principal amount of such Lender's Pro Rata Share of $25,000,000 and (ii) to GFI in a principal amount of such Lender's Pro Rata Share of $15,000,000.

                  (b) Use of Proceeds of Term Loans. The proceeds of the Term Loans made to Foamex were used solely (i) to fund the New Partners Loan, (ii) to pay Transaction Costs and (iii) to repay in full the Foamex International Loan. The proceeds of the Term Loans made to GFI were used solely to repay principal under the GFI Intercompany Note.

                  (c) Repayment of Term Loans. The principal amount of the Term Loans shall be payable in nineteen (19) equal quarterly installments, each in an aggregate amount equal to $1,250,000, in the case of Foamex, and $750,000, in the case of GFI, on the first Business Day of the months of January, April, July, October, beginning in October 1994, and a final installment in an aggregate amount equal to the remaining principal balance thereof on the Commitment Termination Date.

                  2.05. Authorized Officers and Administrative Agents. Each Borrower shall deliver to each Administrative Agent from time to time an Officer's Certificate setting forth the names of the officers, employees and agents authorized to request Loans and Letters of Credit and to request a conversion/continuation of any Loan and containing a specimen signature of each such officer, employee or agent. The officers, employees and agents so authorized shall also be authorized to act for such Borrower in respect of all other matters relating to the Loan Documents. The Administrative Agents shall be entitled to rely conclusively on such officer's or employee's authority to request such Loan, Letter of Credit or such conversion/continuation until the Administrative Agents receive written notice to the contrary. The Administrative Agents shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing or Notice of Conversion/Continuation or any other document, and, with respect to an oral request for such a Loan, Letter of Credit or such conversion/continuation, the Administrative Agents shall have no duty to verify the identity of any person representing himself or herself as one of the officers, employees or agents authorized to make such request or otherwise to act on behalf of such Borrower. None of the Administrative Agents, the Lenders or the Issuing Banks shall incur any liability to either Borrower or any other Person in acting upon any telephonic notice referred to above which any Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of such Borrower.

                                   ARTICLE III
                            PAYMENTS AND PREPAYMENTS

                  3.01.  Prepayments; Reductions in Revolving Loan
Commitments.

                   (a) Voluntary Prepayments/Reductions. (i) Each Borrower may, at any time and from time to time, prepay or repay any Loan, in whole or in part, without premium or penalty; provided, however, Eurodollar Rate Loans may only be prepaid (A) in whole or in part on the expiration date of the then applicable Eurodollar Interest Period, upon at least three (3) Business Days' prior written notice to the Funding Agent (which the Funding Agent shall promptly transmit to each Lender) or (B) otherwise upon payment of the amounts described in Section 4.02(f). Any notice of prepayment given to the Funding Agent under this Section 3.01(a)(i) shall specify the Loans to be prepaid or repaid, the date (which shall be a Business Day) of prepayment or repayment, and the aggregate principal amount of the prepayment or repayment. Any prepayment or repayment of Term Loans shall be applied to each remaining principal installment of the Term Loans on a pro rata basis. When notice of prepayment is delivered as provided herein, the principal amount of the Loans specified in the notice shall become due and payable on the prepayment date specified in such notice.

                  (ii) Each Borrower, upon at least three (3) Business Days' prior written notice to the Funding Agent (which the Funding Agent shall promptly transmit to each Lender), shall have the right, at any time and from time to time, to terminate in whole or permanently reduce in part the Revolving Loan Commitments, provided that each Borrower shall have made whatever payment may be required to reduce the Revolving Credit Obligations to an amount less than or equal to the Revolving Loan Commitments as reduced or terminated on the date of such reduction. Any notice of termination or reduction given to the Funding Agent under this Section 3.01(a)(ii) shall specify the date (which shall be a Business Day) of such termination or reduction and, with respect to a partial reduction, the aggregate principal amount thereof. When notice of termination or reduction is delivered as provided herein, the principal amount of the Revolving Loans specified in the notice shall become due and payable on the date specified in such notice.

                  (iii) The prepayments and payments in respect of reductions and terminations described in clauses (i) and (ii) of this Section 3.01(a) may be made without premium or penalty (except as provided in Section 4.02(f)).

                  (b) Mandatory Prepayments. (i) Within one (1) Business Day after either Borrower's or any of the Borrowers' Subsidiaries' receipt of any Net Cash Proceeds of Sale, the Borrower in receipt thereof, or in a position to direct the disposition of such Net Cash Proceeds, shall make or cause to be made a mandatory prepayment of the Obligations (or, to the extent no Obligations (other than contingent Obligations) are outstanding, a deposit in the Investment Account of such Borrower or such Subsidiaries applicable corporate parent) in the amount of such Net Cash Proceeds of Sale, provided that to the extent such a deposit is prohibited by the terms of the Senior Secured Note Indenture, the Lenders shall not deposit such Net Cash Proceeds in such Investment Account, but instead shall allow such Borrower to retain such Net Cash Proceeds) in an amount equal to one hundred percent (100%) of such Net Cash Proceeds of Sale; provided further that, to the extent any such proceeds constitute "Net Proceeds" from an "Asset Sale" (as such terms are defined in the Senior Note Indenture) and are required by the terms of the Senior Note Indenture to be applied to the repayment of the Senior Notes or by the terms of the Subordinated Debenture Indenture to be applied to the repayment of other Senior Indebtedness (as defined in the Subordinated Debenture Indenture), then such Borrower shall be entitled to apply such proceeds to the repayment of the Senior Notes or such other Senior Indebtedness, as the case may be. Notwithstanding the foregoing, in the event such Borrower receives Net Cash Proceeds of Sale constituting a portion of "Net Proceeds" of an "Asset Sale" (as such terms are defined in the Senior Note Indenture) which, at the time of the receipt thereof, (A) pursuant to Section 4.10(b) of the Senior Note Indenture, represent the pro rata portion of such "Net Proceeds" (as defined in the Senior Note Indenture) to be offered to redeem Senior Notes, and (B) are not, pursuant to Section 4.10(d) of the Senior Note Indenture, required, at such time, to be applied to the repayment of the Senior Notes but which may, if certain contingencies are not met, be required to be so applied at a later date (such proceeds, being the "Pending Proceeds"), then during such interim period, all of the Pending Proceeds shall be applied to the Revolving Credit Obligations (or, to the extent no Revolving Credit Obligations (other than contingent Revolving Credit Obligations) are outstanding, as a deposit in the Investment Account of such Borrower), and, until it is determined whether such proceeds shall be required to be applied to the repayment of the Senior Notes in accordance with the terms of the Senior
Note Indenture, an Availability Reserve shall be established in the amount of the Pending Proceeds applied to the Revolving Loans. In the event any portion of such Pending Proceeds are required to be applied to the repayment of Senior Notes, then all Pending Proceeds deposited in the Investment Account shall be released to such Borrower for the purpose of making such repayment and the aforementioned Availability Reserve shall be abated to the extent necessary to permit a Borrowing of Revolving Loans (but in an amount not in excess of such reserve), the proceeds of which shall be used to make the required repayment of the Senior Notes. To the extent it is determined that no repayment of the Senior Notes is required to be made with the Pending Proceeds, then all such proceeds on deposit in the Investment Account shall be applied to the Obligations in accordance with the following sentence, the aforementioned Availability Reserve shall be abated in its entirety and that portion of the Pending Proceeds that was applied to the Revolving Loans shall be deemed to have been applied to the Obligations in accordance with the following sentence (it being understood that if any portion of the Pending Proceeds originally applied to the Revolving Loans are deemed to have been permanently applied to the Term Loans, the Funding Agent shall make a corresponding increase in the outstanding balance of the Revolving Loans). Any mandatory prepayment of the Obligations required to be made pursuant to this Section 3.01(b)(i) (other than the initial application of Pending Proceeds to the Revolving Loans) shall be applied first, to each remaining principal installment of the Term Loans on a pro rata basis, second, to the outstanding principal amount of the Swing Loans, third, to the outstanding principal amount of the Revolving Loans, and fourth, to the extent no Obligations (other than contingent Obligations) are outstanding, as a deposit in the Investment Account of such Borrower or such Subsidiaries applicable corporate parent; provided that to the extent that any such prepayment constitutes Net Cash Proceeds of Sale arising from the sale, lease, assignment or other disposition of any Property not in excess of $1,000,000 for any single transaction or series of related transactions and $5,000,000 in the aggregate for all transactions in any Fiscal Year, such prepayment shall not be required to be applied to the Term Loans. The Borrowers shall not be required to apply to the Term Loans up to an aggregate amount of $7,500,000 of any Net Cash Proceeds arising from the 1995 Restructuring Dispositions that would otherwise be required to be applied as mandatory prepayments of the Obligations pursuant to this Section 3.01(b) (it being understood that such Net Cash Proceeds shall otherwise be applied in the order set forth in the preceding sentence).

                  (ii) Each Borrower shall make payments of Loans made to it to the extent necessary to assure that (A) the aggregate amount of Revolving Credit Obligations outstanding at any time does not exceed the Maximum Revolving Credit Amount at such time, (B) the aggregate amount of Term Loans and Revolving Credit Obligations owing by Foamex does not exceed Foamex's Borrowing Base at such time less the Availability Reserves applicable to Foamex in effect at such time and
(C) the aggregate amount of Term Loans and Revolving Credit Obligations owing by GFI does not exceed the excess of (I) the lesser of (x) the GFI Sublimit in effect at such time and (y) GFI's Borrowing Base at such time, over (II) Availability Reserves applicable to GFI in effect at such time. In addition, to the extent the Maximum Revolving Credit Amount is at any time less than the amount of contingent Letter of Credit Obligations outstanding at any time, the Borrowers with outstanding Letter of Credit Obligations shall deposit in the Cash Collateral Account cash in an aggregate amount equal to the amount by which such Letter of Credit Obligations exceed such Maximum Revolving Credit Amount. In the event there are no outstanding Revolving Loans, to the extent the amount of the Borrowing Base of either Borrower less the principal amount of the Term Loans of such Borrower outstanding at such time, is at any time less than the outstanding Letter of Credit Obligations of such Borrower at such time, such Borrower with outstanding Letter of Credit Obligations shall deposit in the Cash Collateral Account cash in an aggregate amount equal to the amount by which such Letter of Credit Obligations exceed the amount of the Borrowing Base of such Borrower less the principal amount of the Term Loans of such Borrower outstanding at such time.

                  (iii) The Collateral Agent is hereby authorized by each Borrower to transfer to the Funding Agent, and the Funding Agent is hereby authorized to apply to the Revolving Credit Obligations then outstanding, any and all amounts held in such Borrower's Concentration Account (or, if no funds are available in such Concentration Account, all available funds on deposit in such Borrower's Investment Account), such amounts to be applied by the Funding Agent in accordance with the provisions of Section 3.02.

                  (iv) Within one (1) Business Day after Foamex, or any agent or Affiliate thereof, receives any amount of Proceeds of Issuance of Equity Interests or Indebtedness, Foamex shall make or cause to be made a mandatory prepayment of the Obligations in an amount equal to such proceeds. Such proceeds shall be applied in accordance with Section 3.02(b).

                  (v) Within one (1) Business Day after Foamex receives any proceeds from the prepayment or repayment of all or any part of the principal amount outstanding of the New Partners Loan, Foamex shall make or cause to be made a mandatory prepayment of the Term Loans in an amount equal to the amount of such proceeds. Any prepayment or repayment of Term Loans pursuant to this clause (v) shall be applied (A) first, to each remaining principal installment of the Term Loans made to Foamex on a pro rata basis and (B) second, to the Term Loans made to GFI on a pro rata basis. In the event there are no outstanding Term Loans and an Event of Default has occurred and is continuing, such proceeds shall be applied to the outstanding principal amount of the Revolving Loans.

                  (vi) The Borrowers shall make a mandatory prepayment of the Revolving Loans to the extent necessary to ensure that during a period of thirty
(30) consecutive days in each Fiscal Year chosen at the discretion of the Borrowers (each such period being a "Clean Down Period") the outstanding principal amount of Revolving Loans are less than or equal to $5,000,000 at all times during such period; provided that each Clean Down Period shall not begin less than ninety (90) days after the termination of a prior Clean Down Period.

             (vii) On the Effective Date, the Term Loans shall be prepaid by an amount equal to the PFI Guaranty Release Amount, such amount to be applied first to each remaining principal installment of the Term Loan made to GFI on a pro rata basis and then to each remaining principal installment of the Term Loan made to Foamex on a pro rata basis (it being understood and agreed that such prepayment of the Term Loan made to Foamex shall reduce by a like principal amount the outstanding balance owing by GFI to Foamex under the GFI Intercompany
Note). In addition, all PFI Merger Proceeds shall be held in the Investment Account of GFI (or to the extent required under the terms of the Senior Secured
Note Indenture, with the trustee thereunder) for a period of 270 days, during which time the Borrowers may use such proceeds (A) for the purpose of prepaying or redeeming the Senior Secured Notes, the Senior Notes, the Subordinated Debentures and the 1993 Subordinated Debentures (as required by the terms of the indentures governing the terms thereof, it being understood and agreed that, for purposes of Section 4.10 of the Senior Note Indenture, the Lenders have elected not to receive such PFI Merger Proceeds) and (B), if otherwise permitted by such indentures and so long as no Potential Event of Default or Event of Default has occurred and is continuing, to make open market purchases of the Senior Secured Notes, the Senior Notes, the Subordinated Debentures and the 1993 Subordinated Debentures. To the extent any PFI Merger Proceeds remain in the Investment Account (or with the trustee under the Senior Secured Note Indenture) on the 270th day after the Effective Date, then such proceeds shall be applied, to the extent not prohibited by the terms of the Senior Secured Note Indenture or the Senior Note Indenture, first, to each remaining principal installment of the Term Loans on a pro rata basis, second, to the outstanding principal amount of the Swing Loans and third, to the outstanding principal amount of the Revolving Loans. Any remaining proceeds shall remain on deposit in the Investment Account of GFI (or be deposited in such Investment Account if not already on deposit therein) and may be released to GFI to the extent otherwise permitted hereby.

            (viii) Nothing in this Section 3.01(b) shall be construed to constitute the Lenders' consent to any transaction referred to in clause (i), clause (iv) , clause (v) or clause (vii) above which is not expressly permitted by Article IX.

                  (c) Mandatory Reductions in Revolving Loan Commitments. The Revolving Loan Commitments shall be permanently reduced by the amount of any payment made pursuant to Section 3.01(b)(i) which is applied to the Revolving Credit Obligations or deposited in the Investment Account, as the case may be,
(A) in respect of Net Cash Proceeds of Sale arising from the sale, lease, assignment or other disposition of any Property in excess of $5,000,000 in any single transaction or event or (B) in respect of Net Cash Proceeds of Sale (other than any Net Cash Proceeds of Sale referred to in clause (A) above) received by the

Borrowers in excess of $5,000,000 in any Fiscal Year; provided, however, with respect to Pending Proceeds, the Revolving Loan Commitments shall be reduced on the date of the abatement of the Availability Reserve in respect of such Pending Proceeds (or the application of such Pending Proceeds that were deposited in the Investment Account to the Obligations) by that portion of such Pending Proceeds, if any, which was not required to be applied to the repayment of the Senior Notes and which was not applied (or deemed applied) to the Terms Loans pursuant to the penultimate sentence of Section 3.01(b)(i). Notwithstanding the foregoing, no permanent reduction of the Revolving Loan Commitments shall be made from any mandatory prepayment (i) that was not applied first to the Term Loans pursuant to the last sentence of Section 3.01(b)(i) or (ii) made in connection with the PFI Merger.

                  3.02.  Payments.

                  (a) Manner and Time of Payment. All payments of principal of and interest on the Loans and Reimbursement Obligations and other Obligations (including, without limitation, fees and expenses) which are payable to the Administrative Agents, the Lenders or any Issuing Bank shall be made without condition or reservation of right, in immediately available funds, delivered to the Funding Agent (or, in the case of Reimbursement Obligations, to the pertinent Issuing Bank) not later than 1:00 p.m. (New York time) on the date and at the place due, to such account of the Funding Agent (or such Issuing Bank) as it may designate, for the account of the Administrative Agents, the Lenders or such Issuing Bank, as the case may be; and funds received by the Funding Agent, including, without limitation, funds in respect of any Revolving Loans to be made on that date, not later than 1:00 p.m. (New York time) on any given Business Day shall be credited against payment to be made that day and funds received by the Funding Agent after that time shall be deemed to have been paid on the next succeeding Business Day. All immediately available funds posted to the Concentration Account of each Borrower at 1:00 p.m. on any Business Day shall be wire transferred by the Collateral Agent to the Funding Agent for application by the Funding Agent directly to the Obligations of such Borrower on the same Business Day if received by 3:00 p.m. (New York time) by the Funding Agent or otherwise on the next succeeding Business Day (or any Investment Account as provided in Section 3.01(b)). Payments actually received by the Funding Agent for the account of the Lenders or the Issuing Banks, or any of them, shall be paid to them by the Funding Agent on the next following Settlement Date.

                  (b) Apportionment of Payments. (i) Subject to the provisions of Sections 3.02(b)(ii) and (iv), all payments of principal and interest in respect of outstanding Loans, all payments in respect of Reimbursement Obligations, as applicable, all payments of fees and all other payments in respect of any other Obligations, including, without limitation, all proceeds of

Collateral on deposit in any Concentration Account applied to the Obligations shall be allocated among such of the Lenders and Issuing Banks as are entitled thereto, as provided herein. All such payments and any other amounts received by the Funding Agent from or for the benefit of either Borrower shall be applied to such Borrower's Obligations as follows: first to pay principal of and interest on any portion of any outstanding Swing Loans, second to pay principal of and interest on any portion of the Revolving Loans which the Funding Agent may have advanced on behalf of any Lender other than Scotiabank for which the Funding Agent has not then been reimbursed by such Lender or such Borrower, third, to pay principal of and interest on any Protective Advance for which the Collateral Agent has not then been paid by such Borrower or reimbursed by the Lenders, fourth, to pay principal of and interest on all Revolving Loans which are Base Rate Loans constituting Non Pro Rata Loans, fifth, to pay all other Obligations then due and payable other than Base Rate Loans constituting Cure Loans, sixth, to pay principal of and interest on Base Rate Loans constituting Cure Loans, and seventh, as such Borrower so designates; provided that if no Revolving Credit Obligations of such Borrower are then outstanding, all funds of such Borrower remaining in such Borrower's Concentration Account shall be transferred to the Investment Account of such Borrower and invested in accordance with account instructions applicable thereto agreed to by such Borrower and the Collateral Agent. Each Borrower hereby grants to the Collateral Agent a security interest for the benefit of the Administrative Agents, the Lenders and the Issuing Banks in all funds deposited in each Investment Account. Unless otherwise designated by the Borrowers, all principal payments in respect of Loans shall be applied to the outstanding Loans, first, to repay outstanding Base Rate Loans, and then to repay outstanding Eurodollar Rate Loans with those Eurodollar Rate Loans which have earlier expiring Eurodollar Interest Periods being repaid prior to those which have later expiring Eurodollar Interest Periods. In addition, all principal payments in respect of Loans shall be applied first to Loans made for the purpose of making Restricted Junior Payments permitted under Section 9.06 and then to all other Loans; provided, however, no such principal repayments shall be applied to Eurodollar Rate Loans on any day other than an Interest Payment Date to the extent Base Rate Loans are outstanding.

             (ii) After the occurrence of an Event of Default and while the same is continuing, the Funding Agent shall apply all payments in respect of any Obligations of either Borrower against, and the Collateral Agent shall transfer to the Funding Agent all proceeds of Collateral of such Borrower for application to, the Obligations of such Borrower in the following order:

                  (A) first, to pay principal or interest on any portion of the Swing Loans of such Borrower;

                  (B) second, to pay principal of and interest on any portion of the Revolving Loans of such Borrower which the Funding Agent may have advanced on behalf of any Lender other than Scotiabank for which the Funding Agent has not then been reimbursed by such Lender or such Borrower;

                  (C) third, to pay principal of and interest on any Protective Advance for which the Collateral Agent has not then been paid by such Borrower or reimbursed by the Lenders;

                  (D) fourth, to pay Obligations in respect of any expense reimbursements or indemnities of such Borrower then due to the Administrative Agents;

                  (E) fifth, to pay Obligations in respect of any expense reimbursements or indemnities of such Borrower then due to the Lenders and the Issuing Banks;

                  (F) sixth, to pay interest and fees due in respect of Loans of such Borrower, to the extent not already paid pursuant to clause B of this Section 3.02(b)(ii);

                  (G) seventh, to pay or prepay (or, to the extent such Obligations are contingent, to deposit in the Cash Collateral Account Cash Collateral pursuant to Section 11.02(b)) principal outstanding on the Revolving Loans, the Term Loans, the Reimbursement Obligations of such Borrower and all other Letter of Credit Obligations of such Borrower;

                  (H) eighth, to the ratable payment of Interest Rate Contracts and foreign exchange contracts of such Borrower to which any of the Lenders or any Affiliate of any of the Lenders is a party; and

                  (I) ninth, to the ratable payment of all other Obligations of such Borrower;

provided, however, if sufficient funds are not available to fund all payments to be made in respect of any of the Obligations described in any of the foregoing clauses (A) through (I), the available funds being applied with respect to any such Obligations (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the proportion of each Administrative Agent's, each Lender's or each Issuing Bank's interest in the aggregate outstanding Obligations described in such clauses.

The order of application of funds set forth in this Section 3.02(b)(ii) and the related provisions of this Agreement are set forth solely to determine the application of funds among the Administrative Agents, the Lenders, the Issuing Banks and other Holders as among themselves. The order of priority set forth in clauses A through I of this Section 3.02(b)(ii) may at any time and from time to time be changed by the agreement of the Requisite Lenders without necessity of notice to or consent of or approval by the Borrowers, any Holder which is not a Lender or Issuing Bank, or any other Person; provided that the priority listed in any of clauses E through I may not be changed with respect to clauses A through D and provided, further that the order of priority set forth in clauses A through D of this Section 3.02(b)(ii) may be changed only with the prior written consent of the Administrative Agents.

                  (iii) The Funding Agent, in its sole discretion subject only to the terms of this Section 3.02(b)(iii), may pay from the proceeds of Revolving Loans (which Loans have not been requested by either Borrower pursuant to a Notice of Borrowing) made to either Borrower hereunder, whether made following a request by either Borrower pursuant to Section 2.01 or 2.02 or a deemed request as provided in this Section 3.02(b)(iii), all amounts then due and payable by such Borrower hereunder, including, without limitation, amounts payable with respect to payments of principal, interest, Reimbursement Obligations and fees and all reimbursements for expenses pursuant to Section
13.02. Each Borrower hereby irrevocably authorizes the Lenders to make Revolving Loans, which Revolving Loans shall be Base Rate Loans, in each case, upon notice from the Funding Agent as described in the following sentence for the purpose of paying principal, interest, Reimbursement Obligations and fees due from such Borrower, reimbursing expenses pursuant to Section 13.02 and paying any and all other amounts due and payable by such Borrower hereunder or under the Notes, and agrees that all such Revolving Loans so made shall be deemed to have been requested by it pursuant to Section 2.01 or 2.02 as of the date of the aforementioned notice. The Funding Agent shall request Revolving Loans on behalf of each Borrower as described in the preceding sentence by notifying the Lenders by telex, telecopy, telegram or other similar form of transmission (which notice the Funding Agent shall thereafter promptly transmit to such Borrower), of the amount and Funding Date of the proposed Borrowing and that such Borrowing is being requested on such Borrower's behalf pursuant to this Section 3.02(b)(iii). On the proposed Funding Date, the Lenders shall make the requested Loans in accordance with the procedures and subject to the conditions specified in
Section 2.01 or 2.02 (irrespective of the satisfaction of the conditions described in Section 5.02 or the requirement to deliver a Notice of Borrowing in
Section 2.01(b), which conditions and requirement, for the purposes of the payment of Revolving Loans at the request of the Funding Agent as described in the preceding sentence, the Lenders irrevocably waive).

                  (iv) Subject to Section 3.02(b)(v), the Funding Agent shall promptly distribute to each Lender and Issuing Bank at its primary address set forth on the appropriate signature page hereof or the signature page to the Assignment and Acceptance by which it became a Lender or Issuing Bank, or at such other address as a Lender, an Issuing Bank or other Holder may request in writing, such funds as such Person may be entitled to receive, subject to the provisions of Article XII; provided that the Funding Agent shall under no circumstances be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Holder and may suspend all payments or seek appropriate relief (including, without limitation, instructions from the Requisite Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby.

                  (v) In the event that any Lender fails to fund its Pro Rata Share of any Revolving Loan requested by either Borrower which such Lender is obligated to fund under the terms of this Agreement (the Pro Rata Share of each other Lender of such Revolving Loan funded by each other Lender being hereinafter referred to as a "Non Pro Rata Loan"), excluding any such Lender who has delivered to the Funding Agent written notice that one or more of the conditions precedent contained in Section 5.02 will not on the date of such request be satisfied and until such conditions are satisfied, until the earlier of such Lender's cure of such failure and the termination of the Revolving Loan Commitments, the proceeds of all amounts thereafter repaid to the Funding Agent by either Borrower and otherwise required to be applied to such Lender's share of all other Obligations pursuant to the terms of this Agreement shall be advanced to either Borrower by the Funding Agent on behalf of such Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of such other Obligations. Notwithstanding anything in this Agreement to the contrary:

                  (A) the foregoing provisions of this Section 3.02(b)(v) shall apply only with respect to the proceeds of payments of Obligations and shall not affect the conversion or continuation of Loans pursuant to
         Section 4.01(c);

                  (B) a Lender shall be deemed to have cured its failure to fund its Pro Rata Share of any Revolving Loan at such time as an amount equal to such Lender's original Pro Rata Share of the requested principal portion of such Revolving Loan is fully funded to the applicable Borrower, whether made by such Lender itself or by operation of the terms of this Section 3.02(b)(v), and whether or not the Non Pro Rata Loan with respect thereto has been repaid, converted or continued;

                  (C) amounts advanced to either Borrower to cure, in full or in part, any such Lender's failure to fund its Pro Rata Share of any Revolving Loan ("Cure Loans") shall bear interest at the Base Rate in effect from time to time, and for all other purposes of this Agreement shall be treated as if they were Base Rate Loans; and

                  (D) regardless of whether or not an Event of Default has occurred or is continuing, and notwithstanding the instructions of either Borrower as to its desired application, all repayments of principal which, in accordance with the other terms of this Section 3.02, would be applied to the outstanding Base Rate Loans shall be applied in accordance with the terms of the second sentence of Section 3.02(b)(i).

                  (c) Payments on Non-Business Days. Whenever any payment to be made by either Borrower hereunder or under the Notes is stated to be due on a day which is not a Business Day, the payment shall instead be due on the next succeeding Business Day (or, as set forth in Section 4.02(b)(iii), the next preceding Business Day), and any such extension of time shall be included in the computation of the payment of interest and fees hereunder.

                  3.03.  Taxes.

                  (a) Payment of Taxes. Any and all payments by either Borrower hereunder or under any Note or other document evidencing any Obligations shall be made, in accordance with Section 3.02, free and clear of and without reduction for any and all taxes, levies, imposts, deductions, charges, withholdings, and all stamp or documentary taxes, excise taxes, ad valorem taxes and other taxes imposed on the value of the Property, charges or levies which arise from the execution, delivery or registration, or from payment or performance under, or otherwise with respect to, any of the Loan Documents or the Revolving Loan Commitments and all other liabilities with respect thereto excluding, in the case of each Lender, each Issuing Bank and each Administrative Agent, taxes imposed on its income, capital, profits or gains and franchise taxes imposed on it by (i) the United States, except certain withholding taxes contemplated pursuant to Section 3.03(d)(ii)(C), (ii) the Governmental Authority of the jurisdiction in which such Lender's Applicable Lending Office is located or any political subdivision thereof or (iii) the Governmental Authority in which such Person is organized, managed and controlled or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If either Borrower shall be required by law to withhold or deduct any Taxes from or in respect of any sum payable hereunder or under any such Note or document to any Lender, any Issuing Bank or any Administrative Agent, (x) the sum payable to such Lender or such Administrative Agent shall be increased as may be necessary so that after making all required withholding or deductions (including withholding or deductions applicable to additional sums payable under this Section 3.03) such Lender, such Issuing Bank or such Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such withholding or deductions been made, (y) such Borrower shall make such withholding or deductions, and (z) such Borrower shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) Indemnification. Each Borrower will indemnify each Lender, each Issuing Bank and each Administrative Agent against, and reimburse each on demand for, the full amount of all Taxes (including, without limitation, any Taxes imposed by any Governmental Authority on amounts payable under this
Section 3.03 and any additional income or franchise taxes resulting therefrom) incurred or paid by such Lender, such Issuing Bank or such Administrative Agent (as the case may be) or any bank holding company parent of such Lender or Issuing Bank and any liability (including penalties, interest, and out-of-pocket expenses paid to third parties) arising therefrom or with respect thereto, whether or not such Taxes were lawfully payable. A certificate as to any additional amount payable to any Person under this Section 3.03 submitted by it to either Borrower shall, absent manifest error, be final, conclusive and binding upon all parties hereto. Each Lender and each Issuing Bank agrees, within a reasonable time after receiving a written request from either Borrower, to provide such Borrower and each Administrative Agent with such certificates as are reasonably required, and take such other actions as are reasonably necessary to claim such exemptions as such Lender or such Issuing Bank may be entitled to claim in respect of all or a portion of any Taxes which are otherwise required to be paid or deducted or withheld pursuant to this Section 3.03 in respect of any payments under this Agreement or under the Notes.

                  (c) Receipts. Within thirty (30) days after the date of any payment of Taxes by either Borrower, such Borrower will furnish to the Funding Agent, at its address referred to in Section 13.08, the original or a certified copy of a receipt, if any, or other documentation reasonably satisfactory to the Funding Agent, evidencing payment thereof. Each Borrower shall furnish to the Funding Agent upon the request of the Funding Agent from time to time an Officer's Certificate stating that all Taxes of which it is aware are due have been paid and that no additional Taxes of which it is aware are due.

                  (d) Foreign Bank Certifications. (i) Each Lender that is not created or organized under the laws of the United States or a political subdivision thereof has delivered to Foamex and the Funding Agent on the date on which such Lender became a Lender or shall deliver to each Borrower on the date such Lender becomes a Lender, if such date is after the Effective Date, a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender to the effect that such Lender is eligible to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax (I) under the provisions of an applicable tax treaty concluded by the United States (in which case the certificate shall be accompanied by two duly completed copies of IRS Form 1001 (or any successor or substitute form or forms)) or (II) under Section 1441(c)(1) as modified for purposes of Section 1442(a) of the Internal Revenue Code (in which case the certificate shall be accompanied by two duly completed copies of IRS Form 4224 (or any successor or substitute form or forms)).

                  (ii) Each Lender further agrees to deliver to the Borrowers and the Funding Agent from time to time, a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to either Borrower and the Funding Agent pursuant to this Section 3.03(d) (including, but not limited to, a change in such Lender's lending office). Each certificate required to be delivered pursuant to this Section 3.03(d)(ii) shall certify as to one of the following:

                  (A) that such Lender can continue to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax;

                  (B) that such Lender cannot continue to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein but does not require additional payments pursuant to Section 3.03(a) because it is entitled to recover the full amount of any such deduction or withholding from a source other than the Borrowers;

                  (C) that such Lender is no longer capable of receiving payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein by reason of a change in law (including the Internal Revenue Code or applicable tax treaty) after the later of the Effective Date or the date on which such Lender became a Lender and that it is not capable of recovering the full amount of the same from a source other than the Borrowers; or

                  (D) that such Lender is no longer capable of receiving payments hereunder without deduction or withholding of United States federal income tax as specified therein other than by reason of a change in law (including the Internal Revenue Code or applicable tax treaty) after the later of the Effective Date or the date on which such Lender became a Lender.

Each Lender agrees to deliver to the Borrowers and the Funding Agent further duly completed copies of the above-mentioned IRS forms on or before the earlier of (x) the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding from United States federal income tax and (y) fifteen (15) days after the occurrence of any event requiring a change in the most recent form previously delivered by such Lender to the Borrowers and the Funding Agent, unless any change in treaty, law, regulation, or official interpretation thereof which would render such form inapplicable or which would prevent the Lender from duly completing and delivering such form has occurred prior to the date on which any such delivery would otherwise be required and the Lender promptly advises the Borrowers that it is not capable of receiving payments hereunder and under the Notes without any deduction or withholding of United States federal income tax.

                  3.04. Increased Capital. If after the date hereof any Lender or Issuing Bank determines that (i) the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over any Lender, Issuing Bank or banks or financial institutions generally (whether or not having the force of law), or compliance with any of the above affects or would affect the amount of capital required or expected to be maintained by such Lender or Issuing Bank or any corporation controlling such Lender or Issuing Bank and (ii) the amount of such capital is increased by or based upon (A) the making or maintenance by any Lender of its Loans, any Lender's participation in or obligation to participate in the Loans, Letters of Credit or other advances made hereunder or the existence of any Lender's obligation to make Loans or (B) the issuance or maintenance by any Issuing Bank of, or the existence of any Issuing Bank's obligation to issue, Letters of Credit, then, in any such case, upon written demand by such Lender or Issuing Bank (with a copy of such demand to the Funding Agent), the Borrowers shall pay to the Funding Agent for the account of such Lender or Issuing Bank, from time to time as specified by such Lender or Issuing Bank, additional amounts sufficient to compensate such Lender or Issuing Bank or such corporation therefor. Such demand shall be accompanied by a statement as to the amount of such compensation and include a brief summary of the basis for such demand. Such statement shall be conclusive and binding for all purposes, absent manifest error.

                  3.05.  Promise to Repay; Evidence of Indebtedness.

                  (a) Promise to Repay. (i) Each Borrower hereby agrees to pay when due the principal amount of each Revolving Loan which is made to it, and further agrees to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the promissory notes evidencing the Revolving Loans owing to the Lenders, and each Borrower shall execute and deliver to each Lender such promissory notes as are necessary to evidence the Revolving Loans owing to the Lenders after giving effect to any assignment thereof pursuant to
Section 13.01, all substantially in the form of Exhibit I (all such promissory notes and all amendments thereto, replacements thereof and substitutions therefor being collectively referred to as the "Revolving Loan Notes"; and "Revolving Loan Note" means any one of the Notes).

                  (ii) Each of Foamex and GFI hereby agrees to pay when due the principal amount of each Term Loan which is made to it, and further agrees to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the promissory notes evidencing the Term Loans owing to the Lenders, and each Borrower shall execute and deliver to each Lender such promissory notes as are necessary to evidence the Term Loans owing to the Lenders after giving effect to any assignment thereof pursuant to Section 13.01, all substantially in the form of Exhibit K (all such promissory notes and all amendments thereto, replacements thereof and substitutions therefor being collectively referred to as the "Term Loan Notes"; and "Term Loan Note" means any one of the Notes).

                  (iii) Each Borrower hereby agrees to pay when due the principal amount of each Swing Loan which is made to it, and further agrees to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the promissory note evidencing the Swing Loans owing to the Swing Bank, and each Borrower shall execute and deliver to the Swing Bank such promissory note as is necessary to evidence the Swing Loans owing to the Swing Bank, substantially in the form of Exhibit J (all such promissory notes and all amendments thereto, replacements thereof and substitutions therefor being collectively referred to as the "Swing Loan Notes"; and "Swing Loan Note" means any one of the Notes).

                  (b) Loan Account. Each Lender shall maintain in accordance with its usual practice an account or accounts (a "Loan Account") evidencing the Indebtedness of each Borrower to such Lender resulting from each Loan owing to such Lender from time to time, including the amount of principal and interest payable and paid to such Lender from time to time hereunder and under the Notes.

                  (c) Control Account. The Register maintained by the Funding Agent pursuant to Section 13.01(c) shall include a control account, and a

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



subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the type of Loan comprising such Borrowing and any Eurodollar Interest Period applicable thereto, (ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder or under the Notes, and (iv) the amount of any sum received by the Funding Agent from each Borrower hereunder and each Lender's share thereof.

                  (d) Entries Binding. The Funding Agent will render and deliver a statement of the Register monthly to each Borrower and each Lender. All entries on any such statement shall, fifteen (15) days after the same is sent, be presumed to be correct and shall constitute prima facie evidence of the information contained in such statement. Each of the Borrowers and the Lenders shall have the express right to rebut such presumption by conclusively demonstrating the existence of an error on the part of the Funding Agent.

                  3.06. Deposit Accounts. (a) Each Borrower shall maintain lockbox accounts (the "Lockbox Accounts") in the name of the Collateral Agent with the Lockbox Banks of such Borrower and shall, promptly upon receipt thereof, deposit in its respective Lockbox Accounts, all monies that constitute checks, notes, drafts or funds received by such Borrower in the ordinary course of business or otherwise and that constitute proceeds of Collateral. Any amounts which are required to be paid to the Funding Agent hereunder which are not proceeds of Collateral shall be paid directly to the Funding Agent and not deposited in a Lockbox Account.

                  (b) Funds on deposit in a Lockbox Account of either Borrower on each Business Day shall be transferred to the Concentration Account of such Borrower in accordance with the terms of the Lockbox Agreements and on the next succeeding Business Day shall be transferred from the Concentration Account of such Borrower either to the Funding Agent to be applied to such Borrower's Obligations at the times provided in Section 3.02 or to any Investment Account as provided in Section 3.02. Each Borrower hereby grants to the Collateral Agent a security interest in the Concentration Account of such Borrower and all funds from time to time deposited therein, including, without limitation, all such overnight investments.

                  (c) Each Borrower agrees to pay to the Collateral Agent any and all reasonable fees, costs and expenses which the Collateral Agent incurs in connection with opening and maintaining the Lockbox Accounts, the Concentration Accounts or any other similar payment collection mechanism for either Borrower and depositing for collection any check or item of

                                      -71-


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payment received by and/or delivered to the Lockbox Banks or the Collateral
Agent on account of the Obligations of such Borrower. Each Borrower agrees to reimburse the Collateral Agent for any amounts paid to any Lockbox Bank arising out of any required indemnification by the Collateral Agent of such Lockbox Bank against damages incurred by the Lockbox Bank in the operation of a Lockbox Account for such Borrower.

                  3.07. Replacement of Lender in Event of Adverse Condition. If either Borrower becomes obligated to pay additional amounts to any Lender pursuant to Sections 3.03, 3.04 or 4.01(f) as a result of any condition described in such Sections which is not generally applicable to all Lenders, then, unless such Lender has theretofore taken steps to remove or cure, and has removed or cured, the conditions creating the cause for such obligation to pay such additional amounts, such Borrower may, within fifteen (15) days of being on notification of such condition, designate another bank which is reasonably acceptable to the Administrative Agents (such bank being herein called a "Replacement Lender") to purchase for cash all of the Notes of such Lender and all of such Lender's rights hereunder, without recourse to or warranty (other than title) by, or expense to, such Lender for a purchase price equal to the outstanding principal amount of the Notes payable to such Lender plus any accrued but unpaid interest on such Notes and accrued but unpaid commitment and other fees, expense reimbursements and indemnities in respect of that Lender's Revolving Loan Commitment. Such Lender shall consummate such sale in accordance with such terms (and, if such Lender is an Issuing Bank, such other terms as may be necessary to compensate fully such Lender) within a reasonable time not exceeding 60 days from the date such Borrower designated a Replacement Lender, and thereupon such Lender shall no longer be a party hereto or have any obligations or rights hereunder (except rights which, pursuant to the provisions of this Agreement, survive the termination of this Agreement and the repayment of the Notes), and the Replacement Lender shall succeed to such obligations and rights.


                                   ARTICLE IV
                                INTEREST AND FEES

                  4.01.  Interest on the Loans and other Obligations.

                  (a) Rate of Interest. All Loans and the outstanding principal balance of all other Obligations shall bear interest on the unpaid principal amount thereof from the date such Loans are made and such other Obligations are due and payable until paid in full, except as otherwise provided in Section 4.01(d), as follows:

                  (i) If a Base Rate Loan or such other Obligation, at a rate per annum equal to the sum of (A) the Base

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         Rate, as in effect from time to time as interest accrues plus (B) the
         Applicable Base Rate Margin in effect from time to time; and

                  (ii) If a Eurodollar Rate Loan, at a rate per annum equal to the sum of (A) the Eurodollar Rate determined for the applicable Eurodollar Interest Period plus (B) the Applicable Eurodollar Rate Margin in effect from time to time during such Eurodollar
         Interest Period.

The applicable basis for determining the rate of interest on the Loans shall be selected at the time a Notice of Borrowing or a Notice of Conversion/Continuation is delivered by a Borrower to the Funding Agent; provided, however, such Borrower may not select the Eurodollar Rate as the applicable basis for determining the rate of interest on such a Loan if at the time of such selection an Event of Default or a Potential Event of Default would occur or has occurred and is continuing. If on any day any Loan is outstanding with respect to which notice has not been timely delivered to the Funding Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest on that day, then for that day interest on that Loan shall be determined by reference to the Base Rate.

                  (b) Interest Payments. (i) Interest accrued on each Base Rate Loan shall be payable in arrears (A) on the first day of each calendar month, commencing on the first such day following the making of such Base Rate Loan,
(B) upon the prepayment thereof in full or in part when made in connection with a prepayment of the Term Loans or a permanent reduction in the Revolving Loan Commitments, and (C) if not theretofore paid in full, at maturity (whether by acceleration or otherwise) of such Base Rate Loan.

                  (ii) Interest accrued on each Eurodollar Rate Loan shall be payable in arrears (A) on each Eurodollar Interest Payment Date applicable to such Loan, (B) upon the payment or prepayment thereof in full or in part, and
(C) if not theretofore paid in full, at maturity (whether by acceleration or otherwise) of such Eurodollar Rate Loan.

                  (iii) Interest accrued on the principal balance of all other Obligations shall be payable in arrears (A) on the first day of each calendar month, commencing on the first such day following the incurrence of such Obligation, (B) upon repayment thereof in full or in part, and (C) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

                  (c) Conversion or Continuation. (i) Each Borrower shall have the option (A) to convert at any time all or any part of outstanding Base Rate Loans to Eurodollar Rate Loans; or (B)

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



to continue all or any part of outstanding Eurodollar Rate Loans, in accordance with the terms of Section 4.01(a), having Eurodollar Interest Periods which expire on the same date as Eurodollar Rate Loans, and the succeeding Eurodollar Interest Period of such continued Loans shall commence on such expiration date; provided, however, (I) no portion of any outstanding Loan may be continued as (and shall be immediately converted into a Base Rate Loan), or be converted into, a Eurodollar Rate Loan (x) if the continuation of, or the conversion into, would violate any of the provisions of Section 4.02 or (y) if an Event of Default or a Potential Event of Default would occur or has occurred and is continuing and (II) if the option set forth in clause (B) of this Section is not exercised, in accordance with the terms of Section 4.01(c)(ii), in respect of a Eurodollar Rate Loan, such Eurodollar Rate Loan shall convert automatically into a Base Rate Loan on the final date of the applicable Eurodollar Interest Period.

                  (ii)  To convert or continue a Loan under Section
4.01(c)(i), each Borrower shall deliver a Notice of Conversion/Continuation to the Funding Agent no later than 11:00 a.m. (New York time) at least three (3) Business Days in advance of the proposed conversion/continuation date. A Notice of Conversion/Continuation shall specify (A) the identity of the Borrower delivering such notice, (B) the proposed conversion/continuation date (which shall be a Business Day), (C) the principal amount of the Loan to be converted/continued, (D) whether such Loan shall be converted and/or continued, and (E) in the case of a conversion to, or continuation of, a Eurodollar Rate Loan, the requested Eurodollar Interest Period. In lieu of delivering a Notice of Conversion/Continuation, such Borrower may give the Funding Agent telephonic notice of any proposed conversion/continuation by the time required under this
Section 4.01(c)(ii), and such notice shall be confirmed in writing delivered to the Funding Agent promptly (but in no event later than 5:00 p.m. (New York time) on the same day). Promptly after receipt of a Notice of Conversion/Continuation under this Section 4.01(c)(ii) (or telephonic notice in lieu thereof), the Funding Agent shall notify each Lender by telex or telecopy, or other similar form of transmission, of the proposed conversion/continuation. Any Notice of Conversion/Continuation for conversion to, or continuation of, a Loan (or telephonic notice in lieu thereof) shall be irrevocable, and such Borrower shall be bound to convert or continue in accordance therewith.

                  (d) Default Interest. Notwithstanding the rates of interest specified in Section 4.01(a) or elsewhere in this Agreement, effective immediately upon (i) the occurrence of an Event of Default described in Section 11.01(a) or (ii) the occurrence of any other Event of Default and notice from the Requisite Lenders of the effectiveness of this Section 4.01(d), and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Base Rate Loans, and the

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



principal balance of all other Obligations (other than Eurodollar Rate Loans), shall bear interest at a rate which is two percent (2%) per annum in excess of the Base Rate plus the Applicable Base Rate Margin, and the principal balance of all Eurodollar Rate Loans shall bear interest at a rate which is two percent (2%) per annum in excess of the Eurodollar Rate plus the Applicable Eurodollar Rate Margin.

                  (e) Computation of Interest. Interest on all Obligations shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days. In computing interest on any Loan, the date of the making of the Loan or the first day of a Eurodollar Interest Period, as the case may be, shall be included and the date of payment or the expiration date of a Eurodollar Interest Period, as the case may be, shall be excluded; provided, however, if a Loan is repaid on the same day on which it is made, one (1) day's interest shall be paid on such Loan.

                  (f) Changes; Legal Restrictions. If after the date hereof any Lender or Issuing Bank determines that the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over any Lender, Issuing Bank or over banks or financial institutions generally (whether or not having the force of law), compliance with which:

                  (A) does or will subject a Lender or an Issuing Bank (or its Applicable Lending Office or Eurodollar Affiliate) to charges (other than taxes) of any kind which such Lender or Issuing Bank reasonably determines to be applicable to the Revolving Loan Commitments of the Lenders and/or the Issuing Banks to make Eurodollar Rate Loans or issue and/or participate in Letters of Credit or change the basis of taxation of payments to that Lender or Issuing Bank of principal, fees, interest, or any other amount payable hereunder with respect to Eurodollar Rate Loans or Letters of Credit; or

                  (B) does or will impose, modify, or hold applicable, in the determination of a Lender or an Issuing Bank, any reserve (other than reserves taken into account in calculating the Eurodollar Rate), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities (including those pertaining to Letters of Credit) in or for the account of, advances or loans by, commitments made, or other credit extended by, or any other acquisition of funds by, a Lender or an Issuing Bank or any Applicable Lending Office or Eurodollar Affiliate of that Lender or Issuing Bank;

and the result of any of the foregoing is to increase the cost to that Lender or Issuing Bank of making, renewing or maintaining the Loans or its Revolving Loan Commitments or issuing or participating in the Letters of Credit or to reduce any amount receivable thereunder; then, in any such case, upon written demand by such Lender or Issuing Bank (with a copy of such demand to the Funding Agent), the Borrowers shall immediately pay to the Funding Agent for the account of such Lender or Issuing Bank, from time to time as specified by such Lender or Issuing Bank, such amount or amounts as may be necessary to compensate such Lender or Issuing Bank or its Eurodollar Affiliate for any such additional cost incurred or reduced amount received. Such demand shall be accompanied by a statement as to the amount of such compensation and include a brief summary of the basis for such demand. Such statement shall be conclusive and binding for all purposes, absent manifest error. If such increased costs are incurred as a result of a Lender's or Issuing Bank's selection of a particular Applicable Lending Office, such Lender or Issuing Bank shall take reasonable efforts to make, fund and maintain its Loans and to make, fund and maintain its obligations under the Letters of Credit through another Applicable Lending Office of such Lender or Issuing Bank in another jurisdiction, if the making, funding or maintaining of such Loans or obligations in respect of Letters of Credit through such other office of such Lender or Issuing Bank does not, in the judgment of such Lender or Issuing Bank, otherwise materially adversely affect such Loans or obligations in respect of Letters of Credit of such Lender or Issuing Bank.

                  4.02. Special Provisions Governing Eurodollar Rate Loans. With respect to Eurodollar Rate Loans:

                  (a) Amount of Eurodollar Rate Loans. Each Eurodollar Rate Loan shall be for a minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess of that amount.

                  (b) Determination of Eurodollar Interest Period. By giving notice as set forth in Section 2.01(b) (with respect to any Borrowing of Eurodollar Rate Loans) or Section 4.01(c) (with respect to a conversion into or continuation of Eurodollar Rate Loans), the Borrower giving such notice shall have the option, subject to the other provisions of this Section 4.02, to select an interest period (each, a "Eurodollar Interest Period") to apply to the Loans described in such notice, subject to the following provisions:

                  (i) Such Borrower may only select, as to a particular Borrowing of Eurodollar Rate Loans, a Eurodollar Interest Period of either one, two, three or six months in duration;

                  (ii) In the case of immediately successive Eurodollar Interest Periods applicable to a Borrowing of Eurodollar Rate Loans,

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



         each successive Eurodollar Interest Period shall commence on the day on which the next preceding Eurodollar Interest Period expires;

                  (iii) If any Eurodollar Interest Period would otherwise expire on a day which is not a Business Day, such Eurodollar Interest Period shall be extended to expire on the next succeeding Business Day if the next succeeding Business Day occurs in the same calendar month, and if there will be no succeeding Business Day in such calendar month, the Eurodollar Interest Period shall expire on the immediately preceding Business Day;

                  (iv) Such Borrower may not select a Eurodollar Interest Period as to any Loan if such Eurodollar Interest Period terminates later than the Commitment Termination Date;

                  (v) Such Borrower may not select a Eurodollar Interest Period with respect to any portion of principal of a Loan which extends beyond a date on which such Borrower is required to make a scheduled payment of such portion of principal; and

                  (vi) There shall be no more than seven (7) Eurodollar Interest Periods in effect at any one time.

                  (c) Determination of Interest Rate. As soon as practicable on the second Business Day prior to the first day of each Eurodollar Interest Period (the "Eurodollar Interest Rate Determination Date"), the Funding Agent shall determine (pursuant to the procedures set forth in the definition of "Eurodollar Rate") the interest rate which shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Eurodollar Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to each Borrower and to each Lender. The Funding Agent's determination shall be presumed to be correct, absent manifest error, and shall be binding upon the Borrowers.

                  (d) Interest Rate Unascertainable, Inadequate or Unfair. In the event that at least one (1) Business Day before the Eurodollar Interest Rate Determination Date:

                  (i) the Funding Agent is advised by any Reference Bank that deposits in Dollars (in the applicable amounts) are not being offered by such Reference Bank in the London interbank market for such Eurodollar Interest Period; or

                  (ii) the Administrative Agents determine that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the

         Eurodollar Rate then being determined is to be fixed;
         or

                  (iii) the Requisite Lenders advise the Funding Agent that the Eurodollar Rate for Eurodollar Rate Loans comprising such Borrowing will not adequately reflect the cost to such Requisite Lenders of obtaining funds in Dollars in the London interbank market in the amount substantially equal to such Lenders' Eurodollar Rate Loans in Dollars and for a period equal to such Eurodollar Interest Period;

then the Funding Agent shall forthwith give notice thereof to each Borrower, whereupon (until the Funding Agent notifies such Borrower that the circumstances giving rise to such suspension no longer exist) the right of such Borrower to elect to have Loans bear interest based upon the Eurodollar Rate shall be suspended and each outstanding Eurodollar Rate Loan shall be converted into a Base Rate Loan on the last day of the then current Eurodollar Interest Period therefor, notwithstanding any prior election by such Borrower to the contrary.

                  (e) Illegality. (i) If at any time any Lender determines (which determination shall, absent manifest error, be final and conclusive and binding upon all parties) that the making or continuation of any Eurodollar Rate Loan has become unlawful or impermissible by compliance by that Lender with any law, governmental rule, regulation or order of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful or would result in costs or penalties), then, and in any such event, such Lender may give notice of that determination, in writing, to each Borrower and the Funding Agent, and the Funding Agent shall promptly transmit the notice to each other Lender.

             (ii) When notice is given by a Lender under Section 4.02(e)(i), (A) each Borrower's right to request from any Lender and each Lender's obligation, if any, to make Eurodollar Rate Loans shall be immediately suspended, and each Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurodollar Rate Loans and (B) if Eurodollar Rate Loans are then outstanding, each Borrower shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one (1) Business Day's prior written notice to the Funding Agent and the Lenders, convert each Loan into a Base Rate Loan.

            (iii) If at any time after a Lender gives notice under Section 4.02(e)(i) such Lender determines that it may lawfully make Eurodollar Rate Loans, such Lender shall promptly give notice of that determination, in writing, to each Borrower and the Funding Agent, and the Funding Agent shall promptly transmit the notice to each other Lender. Each Borrower's right to

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



request, and such Lender's obligation, if any, to make Eurodollar Rate Loans shall thereupon be restored.

                  (f) Compensation. In addition to all amounts required to be paid by each Borrower pursuant to Section 4.01, each Borrower shall compensate each Lender, upon demand, for all losses, expenses and liabilities (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's Eurodollar Rate Loans to such Borrower but excluding any loss of Applicable Eurodollar Rate Margin on the relevant Loans) which that Lender may sustain (i) if for any reason a Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion/Continuation given by such Borrower or in a telephonic request by it for borrowing or conversion/continuation or a successive Eurodollar Interest Period does not commence after notice therefor is given pursuant to Section 4.01(c), including, without limitation, pursuant to Section 4.02(d), (ii) if for any reason any Eurodollar Rate Loan is prepaid (including, without limitation, mandatorily pursuant to Section 3.01(b) on a date which is not the last day of the applicable Eurodollar Interest Period, (iii) as a consequence of a required conversion of a Eurodollar Rate Loan to a Base Rate Loan as a result of any of the events indicated in Section 4.02(d), or (iv) as a consequence of any failure by such Borrower to repay Eurodollar Rate Loans when required by the terms of this Agreement. The Lender making demand for such compensation shall deliver to such Borrower concurrently with such demand a written statement in reasonable detail as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to that Lender, absent manifest error.

                  (g) Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of, its Eurodollar Lending Office or Eurodollar Affiliate or its other offices or Affiliates. No Lender shall be entitled, however, to receive any greater amount under Sections 3.03, 3.04, 4.01(f) or 4.02(f) as a result of the transfer of any such Eurodollar Rate Loan to any office (other than such Eurodollar Lending Office) or any Affiliate (other than such Eurodollar Affiliate) than such Lender would have been entitled to receive immediately prior thereto, unless (i) the transfer occurred at a time when circumstances giving rise to the claim for such greater amount did not exist and (ii) such claim would have arisen even if such transfer had not occurred.

                  (h) Affiliates Not Obligated. No Eurodollar Affiliate or other Affiliate of any Lender shall be deemed a party to this Agreement or shall have any liability or obligation under this Agreement.

                  4.03.  Fees.

                  (a) Administrative Agents' Fees. (i) The Borrowers shall pay to the Administrative Agents, solely for the account of the Administrative Agents, the fees set forth in the letter from Citibank and Scotiabank addressed to the Borrowers dated May 24, 1994, payable in accordance with the terms of such letter.

                  (ii) The Borrowers shall pay to the Collateral Agent, solely for the account of the Collateral Agent, the fees set forth in the letter from Citibank addressed to the Borrowers dated May 24, 1994, payable in accordance with the terms of such letter.

                  (iii) The Borrowers shall pay to the Funding Agent, solely for the account of the Funding Agent, the fees set forth in the letter from Scotiabank addressed to the Borrowers dated June 2, 1994, payable in accordance with the terms of such letter.

                  (b) Letter of Credit Fee. In addition to any charges paid pursuant to Section 2.03(g), each Borrower shall pay to the Funding Agent, for the account of the Lenders based on their respective Pro Rata Shares, a fee accruing at a per annum rate equal to two and three-quarters of one percent (2.75%) per annum on the undrawn face amount of each outstanding Letter of Credit for the period of time such Letter of Credit is outstanding, with respect to Standby Letters of Credit, payable monthly, in arrears, and, with respect to Commercial Letters of Credit, payable in advance on the date of issuance of such Letter of Credit, (the "Letter of Credit Fees"); provided, however, upon (A) the occurrence of an Event of Default described in Section 11.01(a) or (B) the occurrence of any other Event of Default and notice from the Requisite Lenders of the effectiveness of Section 4.01(d), and for so long thereafter as such Event of Default shall be continuing, the rate at which the Letter of Credit Fees shall accrue and be payable shall be equal to four and three-quarters of one percent (4.75%) per annum.

                  (c) Unused Commitment Fee. The Borrowers shall pay to the Funding Agent, for the account of the Lenders in accordance with their respective Pro Rata Shares, a fee (the "Unused Commitment Fee"), accruing at the rate of one-half of one percent (0.5%) per annum on the amount from time to time by which the Revolving Loan Commitments exceed the sum of (A) the outstanding principal amount of the Revolving Loans and Swing Loans, plus (B) the outstanding Reimbursement Obligations, plus (C) the aggregate undrawn face amount of all outstanding Letters of Credit, for the period commencing on November 18, 1993 and ending on the Commitment Termination Date, such portion of the fee being payable monthly, in arrears, commencing on the first day of the calendar month next succeeding November 18, 1993. Notwithstanding the foregoing, in the event that any Lender fails to fund its Pro Rata Share of any Loan requested by either Borrower which such Lender is obligated to fund under the terms of this Agreement, (I) such Lender shall not be entitled to any Unused Commitment Fees with respect to its Revolving Loan Commitment until such failure has been cured in accordance with
Section 3.02(b)(v)(B) and (II) until such time, the Unused Commitment Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Loan, shall be allocated among such performing Lenders ratably based upon their relative Revolving Loan Commitments, and shall be calculated based upon the average amount by which the aggregate Revolving Loan Commitments of such performing Lenders exceeds the sum of (1) the outstanding principal amount of the Loans owing to such performing Lenders, plus (2) the outstanding Reimbursement Obligations owing to such performing Lenders, plus (3) the aggregate participation interests of such performing Lenders arising pursuant to Section 2.03(e) with respect to undrawn and outstanding Letters of Credit.

                  (d) Calculation and Payment of Fees. All of the above fees payable on a per annum percentage basis shall be calculated on the basis of the actual number of days elapsed in a 360-day year. All such fees shall be payable in addition to, and not in lieu of, interest, compensation, expense reimbursements, indemnification and other Obligations. Fees shall be payable to the Funding Agent at its office in New York, New York in immediately available funds. All fees shall be fully earned and nonrefundable when paid. All fees specified or referred to in this Agreement due to any Administrative Agent, any Issuing Bank or any Lender, including, without limitation, those referred to in this Section 4.03, shall bear interest, if not paid when due, at the interest rate for Base Rate Loans in accordance with Section 4.01(d), shall constitute Obligations and shall be secured by all of the Collateral.


                                    ARTICLE V
                    CONDITIONS TO LOANS AND LETTERS OF CREDIT

                  5.01. Conditions Precedent to the Effectiveness of this Agreement. Section 13.22 shall become effective upon the execution of this Agreement by all the parties hereto. This Agreement (other than Section 13.22) shall become effective on the date (the "Effective Date") when the following conditions precedent have been satisfied (unless waived by the Lenders or unless the deadline for delivery has been extended by the Administrative Agents):

                  (a) Documents. The Administrative Agents shall have received on or before the Effective Date all of the following in form and substance satisfactory to the Lenders:

                  (i) this Agreement and all other agreements, documents and instruments described in the List of Closing Documents, attached hereto and made a part hereof as Exhibit F, each duly executed where appropriate and in form and substance satisfactory to the Lenders; without limiting the foregoing, the Borrowers hereby direct their counsel, Willkie Farr & Gallagher, to prepare and deliver to the Administrative Agents, the Lenders, the Issuing Banks and Sidley & Austin, counsel to the Collateral Agent, the opinions referred to in such List of Closing Documents;

                  (ii) the estimated consolidated pro forma balance sheets of the Borrowers and Borrowers' Subsidiaries as at May 26, 1996 (giving effect pro forma as of such date to the PFI Merger and the other transactions contemplated by the PFI Merger Documents and this Agreement), and detailed financial projections through Fiscal Year 1999 on a monthly basis through the end of Fiscal Year 1996 and on a quarterly basis thereafter, in each case in form and substance reasonably satisfactory to the Administrative Agents and the Lenders; and

                  (iii) such additional documentation as either Administrative Agent or any of the Lenders may reasonably request.

                  (b) Perfection of Liens. The Collateral Agent shall have received evidence that all Liens granted to the Collateral Agent with respect to all Collateral are and/or continue to be perfected and of first priority, except as otherwise permitted under this Agreement.

                  (c) Closing under the PFI Merger Agreement. The Administrative Agents, and the Requisite Lenders shall be satisfied that: (i) the PFI Merger Agreement and all other PFI Merger Documents shall have been duly approved and executed and delivered by the parties thereto in form and substance satisfactory to the Administrative Agents and the Requisite Lenders, (ii) all conditions precedent to closing under the PFI Merger Agreement and the other PFI Merger Documents have been met (and no modification or waiver of any such condition shall have been made without the consent of the Administrative Agents which consent shall not be unreasonably withheld) and such documents are, or simultaneously with the execution hereof, will be in full force and effect,
(iii) GFI shall have received PFI Merger Proceeds in an aggregate amount of at least $42,900,000 (less the PFI Guaranty Release Amount) in exchange for its Equity Interests in PFI pursuant to the PFI Merger Agreement, (iv) the Funding

Agent shall have received the PFI Guaranty Release Amount and the Term Loans shall have been prepaid as contemplated in Section 3.01(b)(vii), (v) the PFI Merger and the transactions contemplated thereby and by this Agreement (including, without limitation, the application of the PFI Guaranty Release Amount and the PFI Merger Proceeds as contemplated in this Agreement) do not and will not contravene or constitute a default under or in respect of the Senior Secured Notes, the Senior Notes, any Permitted Subordinated Indebtedness or any other Indebtedness of PFI or any of the Borrowers, (vi) the Borrowers and the other parties to the Loan Documents and the PFI Merger Documents are (and, after giving effect to the PFI Merger and the transactions contemplated thereby and by this Agreement, will be) in compliance with all Requirements of Law and all material Contractual Obligations, (vii) Foamex and its Subsidiaries have made adequate provision for the payment of all fees, expenses, indemnities and other liabilities to be incurred by Foamex and its Subsidiaries in connection with the PFI Merger and the transactions contemplated thereby and by this Agreement and
(viii) PFI has been released from its obligations under and in respect of the Senior Secured Notes, the Senior Notes, the Subordinated Debentures and the 1993 Subordinated Debentures.

                  (d) Consents. Each of the Borrowers, any of Borrowers' Subsidiaries and each General Partner, shall have received all consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary to allow each of the Borrowers, any of Borrowers' Subsidiaries and each General Partner, lawfully and without risk of rescission,
(i) to execute, deliver and perform, in all material respects, its obligations under this Agreement, the other Loan Documents and Transaction Documents to which it is, or is to be, a party and each other agreement or instrument to be executed and delivered by it pursuant thereto or in connection therewith and
(ii) to create and perfect or continue the validity and perfection of the Liens on the Collateral to be owned by it in the manner and for the purpose contemplated by the Loan Documents.

                  (e) No Legal Impediments. No law, regulation, order, judgment or decree of any Governmental Authority shall, and neither Administrative Agent shall have received any notice that litigation is pending or threatened which is likely to (i) enjoin, prohibit or restrain the making of the Loans and/or the issuance of Letters of Credit and/or the consummation of the transactions contemplated by the Transaction Documents or (ii) impose or result in the imposition of a Material Adverse Effect.

                  (f) No Change in Condition. No change in the condition (financial or otherwise), business, performance, properties, assets, operations or prospects of either Borrower

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



(other than in respect of the PFI Merger) shall have occurred since December 31, 1995 which change, in the judgment of the Lenders, will have or is reasonably likely to have a Material Adverse Effect.

                  (g) No Default. No Event of Default or Potential Event of Default (as each such term is defined herein and under the Existing Credit Agreement) shall have occurred and be continuing or would result from the making of the Loans.

                  (h) Representations and Warranties. All of the representations and warranties contained in Section 6.01 and in any of the other Loan Documents shall be true and correct in all material respects on and as of the Effective Date.

                  (i) Fees and Expenses Paid. There shall have been paid to the Funding Agent, for the account of the Lenders and the Funding Agent, as applicable, all fees due and payable on or before the Effective Date and all expenses due and payable on or before the Effective Date.

                  5.02. Conditions Precedent to All Revolving Loans and Letters of Credit. The obligation of each Lender to make any Revolving Loan and of the Swing Bank to make any Swing Loan, requested to be made by it on the Effective Date or any date after the Effective Date and the agreement of each Issuing Bank to issue any Letter of Credit on the Effective Date or any date after the Effective Date is subject to the following conditions precedent as of each such date:

                  (a) Representations and Warranties. As of such date, both before and after giving effect to the Loans to be made or the Letter of Credit to be issued on such date, all of the representations and warranties of each Borrower and each General Partner contained in Section 6.01 and in any other Loan Document (other than representations and warranties which expressly speak as of a different date) shall be true and correct in all material respects.

                  (b) No Defaults. No Event of Default shall have occurred and be continuing or would result from the making of the requested Loan or issuance of the requested Letter of Credit.

                  (c) No Legal Impediments. No law, regulation, order, judgment or decree of any Governmental Authority shall, and neither Administrative Agent shall have received from any Lender or Issuing Bank notice that, in the judgment of such Lender or Issuing Bank, litigation is pending or threatened which is likely to, enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, (i) such Lender's making of the requested Loan or participation in the requested Letter of Credit, (ii) the Swing Bank's making of the requested Swing Loan or (iii) such Issuing Bank's issuance of the requested Letter of Credit.

                  (d) No Material Adverse Effect. No change in the condition (financial or otherwise), business, performance, properties, assets, operations or prospects of either Borrower (other than in respect of the PFI Merger) shall have occurred since December 31, 1995, which has had or is reasonably likely to have a Material Adverse Effect.

Each submission by either Borrower to the Funding Agent of a Notice of Borrowing with respect to a Revolving Loan or Swing Loan or a Notice of Conversion/Continuation with respect to any Loan (excluding any automatic conversion to Base Rate Loans pursuant to the proviso at the end of Section 4.01(c)) and each acceptance by either Borrower of the proceeds of each Loan made, converted or continued hereunder, each submission by either Borrower to an Issuing Bank of a request for issuance of a Letter of Credit and the issuance of such Letter of Credit, shall constitute a representation and warranty by such Borrower and, in the case of a submission by Foamex, each of the General Partners, individually, and as a general partner of Foamex, as of the Funding Date in respect of such Revolving Loan or Swing Loan, the date of conversion or continuation and the date of issuance of such Letter of Credit, that all the conditions contained in this Section 5.02 have been satisfied or waived in accordance with Section 13.07.


                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

                  6.01. Representations and Warranties of the Borrowers. In order to induce the Lenders and the Issuing Banks to enter into this Agreement and to make the Loans and the other financial accommodations to each of the Borrowers and to issue the Letters of Credit described herein, each Borrower, individually, and each of the General Partners, individually and as a general partner or managing general partner of Foamex, as the case may be, hereby represents and warrants to each Lender, each Issuing Bank and the Administrative Agents as of the Effective Date and, other than with respect to Section 6.01(bb), after giving effect to the PFI Merger and as of each date thereafter on which such representations and warranties shall be made or deemed to be made that the following statements are true, correct and complete:

                  (a) Organization; Partnership Powers; Corporate Powers. (i) Foamex (A) is a limited partnership duly formed and organized, validly existing and in good standing under the laws of the State of Delaware and is a valid limited partnership under RULPA, (B) is duly qualified to operate as a foreign limited partnership and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have or is reasonably likely to have a Material Adverse Effect,
(C) has filed and maintained effective (unless exempt from the requirements for filing) a current Business Activity Report with the appropriate Governmental Authority in the states of Minnesota and New Jersey, and (D) has all requisite partnership power and authority to own, operate and encumber its Property and to conduct its business as presently conducted and as proposed to be conducted pursuant to the Business Plan of Foamex in connection with and following the consummation of the transactions contemplated by this Agreement.

                  (ii) FMXI, in its capacity as managing general partner, is the Person who has executed this Agreement and the other Loan Documents executed on the Effective Date to which Foamex is a party on behalf of Foamex. After the Effective Date, FMXI will execute any other Loan Documents to which Foamex is a party on behalf of Foamex. Trace Foam and FMXI are the sole general partners of Foamex and FMXI has full authority to execute alone, and on behalf of Foamex, the Loan Documents. FMXI is the sole managing general partner of Foamex.

                  (iii) Each of the General Partners (A) is a corporation duly formed and organized, validly existing and in good standing under the laws of the State of Delaware, (B) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the failure to be so qualified and in good standing will have or is reasonably likely to have a Material Adverse Effect and (C) has all requisite corporate power and authority to own, operate and encumber its Property and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

                  (iv) Each of GFI and the other Subsidiaries of Foamex (A) other than Foamex Canada, is a corporation duly formed and organized, validly existing and in good standing under the laws of the State of Delaware, (B) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the failure to be so qualified and in good standing will have or is reasonably likely to have a Material Adverse Effect, (C) solely in the case of GFI, has filed and maintained effective (unless exempt from the requirements for filing) a current Business Activity Report with the appropriate Governmental Authority in the states of Minnesota and New Jersey and (D) has all requisite corporate power and authority to own, operate and encumber its Property and to conduct its business as presently conducted and as proposed to be conducted (in the case of GFI, pursuant to the Business Plan of GFI) in connection with and following the consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is party.

                  (v) The performance of the Partnership Agreement by each of the General Partners and Foamex are within their respective corporate powers or partnership powers, as the case may be, have each been duly authorized by all necessary corporate power or partnership power, as the case may be, and do not contravene any Requirement of Law applicable to such Person. Neither General Partner conducts any business other than the business of acting as a general partner of Foamex and owning Equity Interests in Foamex and in the case of Trace Foam, (i) owning Equity Interests in Foamex International, (ii) guaranteeing certain obligations of TIHI to Recticel Foam Corporation and Generale Bank and (iii) owning Equity Interests in Trace Foam Sub.

                  (b) Authority. (i) Each of the General Partners and GFI has the requisite corporate power, and authority to execute, deliver and perform each of the Transaction Documents to which it is a party.

                  (ii) Foamex has the requisite partnership power, and authority to execute, deliver and perform each of the Transaction Documents to which it is a party.

                  (iii) The execution, delivery and performance as the case may be, of each of the Transaction Documents which have been executed and to which either Borrower and/or any General Partner is party and the consummation of the transactions contemplated thereby, have been duly approved by the General Partners (on behalf of Foamex), the board of directors of the General Partners, GFI and the shareholders of GFI and such approvals have not been rescinded, revoked or modified in any manner. No other partnership action or proceedings on the part of Foamex or other corporate or shareholder action or proceedings on the part of any General Partner or GFI or either Borrower's respective Subsidiaries are necessary to consummate such transactions.

                  (iv) Each of the Transaction Documents to which either Borrower or any General Partner is a party has been duly executed, or delivered, on behalf of such Borrower or General Partner, as the case may be, and constitutes its legal, valid and binding obligation, enforceable against such Person in accordance with its terms, is in full force and effect and all parties thereto have performed and complied with all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by such parties on or before the Effective Date, and, as of the Effective Date, no default (or event that with the passing of time or giving of notice or both would constitute an event of default) or breach of any covenant by any such party exists thereunder.

                  (c) Subsidiaries; Ownership of Equity Interests. Schedule 6.01-C (i) contains a diagram indicating the partnership and/or corporate structure of Foamex and its Subsidiaries, and any other Person which either Borrower or any of their respective Subsidiaries holds an Equity Interest (other than Investments of GFI set forth on Schedule
1.01.5 on the Effective Date) and each direct and indirect parent of each General Partner and each Limited Partner as of the Effective Date; and (ii) accurately sets forth as of the Effective Date (A) the correct legal name and the jurisdiction of incorporation of the Persons listed on such Schedule, and
(B) the authorized, issued and outstanding shares of each class of Equity Interests in Foamex and its Subsidiaries and the record and, to the knowledge of each Borrower and each General Partner, beneficial owner, of such Equity Interests. As of the Effective Date, none of the partnership interests of Foamex (to Foamex's and each General Partner's best knowledge in respect of such interests constituting limited partnership interests) is subject to any vesting, redemption, or repurchase agreement, and, to each of Borrowers' and each General Partner's best knowledge as of the Effective Date, there are no warrants or options outstanding with respect to such Equity Interests, except in each case as contemplated in the Transaction Documents. The outstanding Equity Interests in each of Foamex's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and do not constitute Margin Stock.

                  (d) No Conflict. The execution, delivery and performance of each of the Transaction Documents to which Foamex or any of its Subsidiaries or any General Partner is a party do not and will not (i) conflict with the Constituent Documents of either Borrower, any such Subsidiary, any General Partner, or to the best knowledge of each Borrower and each General Partner, any Person listed on Schedule 6.01-C, (ii) to each Borrower's or each General Partner's best knowledge, constitute a tortious interference with any Contractual Obligation of any Person (other than a Lender) or (iii) except as set forth on Schedule 6.01-D, conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under (A) any Transaction Document, (B) any Requirement of Law (including, without limitation, any requirement under RULPA in order for Foamex to remain a valid limited partnership under RULPA) or (C) any Contractual Obligation of either Borrower, any such Subsidiary, any General Partner or, to the best knowledge of either Borrower or any General Partner, any Person listed on Schedule 6.01-C, or require termination of any Contractual Obligation, the consequences of which violation, breach, default or termination, will have or is reasonably likely to have a Material Adverse Effect or may subject either Administrative Agent, any of the Lenders or any of the Issuing Banks to any liability, (iv) result in or require the creation or imposition of any Lien whatsoever upon any of the Property or assets of either Borrower or any such Subsidiary, other than Liens contemplated by the Loan Documents, or (v) require any approval of either Borrower's, any such Subsidiary's, or to each Borrower's or each General

Partner's best knowledge, any General Partner's, direct or indirect, Equity Interest holders (which has not been obtained).

                  (e) Governmental Consents. Except as set forth on Schedule 6.01-E, the execution, delivery and performance of each of the Transaction Documents to which Foamex or any of its Subsidiaries or any General Partner is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, except
(i) filings, consents or notices which have been made, obtained or given, or, in a timely manner, will be made, obtained or given, and registrations with, filings, approvals and consents required under the Securities Act, the Securities Exchange Act and state securities and "Blue Sky" laws in connection with the transactions contemplated by the Transaction Documents, and (ii) filings necessary to create or perfect security interests in the Collateral, and
(iii) routine corporate and partnership filings to maintain good standing, in each state in which Foamex, GFI, Foamex Canada or Foamex Fibers conducts its business.

                  (f) Governmental Regulation. None of Foamex, any of its Subsidiaries and any General Partner is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated in the Transaction Documents.

                  (g) Financial Position. All financial projections and related materials and documents delivered to the Administrative Agents pursuant to this Agreement (including the Blue Books delivered pursuant to Section 7.01(a)) are based upon facts and assumptions that each General Partner and each Borrower believe to be reasonable in light of the then current and foreseeable business conditions. All monthly, quarterly and annual financial statements of each Borrower or of Foamex and any of its Subsidiaries delivered to the Administrative Agents were prepared in conformity with GAAP (other than with respect to the information contained in the Blue Books) and fairly present the financial position of each Borrower or the consolidated and consolidating financial position of Foamex and such Subsidiaries, as the case may be, as at the respective dates thereof and the results of operations and changes in financial position for each of the periods covered thereby, subject, in the case of unaudited interim financials, to changes resulting from the audit and normal year-end adjustments and, with respect to all financial statements delivered prior to the Effective Date, such statements were in conformity with GAAP as interpreted by the Borrowers at such time. As of the date of delivery, none of Foamex or any of its Subsidiaries has any Accommodation Obligation, contingent liability or liability for any Taxes, long-term leases or commitments, not reflected in any of its audited financial statements delivered to the Administrative Agents pursuant to this Agreement or otherwise disclosed to the Administrative Agents and the Lenders in writing, which will have or is reasonably likely to have a Material Adverse Effect.

                  (h) Pro Forma Financials. The estimated consolidated pro forma balance sheets of the Borrowers and Borrowers' Subsidiaries as of April 28, 1996 (giving effect pro forma as of such date to the PFI Merger and the other transactions contemplated by the Transaction Documents and this Agreement and on a historical basis giving effect to the transactions contemplated by the Transaction Documents) delivered on the Effective Date, copies of each of which have been, or will be, furnished to the Lenders on such dates, present on a pro forma basis the estimated financial condition of the Borrowers and such Subsidiaries as of April 28, 1996 and reflect on a pro forma basis those liabilities reflected in the notes thereto and resulting from consummation of the transactions contemplated in the Transaction Documents and this Agreement, and the payment or accrual of all Transaction Costs paid or estimated to be payable on the Effective Date with respect to any of the foregoing. The projections and assumptions expressed in the pro forma financials furnished pursuant to this Section 6.01(h) are reasonable based on facts and on assumption that each General Partner and each Borrower believes to be reasonable in light of the then current and foreseeable business conditions.

                  (i) Business Plan. (i) The Business Plan of Foamex most recently delivered to the Administrative Agents, either on May 6, 1996 or after the Effective Date pursuant to Section 7.01(f), as the case may be, represents each General Partner's and Foamex's reasonable and good faith plan and estimate as of the date of delivery to the Administrative Agents of Foamex's future business and financial activities for the periods set forth therein. Such Business Plan has been based on facts and on assumptions that each General Partner and Foamex believe to be reasonable in light of the then current and foreseeable business conditions.

                  (ii) The Business Plan of GFI most recently delivered to the Administrative Agents, either on May 6, 1996 or after the Effective Date pursuant to Section 7.01(f), as the case may be, represents GFI's reasonable and good faith plan and estimate as of the date of delivery to the Administrative Agents of GFI's future business and financial activities for the periods set forth therein. Such Business Plan has been based on facts and on assumptions that GFI believes to be reasonable in light of the then current and foreseeable business conditions.

                  (j) Litigation; Adverse Effects. Except as set forth in
Schedule 6.01-J, there is no action, suit, proceeding, investigation or arbitration or series of related actions, suits, proceedings, investigations or arbitrations before or by any Governmental Authority or private arbitrator pending or, to the knowledge of Foamex, any of its Subsidiaries or any General Partner, threatened against either Borrower or any such Subsidiaries or any Property of any of them (i) challenging the validity or the enforceability of any of the Transaction Documents or (ii) which will or is reasonably likely to result in any Material Adverse Effect. Neither Foamex nor any of its Subsidiaries is (A) in violation of any applicable Requirements of Law which violation will have or is reasonably likely to have a Material Adverse Effect, or (B) subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which will have or is reasonably likely to have a Material Adverse Effect.

                  (k) No Material Adverse Change. Since December 31, 1995, there has occurred no event (other than the PFI Merger) which has had or is reasonably likely to have a Material Adverse Effect.

                  (l) Payment of Taxes. Except as set forth on Schedule 6.01-L, all tax returns and reports of Foamex and its Subsidiaries required to be filed have been timely filed, and all taxes, assessments, fees and other governmental charges thereupon and upon their respective Property, assets, income and franchises which are shown in such returns or reports to be due and payable have been paid prior to any penalty being imposed unless the terms of Section 8.04 permit non-payment thereof. None of the Borrowers has any knowledge of any proposed tax assessment against either Borrower or any of Borrowers' Subsidiaries that will have or is reasonably likely to have a Material Adverse Effect.

                  (m) Partnership Tax Status. Foamex since its organization has been treated as a partnership within the meaning of Section 761(a) of the Internal Revenue Code for Federal income tax purposes and has not been and is not an entity subject to Federal or state income tax (other than state income taxes generally imposed on partnerships). Neither General Partner nor either Borrower has any knowledge of any inquiry or investigation by any Person (including, without limitation, the IRS) as to whether or not Foamex is, or any claim or assertion by any Person (including, without limitation, the IRS) that Foamex is not, a partnership for Federal or state income tax purposes or an entity subject to Federal or state income taxes (other than state income taxes generally imposed on partnerships).

                  (n) Performance. None of Foamex, any of its Subsidiaries or any General Partner has received notice or has actual knowledge that it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to either Borrower or such Subsidiaries, except where such default or defaults, if any, will not have or is not reasonably likely to have a Material Adverse Effect.

                  (o) Disclosure. The representations and warranties of each of Foamex, its Subsidiaries and each General Partner contained in the Transaction Documents to which it is a party and all certificates and other documents delivered to the Administrative Agents pursuant to the terms thereof, and the factual disclosures applicable to Foamex, its Subsidiaries and each General Partner set forth in the JPS Automotive Senior Note Registration Statement and the Discount Debenture Offering Memorandum, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which and the time at which they were made, not misleading. None of the Borrowers and General Partners has intentionally withheld any fact from the Administrative Agents, the Issuing Banks or the Lenders in regard to any matter which will have or is reasonably likely to have a Material Adverse Effect.

                  (p) Requirements of Law. Except as otherwise stated in Schedules 6.01-J and 6.01-Q, with respect to environmental and related violations of law concerning Foamex's Morristown, Tennessee facilities, Foamex and its Subsidiaries are in compliance with all Requirements of Law applicable to them and their respective businesses, in each case where the failure to so comply individually or in the aggregate will have or is reasonably likely to have a Material Adverse Effect.

                  (q) Environmental Matters.  (i) Except as disclosed on
Schedule 6.01-Q, to the knowledge of each Borrower and each Borrower's employees, consultants or agents:

                  (A) the operations of Foamex and its Subsidiaries comply in all material respects with all applicable Environmental, Health or Safety Requirements of Law;

                  (B) Foamex and its Subsidiaries have obtained or have taken appropriate steps, as required by Environmental Health or Safety Requirements of Law, to obtain all environmental, health and safety Permits necessary for their respective operations, and all such Permits are in good standing and each of Foamex and its Subsidiaries are currently in material compliance with all terms and conditions of such Permits;

                  (C) none of Foamex and its Subsidiaries or any of their respective present or past Property or operations are subject to or the subject of any investigation respecting (I) any violation of any Environmental, Health or Safety Requirements of Law or (II) any Remedial Action or has received any notice of any

Claims or Liabilities and Costs arising from the Release or threatened Release of a Contaminant into the environment;

                  (D) none of the operations of Foamex or its Subsidiaries is subject to any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a violation of or a liability under any Environmental, Health or Safety Requirement of Law;

                  (E) none of Foamex and its Subsidiaries:

                  (I) has experienced any Release of a Contaminant in amounts sufficient to require reporting under any applicable Requirement of Law without having submitted the required report;

                  (II) has treated, stored or disposed of a hazardous waste on-site, as that term is defined under 40 C.F.R. Part 261 or any state equivalent except in compliance with applicable Requirements of Law; or

                  (III) has reported any material violation of any applicable Environmental, Health or Safety Requirement of Law.

                  (F) none of Foamex's and its Subsidiaries' present or past Property is listed or proposed for listing on the National Priorities List ("NPL") pursuant to CERCLA or on the Comprehensive Environmental Response Compensation Liability Information System List ("CERCLIS") or any similar state list of sites requiring Remedial Action and each Borrower is unaware of any conditions on such Property which, if known to a Governmental Authority, would qualify such Property for inclusion on any such list;

                  (G) none of Foamex and its Subsidiaries has sent or directly arranged for the transport of any waste to any site listed on the NPL or proposed for listing on the NPL or to a site included on the CERCLIS list, or any similar state list;

                  (H) there is not now, nor has there ever been on or in the
Property:

                  (I) any generation, treatment, recycling, storage or disposal of any hazardous waste, as that term is defined under 40 C.F.R. Part 261 or any state equivalent except in compliance with applicable Requirements of Law;

                  (II)  any landfill, waste pile, underground
         storage tank or surface impoundment;

                  (III)  any asbestos-containing material; or

                  (IV) a Release of any polychlorinated biphenyls (PCB) used in hydraulic oils, electrical transformers or other Equipment;

                  (I) none of Foamex and its Subsidiaries has received any notice or Claim to the effect that any of such Persons is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment;

                  (J) there have been no Releases of any Contaminants in reportable or significant quantities to the environment from any Property;

                  (K) none of Foamex and its Subsidiaries have any known contingent liability in connection with any Release or threatened Release of any Contaminants into the environment;

                  (L) no Environmental Lien has attached to any Property of Foamex or its Subsidiaries; and

                  (M) none of Foamex and its Subsidiaries has entered into any agreements with any Person relating to any Remedial Action or environmentally related Claim.

                  (ii) Foamex and its Subsidiaries are conducting and will continue to conduct their respective businesses and operations in an environmentally responsible manner, and each Borrower and such Subsidiaries, taken as a whole have not been, and have no reason to believe that they shall be, subject to Liabilities and Costs arising out of or relating to environmental, health or safety matters that have or will result in cash expenditures by the Borrowers and such Subsidiaries in excess of $4,000,000 (excluding matters described in item V.O. of Schedule 6.01-Q with respect to Foamex's facility in Morristown, Tennessee), in the aggregate for any calendar year ending after June 28, 1994.

                  (r) ERISA. None of the Borrowers, Borrowers' Subsidiaries or any ERISA Affiliate currently maintains or contributes to any Benefit Plan, Multiemployer Plan or Foreign Pension Plan other than those listed on Schedule 6.01-R hereto. Each Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code as currently in effect has been determined by the IRS to be so qualified. Except as disclosed in Schedule 6.01-R, none of the Borrowers or any ERISA Affiliate maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by
Section 601 of ERISA. Each Borrower and Borrowers' Subsidiaries and the ERISA Affiliates are in compliance in all material respects with the responsibilities, obligations and duties imposed on them by ERISA, the Internal Revenue Code and regulations promulgated thereunder with respect to all Plans. No Benefit Plan has incurred any accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Internal Revenue
Code) whether or not waived. None of the Borrowers or any ERISA Affiliates nor any fiduciary of any Plan which is not a Multiemployer Plan (i) has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code or (ii) has taken or failed to take any action which would constitute or result in a Termination Event. None of the Borrowers or any such ERISA Affiliate is subject to any liability under Section 4063, 4064, 4069, 4204 or 4212(c) of ERISA. None of the Borrowers or any ERISA Affiliate has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Schedule B to the most recent annual report filed with the IRS with respect to each Benefit Plan and furnished to the Administrative Agents is complete and accurate. Since the date of the latest Schedule B, there has been no material adverse change in the funding status or financial condition of the Benefit Plan relating to such Schedule B. None of the Borrowers or any ERISA Affiliate has (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made a complete or partial withdrawal under Section 4203 or 4205 of ERISA from a Multiemployer Plan. None of the Borrowers or any such ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment. None of the Borrowers or any such ERISA Affiliate is required to provide security to a Benefit Plan under
Section 401(a)(29) of the Internal Revenue Code due to a Plan amendment that results in an increase in current liability for the plan year. Except as disclosed on Schedule 6.01-R, none of the Borrowers or the Borrower's Subsidiaries has, by reason of the transactions contemplated hereby, any obligation to make any payment to any employee pursuant to any Plan or existing contract or arrangement. Each Borrower has given to the Administrative Agents copies of all of the following: each Benefit Plan and related trust agreement (including all amendments to such Plan and trust) in existence as of the Effective Date and the most recent summary plan description, actuarial report, determination letter issued by the IRS and Form 5500 filed in respect of each such Benefit Plan in existence; a listing of all of the Multiemployer Plans currently contributed to by each Borrower or any ERISA Affiliate with the aggregate amount of the most recent annual contributions required to be made by each Borrower and each ERISA Affiliate to each such Multiemployer Plan, any information which has been provided to either Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan and the collective bargaining agreement pursuant to which such contribution is required to be made; each employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees of either Borrower or any of such ERISA Affiliates after termination of employment other than as required by Section 601 of ERISA, the most recent summary plan description for such plan and the aggregate amount of the most recent annual payments made to terminated employees under each such plan.

                  (s) Foreign Employee Benefit Matters. Each Foreign Employee Benefit Plan is in compliance in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plan. Except as set forth on Schedule 6.01-S, The aggregate of the liabilities to provide all of the accrued benefits under any Foreign Pension Plan does not exceed the current Fair Market Value of the assets held in the trust or other funding vehicle, if any, for such Plan. With respect to any Foreign Employee Benefit Plan maintained or contributed to by either Borrower or any of Borrowers' Subsidiaries (other than a Foreign Pension Plan), reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such Plan is maintained. The aggregate unfunded liabilities, after giving effect to any reserves for such liabilities, with respect to such Plans does not exceed the current Fair Market Value of the assets held in the trust or other funding vehicle, if any, for such Plan. To the best knowledge of each Borrower and such Borrower's Subsidiaries, there are no actions, suits or claims (other than routine claims for benefits) pending or threatened against such Borrower or any of such Borrower's Subsidiaries or with respect to any Foreign Employee Benefit Plan.

                  (t) Labor Matters. Schedule 6.01-T accurately sets forth all labor contracts to which either Borrower or any of the Borrowers' Subsidiaries is a party on the date hereof and the expiration date of each such contract. There are no strikes, lockouts or other disputes relating to any collective bargaining or similar agreement to which either Borrower or any of such Subsidiaries is a party which have or is reasonably likely to have a Material Adverse Effect.

                  (u) Securities Activities. None of Foamex and its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

                  (v) Solvency. After giving effect to the transactions contemplated in the Transaction Documents and the Loans to be made on such date as Loans requested hereunder are made, and the disbursement of the proceeds of such Loans pursuant to the Borrowers' instructions, each Borrower and each of Borrowers' Subsidiaries is Solvent.

                  (w) Patents, Trademarks, Permits, Etc.; Government Approvals.
(i) Foamex and its Subsidiaries own, are licensed or otherwise have the lawful right to use, or have all permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of their businesses as currently conducted which are material to their condition (financial or otherwise), operations, performance and prospects, taken as a whole. Except as set forth on Schedule 6.01-W, no claims are pending or, to the best of each Borrower's knowledge following diligent inquiry, threatened that Foamex or any of its Subsidiaries is infringing or otherwise adversely affecting the rights of any Person with respect to such permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes, except for such claims and infringements as do not, in the aggregate, give rise to any liability on the part of either Borrower or any of such Subsidiaries which has or is reasonably likely to have a Material Adverse Effect.

                  (ii) The consummation of the transactions contemplated by the Transaction Documents will not impair the ownership of or rights under (or the license or other right to use, as the case may be) any permits and governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how or processes by Foamex and each of its Subsidiaries in any manner which has or is reasonably likely to have a Material Adverse Effect.

                  (x) Assets and Properties. Foamex and each of its Subsidiaries has good and marketable (or indefeasible as to Texas real property) title (except Liens securing the Obligations and Liens permitted under Section 9.03) to all the Collateral and all of its other assets and Property (tangible and intangible) owned by it, except insofar as marketability may be limited by any laws or regulations of any Governmental Authority affecting such assets, and all such assets and Property are free and clear of all Liens except Liens securing the Obligations and Liens permitted under Section 9.03. Substantially all of the assets and Property owned by, leased to or used by either Borrower and/or each such Subsidiary are in adequate operating condition and repair, ordinary wear and tear excepted, are free and clear of any known defects except such defects as do not substantially interfere with the continued use thereof in the conduct of normal operations, and are able to serve the function for which they are currently being used, except in each case where the failure of such asset to meet such requirements would not have or is not reasonably likely to have a Material Adverse Effect. The Receivables of each Borrower have arisen in the ordinary course of its business and reflect bona fide obligations for the payment for goods and services provided by such Borrower or its predecessors. The invoices relating to all Receivables of Foamex shall be in the name of "Foamex L.P." The invoices relating to all Receivables of GFI shall be in the name of "General Felt Industries, Inc." Neither this Agreement nor any other Transaction Document, nor any transaction contemplated under any such agreement, will affect any right, title or interest of either Borrower or such Subsidiary in and to any of such assets in a manner that would have or is reasonably likely to have a Material Adverse Effect.

                  (y) Insurance. Schedule 6.01-Y accurately sets forth as of the Effective Date all insurance policies and programs currently in effect with respect to the respective Property and assets and business of Foamex and its Subsidiaries (other than Foamex Canada and Foamex Fibers), specifying for each such policy and program, (i) the amount thereof, (ii) the risks insured against thereby, (iii) the name of the insurer and each insured party thereunder, (iv) the policy or other identification number thereof, (v) the expiration date thereof and (vi) the annual premium with respect thereto. Such insurance policies and programs are in amounts sufficient to cover the replacement value of the respective Property and assets of each Borrower and such Subsidiaries subject to customary deductibles.

                  (z) Transaction with Affiliates. Schedule 6.01-Z lists each and every existing agreement and arrangement as of the Effective Date that (i) each Borrower has entered into with any General Partner, any Limited Partner or any Affiliate of such Borrower, General Partner or Limited Partner or (ii) any General Partner or Limited Partner or any Affiliate of either Borrower, General Partner or Limited Partner is subject to or has entered into with respect to any of the Borrowers' Properties, including, in the case of each of clause (i) and
(ii), any management or similar agreement. The Administrative Agents have been provided a true, accurate and complete copy of each existing written agreement or arrangement set forth on Schedule 6.01-Z and a true, accurate and complete description of each existing or proposed agreement or arrangement set forth in
Schedule 6.01-Z that is not in writing.

                  (aa) Subordinated Debentures and 1993 Subordinated Debentures. The subordination provisions of the Subordinated Debenture Indenture and the 1993 Subordinated Debenture Indenture are enforceable against the holders of the Subordinated Debentures and the 1993 Subordinated Debentures, respectively. The Obligations constitute "Obligations" owing under the "Credit Agreement" and "Senior Indebtedness" (as each term is defined in the Subordinated Debenture Indenture and the 1993 Subordinated Debenture Indenture).

                  (bb) The PFI Merger. As of the Effective Date, the "Merger" as defined in the PFI Merger Agreement has occurred and the transactions contemplated in the PFI Merger Documents have been consummated.


                                   ARTICLE VII

                               REPORTING COVENANTS

                  Each Borrower covenants and agrees that so long as any Revolving Loan Commitments are outstanding and thereafter until all of the Obligations (other than indemnities not yet due) are paid in full (or, in the case of contingent Obligations (other than indemnities not yet due), Cash Collateral has been deposited in the Cash Collateral Account in the full amount of such Obligations on terms satisfactory to the Lenders), unless the Requisite Lenders shall otherwise give prior written consent thereto:

                  7.01. Financial Statements. Each Borrower shall maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated and consolidating financial statements in conformity with GAAP, and each of the financial statements described below (except as otherwise expressly provided) shall be prepared from such system and records. Each Borrower shall deliver or cause to be delivered to the Administrative Agents and the Lenders:

                  (a) Monthly Reports. As soon as practicable, and in any event within forty-five (45) days after the end of each calendar month in each Fiscal Year (or within sixty (60) days after the end of each calendar month which corresponds to the end of a fiscal quarter), (i) the consolidated and consolidating balance sheets and results of operations of each Borrower and its Subsidiaries as at the end of such period, and the related consolidated and consolidating statements of income and cash flow of Foamex and its Subsidiaries for such fiscal month and for the period from the beginning of the then current Fiscal Year to the end of such fiscal month, setting forth in each case in comparative form the corresponding figures for the corresponding calendar month of the previous Fiscal Year and the corresponding figures from the consolidated and consolidating financial forecast for the current Fiscal Year delivered pursuant to Section 7.01(f), certified by the chief financial officer of each Borrower as fairly presenting the consolidated and consolidating financial position of such Borrower and such Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP, subject to normal year end adjustments (but excluding GAAP footnotes) and (ii) the Blue Book of Foamex and its Subsidiaries for such calendar month which represents, to the best of each Borrower's knowledge, an accurate presentation of the information contained therein (it being understood that the financial information contained therein is not in conformity with
GAAP).

                  (b) Quarterly Reports. As soon as practicable, and in any event within fifty (50) days after the end of each fiscal quarter (other than the last fiscal quarter) in each Fiscal Year, the Form 10-Q, if any, filed by each Borrower with the Securities and Exchange Commission with respect to such fiscal quarter.

                  (c) Annual Reports. As soon as practicable, and in any event within ninety-five (95) days after the end of each Fiscal Year, (i) the Form 10-K, if any, filed by each Borrower with the Securities and Exchange Commission with respect to such Fiscal Year, (ii) the consolidated and consolidating financial statements of Foamex and its Subsidiaries (which shall be audited with respect to consolidated financial statements by Coopers & Lybrand or any other independent certified public accountants) as at the end of such Fiscal Year which shall be prepared in conformity with GAAP applied on a basis consistent with prior years (except for changes with which Coopers & Lybrand or any such other independent certified public accountants, if applicable, shall concur and which shall have been disclosed in the notes to the financial statements), and which shall set forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the consolidated and consolidating financial forecast for the Fiscal Year being reported or delivered pursuant to Section 7.01(f), and (iii) an opinion on such consolidated financial statements by Coopers & Lybrand or such other independent certified public accountants acceptable to the Administrative Agents, which opinion shall be unqualified.

                  (d) Officer's Certificate. Together with each delivery of any financial statement pursuant to paragraphs (b) and (c) of this Section 7.01, (i) an Officers' Certificate of the Borrowers substantially in the form of Exhibit G attached hereto and made a part hereof, stating that the executive officers signatory thereto have reviewed the terms of the Loan Documents, and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and consolidated and consolidating (in the case of such certification for statements delivered pursuant to Section 7.01(c)) financial condition of the Borrowers and Borrowers' Subsidiaries during the accounting period covered by such financial statements, that such review has not disclosed the existence during or at the end of such accounting period, and that such officers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrowers or any of Borrowers' Subsidiaries have taken, are taking and proposes to take with respect thereto; and (ii) a certificate (the "Compliance Certificate"), signed by each Borrower's chief financial officer, setting forth calculations (with such specificity as the Administrative Agents may reasonably request) for the period then ended which demonstrate compliance, when applicable, with the provisions of Article X.

                  (e) Accountant's Statement and Privity Letter. Together with each delivery of the financial statements referred to in Section 7.01(c), a written statement of the firm of independent certified public accountants giving the report thereon (i) stating that their audit examination has included a review of the terms of this Agreement as it relates to accounting matters and
(ii) stating whether, in connection with their audit examination, any condition or event which constitutes an Event of Default or Potential Event of Default has come to their attention, and if such condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such condition or event that would not be disclosed in the course of their audit examination. The statement referred to above shall be accompanied by (x) a copy of the management letter or any similar report delivered to each Borrower or to any officer or employee thereof by such accountants in connection with such financial statements and (y) a letter in substantially the form of Exhibit H attached hereto and made a part hereof from each Borrower to such accountants informing such accountants that the Lenders are relying upon the financial statements audited by such accountants and delivered to the Administrative Agents and the Lenders pursuant to Section 7.01(c) and that a primary intent of each Borrower in having such financial statements audited is to induce the Lenders to continue to make Loans to each Borrower under this Agreement. Either Administrative Agent and each Lender may, with the consent of each Borrower (which consent shall not be unreasonably withheld), communicate directly with such accountants.

                  (f) Business Plans; Financial Projections. No later than December 31 of each Fiscal Year beginning with Fiscal Year 1994, (i) an annual business plan for the next Fiscal Year for each of the Borrowers and Borrowers' Subsidiaries, substantially in the form of the business plan heretofore delivered to the Administrative Agents and the Lenders, accompanied by a report reconciling all changes and departures from the business plan delivered to the Administrative Agents and the Lenders for the preceding Fiscal Year; and (ii) a consolidated and consolidating plan and financial forecast consisting of balance sheets, income statements and cash flow statements on a monthly basis for the next 12 months and on an annual basis, based upon facts and assumptions that each General Partner and each Borrower believe to be reasonable in light of the then current and foreseeable business conditions, for each succeeding Fiscal Year of each Borrower and such Subsidiaries through 1999.

                  (g) Consolidated Balance Sheet. On or before ninety (90) days after the Effective Date, a consolidated and consolidating balance sheet of Foamex and its Subsidiaries as of June 30, 1996 (after giving effect to all transactions contemplated by the Transaction Documents and the payment of all

Transaction Costs paid on or before the Effective Date), certified as fairly presenting the financial position of Foamex and its Subsidiaries by the chief financial officer of each Borrower, together with such Borrower's reconciliation, in form and substance satisfactory to the Requisite Lenders, of all changes from the estimated pro forma balance sheet of each Borrower referred to in Section 6.01(h).

                  7.02. Borrowing Base Certificate. As soon as practicable, and in any event within three (3) days after the close of each week (and more often if requested by either Administrative Agent or by the Requisite Lenders), each Borrower shall provide the Administrative Agents and the Lenders with a Borrowing Base Certificate, together with such supporting documents as either Administrative Agent may reasonably request (including weekly updated information concerning Receivables of such Borrower and monthly updated information concerning Inventory of such Borrower), all certified as being true and correct by such Borrower.

                  7.03. Events of Default. Promptly upon either Borrower obtaining knowledge (i) of any condition or event which constitutes an Event of Default or Potential Event of Default, (ii) that any Person has given any written notice to either Borrower or any Subsidiary of such Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 11.01(e), or (iii) of any condition or event which has or is reasonably likely to have a Material Adverse Effect or adversely affect the value of, or the Collateral Agent's interest in, the Collateral (taken as a whole) in any material respect, such Borrower shall deliver to the Administrative Agents and the Lenders an Officer's Certificate specifying (A) the nature and period of existence of any such claimed default, Event of Default, Potential Event of Default, condition or event, (B) the notice given or action taken by such Person in connection therewith, and (C) what action such Borrower has taken, is taking and proposes to take with respect thereto.

                  7.04. Lawsuits. (i) Promptly upon either Borrower obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting Foamex or any of its Subsidiaries or any Property of either Borrower or any of such Subsidiaries not previously disclosed pursuant to Section 6.01(j), which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in such Borrower's reasonable judgment, such Borrower or any of such Subsidiaries to liability in an amount aggregating $500,000 or more (exclusive of claims covered by insurance policies of such Borrower or any of such Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage on such claims), such Borrower shall give written notice thereof to the Administrative Agents and the Lenders and provide, if requested, such other information as may be reasonably available to enable each Lender and either Administrative Agent and its counsel to evaluate such matters; and (ii) in addition to the requirements set forth in clause (i) of this Section 7.04, each Borrower upon request of either Administrative Agent or of the Requisite Lenders shall promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to clause (i) above and provide such other information as may be reasonably available to it to enable each Lender and each Administrative Agent and its counsel to evaluate such matters.

                  7.05. Insurance. As soon as practicable and in any event by the last day of each Fiscal Year, each Borrower shall deliver to the Administrative Agents and the Lenders (i) a report in form and substance reasonably satisfactory to the Administrative Agents and the Lenders outlining all material insurance coverage maintained as of the date of such report by such Borrower and its Subsidiaries and the duration of such coverage and (ii) evidence that all premiums with respect to such coverage have been paid when due.

                  7.06. ERISA Notices. Each Borrower shall deliver or cause to be delivered, within the time limits set forth below, to the Administrative Agents and the Lenders, at such Borrower's expense, the following information and notices as soon as reasonably possible, and in any event:

                  (i) within ten (10) Business Days after either Borrower or any ERISA Affiliate knows or has reason to know that a Termination Event has occurred, a written statement of the chief financial officer of such Borrower describing such Termination Event and the action, if any, which such Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

                  (ii) within ten (10) Business Days after either Borrower or any ERISA Affiliate knows or has reason to know that a prohibited transaction (defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code) has occurred with respect to any Plan, a statement of the chief financial officer of such Borrower describing such transaction and the action which such Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto;

                  (iii) within ten (10) Business Days or such longer period as may be reasonably agreed to by either Administrative Agent after either Borrower or ERISA Affiliate receives written notice from such Administrative Agent requesting same, copies of each annual report (form 5500 series), including Schedule B thereto, filed with respect to each Benefit Plan;

                  (iv) within ten (10) Business Days after the request of either Administrative Agent, copies of each actuarial report for any Benefit Plan or Multiemployer Plan and each annual report for any Multiemployer Plan, copies of each such report;

                  (v) within ten (10) Business Days after the filing of the same with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by such Borrower or any ERISA Affiliate with respect to such request;

                  (vi) within ten (10) Business Days after the request of either Administrative Agent regarding the occurrence of any material increase in the benefits of any existing Benefit Plan or the establishment of any new Benefit Plan or the commencement of contributions to any Benefit Plan to which such Borrower or any ERISA Affiliate was not previously contributing, notification of such increase, establishment or commencement;

                  (vii) within ten (10) Business Days after either Borrower or any ERISA Affiliate receives notice of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Internal Revenue Code, copies of each such letter;

                  (viii) within ten (10) Business Days after either Borrower or any ERISA Affiliate fails to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or payment, a notification of such failure;

                  (ix) within ten (10) Business Days after either Borrower or any ERISA Affiliate knows or has reason to know (A) a Multiemployer Plan has been terminated, (B) the administrator or plan sponsor of a Multiemployer Plan has provided such Borrower or any ERISA Affiliate with notice of an intention to terminate a Multiemployer Plan, or (C) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan; and

                  (x) within ten (10) Business Days or such longer period as may be reasonably agreed to by either Administrative Agent after either Borrower or any of Borrowers' Subsidiaries or any ERISA Affiliate receives written notice from such Administrative Agent requesting the same, copies of any Foreign Employee Benefit Plan and related documents, reports and correspondence specified in such notice.

For purposes of this Section 7.06, each Borrower and any Subsidiary and any ERISA Affiliate shall be deemed to know all facts known by the Administrator of any Plan of which such Borrower, Subsidiary or ERISA Affiliate is the plan sponsor. Section 7.06 shall only apply with respect to a Plan for which either Borrower or any Subsidiary or any ERISA Affiliate is an "employer" as defined in
Section 3(5) of ERISA.

                  7.07. Environmental Notices. (a) Each Borrower shall notify the Administrative Agents and the Lenders in writing, promptly upon such Borrower's learning thereof, of any:

                  (i) notice or claim to the effect that such Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant into the environment;

                  (ii) notice that such Borrower or any of its Subsidiaries is subject to investigation by any Governmental Authority evaluating whether any Remedial Action is needed to respond to the Release or threatened Release of any Contaminant into the environment;

                  (iii) notice that any Property of such Borrower or any of its Subsidiaries is subject to an Environmental Lien;

                  (iv) notice of violation to such Borrower or any of its Subsidiaries of any Environmental, Health or Safety Requirement of Law;

                  (v) condition which might reasonably constitute or result in a material violation of any Environmental, Health or Safety Requirement of Law;

                  (vi) commencement or threat of any judicial or administrative proceeding alleging a material violation by such Borrower or any of its Subsidiaries of any Environmental, Health or Safety Requirement of Law;

                  (vii) new or proposed changes to any existing Environmental, Health or Safety Requirement of Law that could result in a Material Adverse Effect; or

                  (viii) any proposed acquisition of stock, assets, real estate, or leasing of property, or any other action by such Borrower or any of its Subsidiaries that could subject such Borrower or any of its Subsidiaries to environmental, health or safety Liabilities and Costs.

                  (b) Within forty-five (45) days after the end of each Fiscal Year, each Borrower shall submit to the Administrative Agents and the Lenders a report summarizing the status of environmental, health or safety compliance, hazard or liability issues identified in notices required pursuant to Section 7.07(a), disclosed on Schedule 6.01-Q or identified in any notice or report required herein.

                  7.08. Labor Matters. Each Borrower shall notify the Administrative Agents and the Lenders in writing, promptly upon each Borrower's learning thereof, of (i) any material labor dispute to which such Borrower or any of its Subsidiaries may become a party, including, without limitation, any strikes, lockouts or other disputes relating to such Persons' plants and other facilities and (ii) any material liability incurred with respect to the closing of any plant or other facility of such Borrower or any of its Subsidiaries.

                  7.09. Permitted Subordinated Indebtedness; Senior Note Indenture; Senior Secured Note Indenture. Upon its receipt of any of the following, each Borrower shall deliver promptly thereafter a copy thereof to the Administrative Agents and the Lenders: (a) any notice or other communication delivered by or on behalf of such Borrower to any Person in connection with the Permitted Subordinated Indebtedness, the Senior Note Indenture or the Senior Secured Note Indenture (other than, in the case of the Senior Secured Note Indenture, notices delivered to the trustee thereunder pursuant to Sections 314(c) and 314(d) of the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) or pursuant to the last sentence of Section 10.01, or Section
10.03 or 10.04 of the Senior Secured Note Indenture, to the extent that such notice or a series of related notices relate to releases of Liens on Property of the Borrowers having a value equal to less than ten percent (10%) of the value of the collateral then securing the Senior Secured Notes) at the same time and by the same means as such notice or other communication is delivered to such Person; and (b) any material notice or other material communication received by such Borrower from any Person in connection with any agreement or other document relating to Permitted Subordinated Indebtedness, the Senior Note Indenture or the Senior Secured Note Indenture promptly after such notice or other communication is received by such Borrower.

                  7.10. Other Reports. Each Borrower shall deliver or cause to be delivered to the Administrative Agents and the Lenders copies of all financial statements, reports and notices, if any, sent or made available generally by such Borrower to its Securities holders or filed with the Securities and Exchange Commission, all press releases made available generally by such Borrower or any of its Subsidiaries to the public concerning material developments in the business of such Borrower or any such Subsidiary and all notifications received by such Borrower or its Subsidiaries pursuant to the Securities Exchange Act and the rules promulgated thereunder.

                  7.11. Change of Control. Promptly, upon, and in any event within three (3) Business Days of, the Managing General Partner or either Borrower obtaining knowledge of the occurrence or potential occurrence of a Change of Control, the Managing General Partner or either Borrower shall deliver to the Administrative Agents an Officer's Certificate specifying, with respect to a Change of Control, (i) the cause and nature of such Change of Control and
(ii) the estimated date on which the Change of Control will become effective.

                  7.12. Dissolution Notice. At least ninety (90) days prior to the commencement of any action by any General Partner or any Limited Partner to dissolve Foamex pursuant to the Partnership Agreement or otherwise, the Managing General Partner or Foamex shall deliver an Officer's Certificate to the Administrative Agents specifying (i) the cause of such dissolution and (ii) the date on which such dissolution will occur.

                  7.13. Other Information. Promptly upon receiving a request therefor from either Administrative Agent or from the Requisite Lenders, each Borrower shall prepare and deliver to the Administrative Agents and the Lenders such other information with respect to such Borrower, any of its Subsidiaries, or the Collateral, including, without limitation, schedules identifying and describing the Collateral and any dispositions thereof and financial information, as from time to time may be reasonably requested by either Administrative Agent or by the Requisite Lenders.


                                  ARTICLE VIII
                              AFFIRMATIVE COVENANTS

                  Each Borrower and each General Partner covenant and agree that so long as any Revolving Loan Commitments are outstanding and thereafter until all of the Obligations (other than indemnities not yet due) are paid in full (or, in the case of contingent Obligations (other than indemnities not yet due), cash collateral has been deposited in the Cash Collateral Account in the full amount of such Obligations on terms satisfactory to the Lenders), unless the Requisite Lenders shall otherwise give prior written consent thereto:

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




                  8.01. Partnership/Corporate Existence, etc. The General Partners shall cause Foamex to, and Foamex shall, at all times, maintain its partnership existence, and each Borrower shall cause its Subsidiaries to, and the General Partners and GFI shall, at all times, maintain its corporate existence and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses, except where the loss or termination of such rights and franchises is not likely to have a Material Adverse Effect.

                  8.02. Partnership Powers; Conduct of Business. The General Partners shall, and shall cause Foamex to, and each Borrower shall, and shall cause each of their respective Subsidiaries to, qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified except in such jurisdictions where the failure so to qualify would not cause or be likely to cause a Material Adverse Effect.

                  8.03. Compliance with Laws, etc. The General Partners shall, and shall cause Foamex to, and each Borrower shall, and shall cause each of their respective Subsidiaries to, (a) comply with all Requirements of Law and all restrictive covenants affecting such Person or the business, Property, assets or operations of such Person, and (b) obtain as needed all Permits necessary for its operations and maintain such Permits in good standing, except in the case where noncompliance with either clause (a) or (b) above is not reasonably likely to have a Material Adverse Effect.

                  8.04. Payment of Taxes and Claims; Tax Consolidation. Each Borrower shall pay, and cause each of their respective Subsidiaries to pay, (a) all taxes, assessments and other governmental charges imposed upon it or on any of its Property or assets or in respect of any of its franchises, business, income or Property before any penalty accrues thereon, and (b) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by Section 9.03) upon any of such Borrower's or such Subsidiary's Property or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes, assessments and governmental charges referred to in clause (a) above or claims referred to in clause (b) above need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor. No Borrower will, nor will either Borrower permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (except as required by law and other than the other Borrowers or Borrowers' Subsidiaries).

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



                  8.05. Insurance. Each Borrower shall maintain for itself and for its Subsidiaries (other than Foamex Canada and Foamex Fibers), or shall cause each of such Subsidiaries to maintain, in full force and effect the insurance policies and programs listed on Schedule 6.01-Y or substantially similar policies and programs or other policies and programs as are reasonably acceptable to the Administrative Agents. All such policies and programs shall be maintained with insurers reasonably acceptable to the Administrative Agents. Each certificate and policy relating to coverages (other than Property in which the Collateral Agent does not have an insurable interest) shall contain an endorsement naming the Collateral Agent as an additional insured or loss payee, as applicable, under such policy. Such endorsement or an independent instrument furnished to the Collateral Agent shall provide that the insurance companies will give the Collateral Agent at least thirty (30) days' written notice before any such policy or policies of insurance shall be cancelled or altered adversely to the interests of the Administrative Agents, the Issuing Banks and the Lenders or cancelled and that no act, whether willful or negligent, or default of either Borrower, any of Borrowers' Subsidiaries or any other Person shall affect the right of the Collateral Agent to recover under such policy or policies of insurance in case of loss or damage. In the event either Borrower or any such Subsidiary, at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Collateral Agent, without waiving or releasing any obligations or resulting Event of Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Collateral Agent deems advisable. All sums so disbursed by the Collateral Agent shall constitute Protective Advances hereunder and be part of the Obligations, payable as provided in this Agreement.

                  8.06. Inspection of Property. Each Borrower shall permit, and cause its Subsidiaries to permit, any authorized representative(s) designated by either Administrative Agent or by any Lender to visit and inspect any of the Properties of such Borrower or such Subsidiaries, to examine, audit, check and make copies of their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated hereby and by the Transaction Documents (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers and independent certified public accountants, all upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested. Each such visitation and inspection (i) by or on behalf of any Lender shall be at such Lender's expense and

(ii) by or on behalf of either Administrative Agent shall be at such Borrower's expense.

                  8.07. Books and Records; Discussions. Each Borrower shall keep and maintain, and cause its Subsidiaries to keep and maintain, in all material respects proper books of record and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to their respective businesses and activities, including, without limitation, transactions and other dealings with respect to the Collateral. Such books and records shall include true and complete records of all Indebtedness of each Borrower to the other Borrowers as permitted under Section 9.01(ix) and each Officer's Certificate delivered pursuant to Section 7.01(d) shall set forth in reasonable detail the amount, date of incurrence, interest rate and amortization schedule for such Indebtedness.

                  8.08. Insurance and Condemnation Proceeds. Each Borrower hereby directs (and, if applicable, shall cause its Subsidiaries to direct) all insurers under policies insuring any loss of Collateral and payors of any condemnation claim or award relating to the Collateral to pay all proceeds relating to Collateral and payable under such policies or with respect to such claim or award directly to the Collateral Agent, for the benefit of the Administrative Agents, the Issuing Banks and the Lenders, and in no case to either Borrower or one or more of Borrowers' Subsidiaries. The Collateral Agent shall, upon receipt of such proceeds, apply the same in accordance with Section 3.02(b).

                  8.09. ERISA Compliance. Each Borrower shall, and shall cause each of its Subsidiaries and ERISA Affiliates to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Internal Revenue Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans.

                  8.10. Foreign Employee Benefit Plan Compliance. Each Borrower shall, and shall cause each of its Subsidiaries and ERISA Affiliates to, establish, maintain and operate all Foreign Employee Benefit Plans to comply in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plans.

                  8.11. Maintenance of Property. Each Borrower shall, and shall cause each of its Subsidiaries to, maintain in all material respects all of the owned and leased Property of such Borrower or such Subsidiary used and necessary in the business of such Borrower or such Subsidiary in adequate, working condition and repair, ordinary wear and tear excepted, and not permit, commit or suffer any waste or abandonment of any such Property and from time to time shall make or cause to be made all material repairs, renewal and replacements thereof, including, without limitation, any capital improvements which may be required; provided, however, that such Property may be altered or renovated in the ordinary course of business and disposed of in accordance with the provisions in Section 9.02.

                  8.12. Condemnation. Immediately upon learning of the institution of any proceeding for the condemnation or other taking of any of the owned or leased real property of either Borrower or any of Borrowers' Subsidiaries, such Borrower shall notify the Administrative Agents of the pendency of such proceeding, and permit the Administrative Agents to participate in any such proceeding, and from time to time will deliver to the Administrative Agents all instruments reasonably requested by the Administrative Agents to permit such participation.

                  8.13. Environmental Matters. Each Borrower shall (i) maintain an environmental health and safety plan for all manufacturing facilities which, at a minimum, addresses measures for response to catastrophic releases of Contaminants into the environment or workplace, a copy of which plan shall be delivered to the Administrative Agents; and (ii) maintain a health and safety management system, which includes a corporate environmental health and safety management structure, environmental health and safety personnel at each facility, and a periodic facility audit program directed by the corporate environmental health and safety management unit.

                  8.14. Post-Effective Date Matters. To the extent not delivered prior to or on the Effective Date, Borrowers shall deliver to the Administrative Agent, in form and substance satisfactory to the Administrative Agents, each of the agreements, instruments and other documents listed under the heading "G. Post Closing Matters" on the List of Closing Documents attached hereto as Exhibit F within 30 days from the Effective Date (unless otherwise indicated on such list).


                                   ARTICLE IX
                               NEGATIVE COVENANTS

                  Each Borrower covenants and agrees that so long as any Revolving Loan Commitments are outstanding and thereafter until all of the Obligations (other than indemnities not yet due) are paid in full (or, in the case of contingent Obligations (other than indemnities not yet due), Cash Collateral has been deposited in the Cash Collateral Account in the full amount of such Obligations on terms satisfactory to the Lenders), unless the Requisite Lenders shall otherwise give prior written consent thereto:

                  9.01. Indebtedness. None of the Borrowers nor any of the Borrowers' Subsidiaries shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

                  (i)   the Obligations;

                  (ii) to the extent otherwise permitted to be made pursuant to this Agreement, the Transaction Costs;

                  (iii) the Permitted Existing Indebtedness and any extensions, renewals, refundings or replacements of Permitted Existing Indebtedness, provided that any such extension, renewal, refunding or replacement is in an aggregate principal amount not greater than the principal amount of, and, is on terms no less favorable to such Borrower or such Subsidiary than the terms of, the Permitted Existing Indebtedness so extended, renewed, refunded or replaced;

                  (iv) to the extent permitted by Article X and in any event in an aggregate amount not to exceed $5,000,000 in any twelve (12) month period but in no event more than an aggregate of $10,000,000 at any time, Capital Leases and purchase money Indebtedness incurred to finance the acquisition of fixed assets, and Indebtedness incurred to refinance such Capital Leases and purchase money Indebtedness;

                  (v) Indebtedness constituting Accommodation Obligations permitted by Section 9.05;

                  (vi) Permitted Subordinated Indebtedness (except for such Indebtedness referred to in clause (vii)) of this Section 9.01;

                  (vii) intercompany Indebtedness owing to Foamex Canada from Foamex, but only so long as such indebtedness is subordinated to the Obligations on terms satisfactory to the Requisite Lenders and not repayable by its terms before one (1) year after the Commitment Termination Date;

                  (viii) Indebtedness in respect of the Senior Notes not in excess of a principal amount of $150,000,000, and Indebtedness in respect of the Senior Secured Notes not in excess of a principal amount of $117,000,000;

                  (ix) Indebtedness of either Borrower owing to the other Borrower pursuant to an Intercompany Promissory Note or the GFI Intercompany Note;

                  (x) Indebtedness of Foamex Canada in an aggregate outstanding principal amount not to exceed CDN$8,100,000 at any time;

                  (xi) Indebtedness in an aggregate amount not exceeding $3,600,000 incurred in connection with the repurchase of the Pico Rivera, California facility of GFI which was being leased to GFI on June 28, 1994;

                  (xii) Indebtedness in respect of the two Interest Rate Contracts permitted under Section 9.22; and

                  (xiii) Indebtedness incurred by Foamex Fibers not in excess of a principal amount of $2,000,000.

                  9.02. Sales of Assets. None of the Borrowers nor any of the Borrowers' Subsidiaries (other than Foamex Canada) shall sell, assign, transfer, lease, convey or otherwise dispose of any Property, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except:

                           (i) sales of inventory in the ordinary course of business;

                           (ii) sales of assets outside of the ordinary course
                  of business (except as contemplated in clause (v) below) not in excess of $1,000,000 in a single transaction or series of related transactions, nor in excess of $5,000,000 in any Fiscal Year;

                           (iii) sales of assets by either Borrower to the other
                  Borrower for fair market value and, with respect to Inventory, in any event for an amount no less than cost of such asset to the selling Borrower;

                           (iv) the sublease of office space made by Foamex to
                  Foamex International and TIHI at 375 Park Avenue, New York, New York and the lease or sublease by Foamex and its Subsidiaries of Real Property to other Persons (but only to the extent such lease or sublease is not prohibited by
                  Section 9.08);

                           (v) the 1995 Restructuring Dispositions, but only on commercially reasonable terms determined on an arm's length basis;

                           (vi) contributions of Equipment made by Foamex to
                  the Foamex Mexico Group to the extent permitted pursuant to Section 9.04(x);

                     (vii) the lease, for less than comparable market lease
                  rates, or the sale by Foamex of the real property located in Conklin, New York;

                    (viii) the license by Foamex of its patented surface
                  modification technology to JPS Partners and the lease of certain equipment not in excess of a net book value of $500,000 to JPS Partners associated with the use of such license; and

                      (ix) the sale of PFI pursuant to the PFI Merger Documents;
                  provided, however, the PFI Guaranty Release Amount shall have been applied to the Term Loans in accordance with Section 3.01(b)(vii) and any PFI Merger Proceeds shall be applied to the Obligations to the extent required by Section 3.01(b)(vii);

         provided, that (A) no sales or other dispositions (other than sales of obsolete or used Equipment, the 1995 Restructuring Dispositions, Equipment contributed to the Foamex Mexico Group pursuant to clause
         (vi) above, the sale of the real property located in Conklin, New York pursuant to clause (vii) above and the PFI Merger) shall be permitted if they are to be made for less than 90% of net book value of such properties or assets, and (B) any Net Cash Proceeds of Sale in respect of such sales or other dispositions shall be remitted to the Funding Agent and applied to the repayment of the Loans in accordance with
         Section 3.01(b).

                  9.03. Liens. None of General Partners, the Borrowers nor any of the Borrowers' Subsidiaries (except Foamex Canada) shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective
Property or assets except:

                  (i) Liens created by the Loan Documents;

                  (ii) Permitted Existing Liens;

                  (iii) Customary Permitted Liens;

                  (iv) purchase money Liens (including the interest of a lessor under a Capital Lease and Liens to which any Property is subject at the time of either Borrower's or any of Borrowers' Subsidiary's purchase thereof) securing Indebtedness of the Borrowers or their Subsidiaries permitted under Section 9.01(iv);

                  (v) Liens on the assets of the Borrowers and their Subsidiaries securing the Senior Secured Notes, provided that such Liens attach only to the types of Property to which, as of the effective date of the Senior Secured Note Indenture, they are intended to attach pursuant to the

         Senior Secured Note Indenture and the Senior Secured Note Collateral Documents (it being understood that such Liens shall not include Liens on the New Partners Note);

                  (vi) to the extent Indebtedness secured thereby is permitted to be extended, renewed, refunded or refinanced pursuant to Section 9.01(iii), a future Lien on any Property which is subject to a Lien described in clauses (ii) and (iv) above, if such future Lien attaches only to the same Property and secures only such permitted extensions, renewals, replacements or refinancings;

                  (viii) Liens securing Indebtedness permitted under Section 9.01(xi) on the facility purchased by GFI in Pico Rivera, California;

                  (ix) Liens of Foamex and GFI on the real property listed on
         Schedule 9.03 securing the Senior Notes but only if such real property was unencumbered on the date of issuance of the Senior Secured Notes; and

                  (x) Liens on the assets of Foamex Fibers securing Indebtedness permitted to be incurred by Foamex Fibers pursuant to Section 9.01(xiii).

                  9.04. Investments. None of the Borrowers nor any of the Borrowers' Subsidiaries (other than Foamex Canada) shall directly or indirectly make or own any Investment except:

                  (i) Permitted Existing Investments in an amount not greater than the amount thereof on the Effective Date;

                  (ii) Investments in the Cash Collateral Account and each Investment Account (including any Investments in Cash Equivalents and Approved Investments through such accounts);

                  (iii) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (iv) Investments in the bank accounts listed on Schedule 9.17 made in the ordinary course of business not at any time exceeding in the aggregate $750,000;

                  (v) Investments of Foamex in the capital stock and loan notes of Prefoam AG, a Swiss corporation, pursuant to the Shareholders Agreement among Foamex, Beamech Group Limited, Recticel Holding Noord B.V., Recticel N.V.-S.A., LME-Beamech, Inc., James Brian Blackwell and Prefoam AG, not exceeding an amount equal to $100,000 annually; provided that Foamex shall not own or control capital stock or other ownership interests in Prefoam AG in an amount which would cause Prefoam AG to be a Subsidiary of Foamex;

                  (vi) Investments in the "Collateral Account" (as defined in the Senior Secured Note Indenture) (including any "Cash Equivalents" (as defined in the Senior Secured Note Indenture) made through such Collateral Account;

                  (vii)  Investments by either Borrower in any
         Intercompany Promissory Note and by Foamex in the GFI
         Intercompany Note;

                  (viii)  Investment by Foamex in the TIHI Loan;

                   (ix) so long as no Event of Default or Potential Event of Default has occurred and is continuing (or would result therefrom), Investments by Foamex in Foamex International and the Managing General Partner in an aggregate amount not to exceed the lesser of (a) $2,000,000 in any Fiscal Year and (b) $7,000,000 in the aggregate for the period beginning on June 28, 1994 and ending on the Commitment Termination Date; provided that the amount of the Investment in Foamex International and the Managing General Partner permitted under this clause (ix) shall be reduced by any amounts distributed to the Managing General Partner by Foamex pursuant to Section 9.06(vi) and by any amounts distributed to Foamex International or the Managing General Partner pursuant to Sections 9.04(v) and 9.06(iv) of the JPS Automotive Credit Agreement; provided further that any Investment permitted pursuant to this clause (ix) may be recharacterized by the Borrowers at any time as a Restricted Junior Payment made pursuant to Section 9.06(vi);

                  (x) Investments in cash, contributions of Equipment and in the Equity Interests of Foamex Latin America, Inc. by Foamex; provided that the aggregate purchase price paid to Foamex International for such Equity Interests plus any additional Investments of cash or Equipment (valued at Fair Market Value) made by Foamex in the Foamex Mexico Group shall in no event exceed $5,700,000;

                  (xi) Investment by Foamex in the New Partners Loan not in excess of a principal amount of $40,000,000; and

                  (xii) GFI's Investment in the Capital Stock of Foamex Fibers made on or prior to the date of the consummation of the acquisition by Foamex Fibers of certain assets of GS Industries, Inc. and Pomtonoc Fibers, Inc.;

                  (xiii) Investments of Foamex Fibers in cash and Cash Equivalents;

                  (xiv) Investments by either Borrower in intercompany promissory notes made by Foamex Fibers in favor of such Borrower up to an aggregate maximum principal amount for all Borrowers of $1,000,000 outstanding at any time;

                  (xv) an Investment by Foamex in GFI associated with the assumption of the liability for the pension plans of GFI of approximately $2,500,000 in connection with the merger of Foamex's and GFI's salary and hourly pension plans, with Foamex being the plan sponsor;

                  (xvi) an Investment by GFI in one or more interest bearing promissory notes in an aggregate principal amount not to exceed $1,500,000 and with a maturity date of less than one year issued by Habitat International in favor of GFI in respect of certain of GFI's Receivables due from Habitat International; provided, however, such Investment shall be permitted only on the condition that GFI deliver to the Collateral Agent the original of such promissory note or notes duly endorsed in blank to the Collateral Agent as additional Collateral under the GFI Security Agreement within five Business Days after GFI's receipt thereof from Habitat International; and

                  (xvii) Investments by Foamex and/or GFI in no more than 10,000 shares of common stock of Foamex International received by Foamex in connection with the compromise of certain employee loans in the aggregate principal amount not in excess of $1,000,000.

                  9.05. Accommodation Obligations. None of the Borrowers nor any of the Borrowers' Subsidiaries (other than Foamex Canada) shall directly or indirectly create or become or be liable with respect to any Accommodation Obligation, except:

                  (i)  Permitted Existing Accommodation Obligations;

                  (ii) Accommodation Obligations arising under the Loan
         Documents;

                  (iii) Accommodation Obligations in respect of the Canada Undertaking not in excess of $1,000,000 in any twelve (12) month period;

                  (iv) Accommodation Obligations of GFI in connection with its guaranty of the Senior Notes, the Subordinated Debentures, the 1993 Subordinated Debentures and the Senior Secured Notes, but only to the extent set forth in the GFI Supplemental Indenture (Senior), the GFI Supplemental Indenture (Subordinated), the 1993 Subordinated Debenture Indenture, and the Senior Secured Note Indenture, respectively;

                  (v) Accommodation Obligations of Foamex in respect of Indebtedness permitted under Section 9.01(xi);

                  (vi) Accommodation Obligations of Foamex in an aggregate amount not to exceed $5,000,000 (no more than $2,000,000 of which may be in the form of a Letter of Credit Issued for the account of Foamex for up to 180 days) at any time outstanding in respect of Indebtedness incurred by the Foamex Mexico Group;

                  (vii) Accommodation Obligations of Foamex in respect of certain obligations of the Foamex Mexico Group in respect of real property owned or leased by the Foamex Mexico Group; provided that the aggregate amount of such Accommodation Obligations shall not exceed $3,000,000 in any Fiscal Year; and

                  (viii) Accommodation Obligations of Foamex and GFI arising under the PFI Merger Documents;

provided that, except as contemplated in clauses (vi) and (vii) above, in no event shall any of the Borrowers, Trace Foam or FMXI, nor any of their respective Subsidiaries directly or indirectly create or become or be liable with respect to any Accommodation Obligation with respect to any liabilities of the Foamex Mexico Group.

                  9.06.  Restricted Junior Payments.  None of the
Borrowers nor any of the Borrowers' Subsidiaries shall declare or make any Restricted Junior Payment, except (without duplication):

                  (i) dividends or distributions to Foamex in respect of its Equity Interests in any of its wholly-owned Subsidiaries or to any of the Borrowers' wholly-owned Subsidiaries from any other wholly-owned Subsidiary of either Borrower or any other Subsidiary of either Borrower; provided that GFI may only make dividends or distributions under this clause (i) so long as no Event of Default or Potential Event of Default has occurred and is continuing (or would result therefrom);

                  (ii) regularly scheduled interest payments in respect of the Subordinated Debentures and the 1993 Subordinated Debentures if such interest payments are permitted to be made pursuant to the terms of the Subordinated Debentures and the Subordinated Debenture Indenture or the 1993 Subordinated Debentures and the 1993 Subordinated Debenture Indenture, as the case may be;

                  (iii) so long as no Event of Default or Potential Event of Default has occurred and is continuing (or would result therefrom), distributions to the General Partners and the Limited Partner in respect of Foamex's obligations under the Tax Sharing Agreement to which it is a party to the extent the proceeds of such distributions shall be used to pay actual tax liability of a partner or its beneficial owners; provided, however, if a payment otherwise required by the Tax Sharing Agreement is reduced because the distribution would not be used to pay an actual tax liability, the obligation of Foamex to make such payment shall not be discharged but shall be suspended and made upon termination of this Agreement or subject to the terms of any refinancing of the Obligations or as set forth in clause (C) below: if (A) the amount distributable for a year under such Tax Sharing Agreement is reduced because all, or some portion, of the distribution would not be used to pay an actual tax liability of a partner or its beneficial owners as a result of a loss claimed by a partnership or corporation (a "loss entity") whose taxable income or loss is reported for federal income tax purposes by a Person who also reports the taxable income or loss of Foamex for federal income tax purposes and (B) in a subsequent year the tax sharing payments by the loss entity would be reduced by the carryover of that loss if it were subject to a tax sharing agreement with terms substantially identical to the Tax Sharing Agreement then (C) Foamex may make a payment under the Tax Sharing Agreement with respect to the prior year equal to the lesser of (i) the prior reduction in payment or
         (ii) the current reduction in the payments that would be made by the loss entity as a result of a loss carryover if it were subject to a tax sharing agreement with terms identical to the Tax Sharing Agreement; provided further, however, notwithstanding the restrictions set forth in this clause (iii), the Borrowers shall be permitted to make distributions in an aggregate amount not to exceed $5,000,000 to the General Partners and the Limited Partner in respect of Foamex's obligations under the Tax Sharing Agreement;

                  (iv) so long as no Event of Default or Potential Event of Default has occurred and is continuing (or would result therefrom) and all payments due and payable by Foamex under the Tax Sharing Agreement permitted under clause (iii) above have been made, distributions to the General Partners not in excess of $1,750,000 in the aggregate in each Fiscal Year pursuant to the Management Agreement;

                  (v) so long as no Event of Default or Potential Event of Default has occurred and is continuing (or would result therefrom), regularly scheduled interest payments in respect of the Rallis Subordinated Note if such interest payments are permitted to be made pursuant to the terms of the Rallis Subordinated Note and the Rallis Subordination Agreement;

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




                  (vi) so long as no Event of Default or Potential Event of Default has occurred and is continuing (or would result therefrom), distributions by the Borrowers to the Managing General Partner in an aggregate amount not to exceed the lesser of (a) $2,000,000 in any Fiscal Year and (b) $7,000,000 in the aggregate for the period beginning on June 28, 1994 and ending on the Commitment Termination Date; provided that the amount of the Restricted Junior Payments permitted under this clause (vi) shall be reduced by any Investment in Foamex International or the Managing General Partner permitted solely pursuant to Section 9.04(ix) and by any amounts distributed to Foamex International or the Managing General Partner pursuant to Sections 9.04(v) and 9.06(iv) of the JPS Automotive Credit Agreement;

                  (vii) payments made to Foamex International to purchase Materials pursuant to, and as defined in, the Foamex International Supply Agreement, provided that (A) Foamex shall not make any payment to Foamex International to purchase any Materials prior to receipt by Foamex of title to such Materials, and (B) any amounts paid to Foamex International in excess of the purchase price and reasonable expenses which either Borrower would have paid had it purchased such Materials directly from the supplier of such Materials shall be deemed to be a Restricted Junior Payment made pursuant to Section 9.06(vi); and

                  (viii) principal payments or redemptions made in respect of the Subordinated Debentures and the 1993 Subordinated Debentures to the extent required to be made pursuant to the terms of the Subordinated Debenture Indenture and the 1993 Subordinated Debenture Indenture, respectively, and open market purchases of the Subordinated Debentures and the 1993 Subordinated Debentures as contemplated in Section 3.01(b)(vii).

                  9.07. Conduct of Business. None of the Borrowers nor any of the Borrowers' Subsidiaries shall engage in any business other than (i) the businesses engaged in by such Borrower and its Subsidiaries on the date hereof and (ii) any business or activities which are substantially similar, related or incidental thereto. Neither General Partner shall engage in any business other than acting as a general partner to Foamex and holding its general partnership interest in Foamex and, in the case of Trace Foam, (i) holding its Equity Interest in Foamex International, (ii) guaranteeing certain obligations of TIHI to Recticel Foam Corporation and Generale Bank and (iii) holding its Equity Interest in Trace Foam Sub. Foamex shall cause FCC not to engage in any business activity except the issuance of the Senior Notes, the Subordinated Debentures, the 1993 Subordinated Debentures and the Senior Secured Notes and the performance of FCC's obligations thereunder, under the Senior Secured Note Collateral Documents to which it is a party, and under the Senior Note Indenture, the

Subordinated Debenture Indenture, the 1993 Subordinated Debenture Indenture, the Senior Secured Note Indenture and the Loan Documents to which it is a party.

                  9.08. Transactions with Shareholders and Affiliates. None of the Borrowers nor any of the Borrowers' Subsidiaries shall directly or indirectly enter into any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service), with any holder or holders of more than five percent (5%) of any class of Equity Interests in any General Partner or its corporate parents and their Affiliates (other than Foamex or a Subsidiary of Foamex). Nothing contained in this Section 9.08 shall prohibit (i) any transaction expressly permitted by
Section 9.02(viii), Section 9.04(ix), Sections 9.05 and 9.06; (ii) increases in compensation and benefits for officers and employees of either Borrower or any of such Borrower's predecessors in interest or any of their respective Subsidiaries which are customary in the industry or consistent with the past business practice of such Borrower or such Subsidiary, provided that no Event of Default or Potential Event of Default has occurred and is continuing at the time of such increase; (iii) payment of customary directors' fees and indemnities;
(iv) performance of any obligations arising under the Transaction Documents; (v) the New Partners Loan; (vi) sales and purchases of Inventory and, subject to the limitations set forth in Section 9.02, Equipment between Foamex and its Subsidiaries on the one hand and JPS Partners and its Subsidiaries on the other hand, on an arm's length basis in the ordinary course of business; (vii) transactions listed on Schedule 6.01-Z; (viii) the transactions contemplated in that certain Aircraft Lease dated as of August 23, 1993 between Trace Aviation Corp. (formerly '21' Aviation Corp.) and Foamex and the Flight Crew Service Agreement dated as of August 9, 1993 between Trace Aviation Corp. and Foamex;
(ix) the consolidation of Foamex's and JPS Partners' Detroit automotive sales and marketing offices into one leased facility and the allocation of the costs associated with operating such combined facility to the extent costs are identifiable and otherwise on a reasonable business basis; (x) sales of Inventory to the Foamex Mexico Group by Foamex on an arm's length basis in the ordinary course of business provided that the aggregate amount of all such sales does not exceed $25,000,000 during each of the Fiscal Years 1994 and 1995, with such limitation being $35,000,000, $45,000,000, $55,000,000 and $65,000,000 during the Fiscal Years 1996, 1997, 1998 and 1999, respectively; (xi) sales of Inventory to Foamex by the Foamex Mexico Group on an arm's length basis in the ordinary course of business and on a commercially reasonable basis; or (xii) sales and purchases of Inventory between Foamex and its Subsidiaries on the one hand and TIHI and its Subsidiaries on the other hand, on an arm's length basis in the ordinary course of business; or (xiii) the sublease of office space by Foamex to Foamex International and TIHI at 375 Park Avenue, New York, New York.

                  9.09. Restriction on Fundamental Changes. None of the General Partners, the Borrowers nor any of Borrowers' Subsidiaries shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of such General Partner's, such Borrower's or any such Subsidiary's business or Property, whether now or hereafter acquired, except transactions permitted under Section 9.02 or transactions contemplated by the Transaction Documents. None of the Borrowers, the Borrowers' Subsidiaries or the General Partners shall create any Subsidiary.

                  9.10. Sales and Leasebacks. None of the Borrowers nor any of Borrowers' Subsidiaries shall become liable, directly, by assumption or by Accommodation Obligation, with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (whether real or personal or mixed) (i) which it or one of its Subsidiaries sold or transferred or is to sell or transfer to any other Person, or (ii) which it or one of its Subsidiaries intends to use for substantially the same purposes as any other Property which has been or is to be sold or transferred by it or one of its Subsidiaries to any other Person in connection with such lease.

                  9.11. Margin Regulations; Securities Laws. None of the Borrowers nor any of Borrowers' Subsidiaries shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock.

                  9.12.  ERISA.  None of the Borrowers shall:

                  (i) engage, or permit any of its ERISA Affiliates to engage, in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

                  (ii) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Internal Revenue Code), with respect to any Benefit Plan, whether or not waived;

                  (iii) terminate, or permit any ERISA Affiliate to terminate, any Benefit Plan which would result in any liability of such Borrower or any ERISA Affiliate under Title IV of ERISA;

                  (iv) fail to make any contribution or payment to any Multiemployer Plan which such Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

                  (v) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment;

                  (vi) amend, or permit any ERISA Affiliate to amend, a Benefit Plan resulting in an increase in current liability for the plan year such that such Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Internal Revenue Code;

                  (vii) permit any unfunded liabilities with respect to any Foreign Pension Plan if the existence of such liabilities or the absence of full funding would be contrary to applicable law for such Foreign Pension Plan or subject to a penalty under such law with respect to such Foreign Pension Plan; or

                  (viii) fail, or permit any of its Subsidiaries or ERISA Affiliates to fail, to pay any required contributions or payments to a Foreign Pension Plan on or before the due date for such required installment or payment.

                  9.13. Issuance of Equity Interests. None of the Borrowers nor any of the Borrowers' Subsidiaries shall issue any Equity Interests, except Foamex may issue Equity Interests to FMXI, New Partners or Trace Foam in connection with a cash capital contribution from FMXI, New Partners or Trace Foam, as the case may be, and Foamex may issue Equity Interests pursuant to the Acquisition Transactions as contemplated in the Acquisition Transaction Documents.

                  9.14. Constituent Documents. None of the General Partners, the Borrowers nor any of the Borrowers' Subsidiaries shall amend, modify or otherwise change any of the terms or provisions in any of their respective Constituent Documents as in effect on the Effective Date, except for such amendments or modifications deemed immaterial by the Administrative Agents.

                  9.15. Permitted Subordinated Indebtedness. None of the Borrowers nor any of the Borrowers' Subsidiaries shall amend, modify or otherwise change any of the terms or provisions of the Permitted Subordinated Indebtedness.

                  9.16. Cancellation of Debt; Prepayment. None of the Borrowers nor any of the Borrowers' Subsidiaries shall cancel any material claim or debt (including, without limitation, the New

Partners Loan), except in the ordinary course of its business or as contemplated in Section 9.04 (xvii), or prepay, redeem, purchase, repurchase or retire any long-term Indebtedness (including, without limitation, the Indebtedness evidenced by the Senior Notes, the Subordinated Debentures, the 1993 Subordinated Debentures and the Senior Secured Notes) or make any payments, prepayments or other payments (in respect of principal and/or interest) in respect of the GFI Intercompany Note and/or any Intercompany Promissory Note which evidences a loan or advance of "Excess Proceeds" (as defined in the Senior Secured Note Indenture), other than (i) in respect of the Obligations, (ii) a repayment of the Senior Notes contemplated in Section 3.01(b)(i), (iii) a repayment of the Senior Secured Notes required by the Senior Secured Note Indenture (as in effect on the date hereof) as a result of asset sales, (iv) the consummation of the Acquisition Transactions, (v) regularly-scheduled payments of interest required by the GFI Intercompany Note and any such Intercompany Promissory Note; provided that either Borrower, as applicable, may so long as no Event of Default or Potential Event of Default has occurred and is continuing (or would result therefrom) make payments, prepayments and other payments of principal in respect of the GFI Intercompany Note and any Intercompany Promissory Note described above, so long as the Borrower receiving such payments employs such payments in accordance with Section 2.01(d) as if such payments were Revolving Loans and to the extent not so employed, delivers such payments to the Funding Agent for application to the Obligations of such Borrower; provided, further, that notwithstanding the above proviso, GFI shall make payments, prepayments and other payments of principal in respect of the GFI Intercompany Note from the proceeds of the Term Loan made to GFI and from the PFI Merger Proceeds received by GFI in connection with the PFI Merger but only if such proceeds are otherwise applied by Foamex to the Obligations to the extent required by Section 3.01(b)(vii) or as contemplated in clause (vi) below or (vi) repayments or redemptions of the Senior Notes, the Subordinated Debentures and the 1993 Subordinated Debentures to the extent required to be made pursuant to the terms of the Senior Note Indenture, the Subordinated Debenture Indenture and the 1993 Subordinated Debenture Indenture, respectively, and open market purchases of the Senior Secured Notes, the Senior Notes, the Subordinated Debentures and the 1993 Subordinated Debentures made with PFI Merger Proceeds as contemplated in Section 3.01(b)(vii). Notwithstanding anything herein or in the Existing Credit Agreement to the contrary, Foamex shall be permitted to contribute the PFI Intercompany Note to GFI, and GFI shall be permitted to contribute the PFI Intercompany Note to PFI, in each case on the Effective Date immediately prior to the consummation of the PFI Merger.

                  9.17. Bank Accounts. None of the Borrowers nor any of Borrowers' Subsidiaries (other than Foamex Fibers) shall open any deposit or payable account with any Person except, subject to

Section 9.04, in accordance with Section 3.06 and deposit or payable accounts listed on Schedule 9.17. Either Borrower may open deposit or payroll accounts with other financial institutions in the ordinary course of business and shall deliver to the Administrative Agents a substitute Schedule 9.17 specifying the name of such financial institutions and the intended use for such account.

                  9.18. Fiscal Year. None of the Borrowers nor any of Borrowers' Subsidiaries shall change its Fiscal Year for accounting or tax purposes from a period consisting of the 12-month period ending on Sunday nearest December 31 in each calendar year.

                  9.19. Transaction Documents. None of the Borrowers nor the General Partners shall amend, supplement or otherwise modify the Transaction Documents or cause the Transaction Documents to be amended, supplemented or otherwise modified without the prior written consent of the Requisite Lenders except for (i) such amendments, supplements or modifications deemed immaterial by the Administrative Agents and (ii) amendments, supplements or modifications of the Senior Secured Note Indenture and the Senior Secured Note Collateral Documents contemplated by the Senior Secured Note Indenture and the Senior Secured Note Collateral Documents as the Senior Secured Note Indenture and such documents are in effect on the Effective Date.

                  9.20. Environmental Matters. None of the Borrowers nor any of Borrowers' Subsidiaries shall:

                  (i) become subject to any Liabilities and Costs which would have a Material Adverse Effect arising out of or related to (a) the Release or threatened Release at any location of any Contaminant into the environment, or any Remedial Action in response thereto, or (b) any violation of any environmental, health and safety Requirements of Law; or

                  (ii) either directly or indirectly, create, incur, assume or permit to exist any Environmental Lien on or with respect to any of its Property.

                  9.21. Transaction Costs. The Transaction Costs shall not exceed in the aggregate $2,000,000.

                  9.22. Interest Rate Contracts. None of the Loan Parties shall enter into any Interest Rate Contract after June 28, 1994 other than the two Interest Rate Contracts described in the Letters which shall be in substantially the same terms and conditions as the ISDA Master Agreement dated as of March 31, 1994 between Foamex L.P. and Citibank, N.A. (whether such Interest Rate Contracts are evidenced by an amendment to such ISDA Master Agreement or additional agreements).

                                    ARTICLE X
                               FINANCIAL COVENANTS

                  Each Borrower covenants and agrees that so long as any Revolving Loan Commitments are outstanding and thereafter until all of the Obligations are paid in full (or, in the case of contingent Obligations (other than indemnities not yet due), Cash Collateral has been deposited in the Cash Collateral Account in the full amount of such Obligations on terms satisfactory to the Lenders), unless the Requisite Lenders shall otherwise give prior written consent thereto:

                  10.01. Minimum Net Worth. The Net Worth of Foamex and its Subsidiaries on a consolidated basis at all times during any period from the last day of the fiscal quarter preceding each fiscal quarter in each Fiscal Year of the Borrowers set forth below to the last day of such fiscal quarter set forth below shall not be less than the minimum amount set forth opposite such fiscal quarter:

          Fiscal Quarter                             Minimum Amount

 Second fiscal quarter of 1996                       ($45,000,000)
 Third fiscal quarter of 1996                        ($45,000,000)
 Fourth fiscal quarter of 1996                       ($43,000,000)
 First fiscal quarter of 1997                        ($42,000,000)
 Second fiscal quarter of 1997                       ($37,000,000)
 Third fiscal quarter of 1997                        ($33,000,000)
 Fourth fiscal quarter of 1997                       ($28,000,000)
 First fiscal quarter of 1998                        ($24,000,000)
 Second fiscal quarter of 1998                       ($19,000,000)
 Third fiscal quarter of 1998                        ($15,000,000)
 Fourth fiscal quarter of 1998                       ($10,000,000)
 First fiscal quarter of 1999                        ($ 5,000,000)
 Second fiscal quarter of 1999 and
    thereafter                                            -0-

                  10.02. [Intentionally omitted]

                  10.03. Minimum Interest Coverage Ratio. Interest Coverage Ratio of Foamex and its Subsidiaries on a consolidated basis, as determined as of the last day of each fiscal quarter of the Borrowers set forth below for the twelve month period ending on such date (or, if less than twelve months has occurred since the first day of the first fiscal quarter of 1994, for the period from the first day of such first fiscal quarter to such date), shall not be less than the minimum ratio set forth opposite such fiscal quarter:

         Fiscal Quarter                                  Minimum Ratio

Second fiscal quarter of 1996                            1.00 to 1
Third fiscal quarter of 1996                             1.10 to 1
Fourth fiscal quarter of 1996                            2.00 to 1
First fiscal quarter of 1997                             2.00 to 1
Second fiscal quarter of 1997                            2.00 to 1
Third fiscal quarter of 1997                             2.00 to 1
Fourth fiscal quarter of 1997                            2.00 to 1
First fiscal quarter of 1998 and
   thereafter                                            2.25 to 1

                  10.04. Minimum Fixed Charge Coverage Ratio. Fixed Charge Coverage Ratio of Foamex and its Subsidiaries on a consolidated basis, as determined as of the last day of each fiscal quarter of the Borrowers set forth below for the twelve month period ending on such date (or, if less than twelve months has occurred since the first day of the first fiscal quarter of 1994, for the period from the first day of such first fiscal quarter to such date), shall not be less than the minimum ratio set forth opposite such fiscal quarter:

         Fiscal Quarter                                    Minimum Ratio

Second fiscal quarter of 1996                              0.40 to 1
Third fiscal quarter of 1996                               0.45 to 1
Fourth fiscal quarter of 1996                              1.15 to 1
First fiscal quarter of 1997 and
   thereafter                                              1.25 to 1

                  10.05. Maximum Capital Expenditures. Capital Expenditures made or incurred by Foamex and its Subsidiaries on a consolidated basis during any Fiscal Year set forth below shall not exceed in the aggregate the amount set forth opposite such Fiscal Year (excluding, however, up to $6,000,000 of Capital Expenditures made or incurred by Foamex and its Subsidiaries for the purpose of financing the purchase of the facility in Pico Rivera, California which it currently leases, the construction of a home comfort products manufacturing facility in Tell City, Indiana and the renovation and build-out of leased premises which will house the proposed corporate headquarters of Foamex in Linwood, Pennsylvania):

         Fiscal Year                              Maximum Amount

Fiscal Year 1996                                  $15,000,000
Fiscal Year 1997                                  $21,000,000
Fiscal Year 1998                                  $22,000,000
Fiscal Year 1999                                  $23,000,000

                  10.06. Minimum Net Worth of GFI. The Net Worth of GFI and its Subsidiaries on a consolidated basis at all times during any period from the last day of the fiscal quarter preceding each fiscal quarter in each Fiscal Year of GFI set forth below to the last day of such fiscal quarter set forth below shall not be less than the minimum amount set forth opposite such fiscal quarter:

         Fiscal Quarter                               Minimum Amount

Second fiscal quarter of 1996                          $ 2,000,000
Third fiscal quarter of 1996                           $ 2,000,000
Fourth fiscal quarter of 1996                          $ 4,000,000
First fiscal quarter of 1997                           $ 7,000,000
Second fiscal quarter of 1997                          $ 9,000,000
Third fiscal quarter of 1997                           $11,000,000
Fourth fiscal quarter of 1997                          $14,000,000
First fiscal quarter of 1998                           $16,000,000
Second fiscal quarter of 1998                          $18,000,000
Third fiscal quarter of 1998                           $21,000,000
Fourth fiscal quarter of 1998                          $24,000,000
First fiscal quarter of 1999                           $27,000,000
Second fiscal quarter of 1999 and
   thereafter                                          $30,000,000


                                   ARTICLE XI
                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

                  11.01. Events of Default. Each of the following occurrences shall constitute an Event of Default under this Agreement:

                  (a) Failure to Make Payments When Due. Either Borrower shall fail to pay when due any of the Obligations and if such non-payment relates to interest on the Loans or fees, such non-payment continues for a period of more than five (5) days.

                  (b) Breach of Certain Covenants. Either Borrower or any General Partner shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on such Person under Sections 3.06, 7.11, 7.12, 8.01, 8.02 and 8.06, Article IX or Article X.

                  (c) Breach of Representation or Warranty. Any representation or warranty made or deemed made by either Borrower or any General Partner to either Administrative Agent, any Lender or any Issuing Bank herein or by Foamex or any of its Subsidiaries or any General Partner in any of the other Loan Documents or in any statement or certificate at any time given by any such Person pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made (or deemed made).

                  (d) Other Defaults. Either Borrower or any General Partner shall default in the performance of or compliance with any term contained in this Agreement (other than as covered by paragraphs (a), (b) or (c) of this Section 11.01) or any default or event of default shall occur under any of the other Loan Documents, and such default or event of default shall continue for thirty (30) days after the occurrence thereof.

                  (e) Default as to Other Indebtedness. Foamex or any of its Subsidiaries shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to Permitted Subordinated Indebtedness or any other Indebtedness (other than an Obligation) in excess of $1,000,000; or any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such Indebtedness, if the effect thereof is to cause an acceleration, mandatory redemption or other required repurchase of such Indebtedness, or during the continuance of such breach, default or event of default, permit the holder(s) of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption or other repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by Foamex or any of its Subsidiaries (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; in each case such accelerated, repurchased or other Indebtedness to exceed, in the aggregate, $1,000,000.

                  (f) Involuntary Bankruptcy; Appointment of Receiver, etc. (i) An involuntary case shall be commenced against any Loan Party and the petition shall not be dismissed, stayed, bonded or discharged within forty-five (45) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of any Loan Party in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law; or the board of directors (or other governing body) of any Loan Party (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

                  (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Loan Party or over all or a substantial part of the Property of any Loan Party shall be entered; or an interim receiver, trustee or other custodian of any Loan Party or of all or a substantial part of the Property of any Loan Party shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the Property of any Loan

Party shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within forty-five (45) days after entry, appointment or issuance; or the board of directors of any Loan Party (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

                  (g) Voluntary Bankruptcy; Appointment of Receiver, Etc. Any Loan Party shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its Property; or any Loan Party shall make any assignment for the benefit of creditors or shall be unable or fail, or admit in writing its inability, to pay its debts as such debts become due.

                  (h) Judgments and Attachments. Any money judgment (other than a money judgment covered by insurance as to which the insurance company has acknowledged coverage), writ or warrant of attachment, or similar process against any Loan Party or any of their respective assets involving in any case an amount in excess of $1,000,000 is entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder.

                  (i) Dissolution. (i) Either Administrative Agent shall have received an Officer's Certificate described in Section 7.12, (ii) any order, judgment or decree shall be entered against any Loan Party or any of Borrowers' Subsidiaries decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days, (iii) any General Partner or any Limited Partner shall commence any action to dissolve Foamex pursuant to the Partnership Agreement or otherwise, (iv) Foamex shall commence any action to dissolve GFI, or (v) either Borrower or any of Borrowers' Subsidiaries shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement.

                  (j) Loan Documents; Failure of Security. At any time, for any reason, (i) any Loan Document ceases to be in full force and effect or any Loan Party or any of the Borrowers' Subsidiaries party thereto seeks to repudiate its obligations thereunder and the Liens intended to be created thereby are, or any Loan Party or any such Subsidiary seeks to render such Liens, invalid and unperfected, or (ii) Liens in favor of the Administrative Agents, the Issuing Banks and/or the Lenders contemplated by the Loan Documents shall, at any time, for any reason, be invalidated or otherwise cease to be in full force and effect, or such Liens shall be subordinated or shall not have the

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priority contemplated by this Agreement, the Loan Documents or the other Transaction Documents.

                  (k) Termination Event. Any Termination Event occurs which could reasonably subject either Borrower or any ERISA Affiliate to liability in excess of $1,000,000.

                  (l) Waiver Application. The plan administrator of any Benefit Plan for which either Borrower or an ERISA Affiliate is an "employer" as defined in Section 3(5) of ERISA applies under Section 412(d) of the Internal Revenue Code for a waiver of the minimum funding standards of Section 412(a) of the Internal Revenue Code and the substantial business hardship upon which the application for the waiver is based could reasonably subject either Borrower or any ERISA Affiliate to liability in excess of $1,000,000.

                  (m) Change of Control.  Any Change of Control occurs.

                  (n) Material Adverse Change. An event shall exist or occur which has a Material Adverse Effect.

                  (o) Tax Status. Any Federal or state taxing authority (including the IRS) makes a claim or assertion that Foamex is not a partnership for tax purposes or Foamex (or any General Partner, not as holder of Equity Interests in, but as the direct holder of the assets of, Foamex) is required to pay Federal or state income taxes (other than state income taxes generally imposed on partnerships).

                  (p) Discount Debentures. Any "Event of Default" as defined in the Discount Debenture Indenture shall have occurred and be continuing. Any of the terms of the Discount Debentures shall be amended, supplemented or otherwise modified without the prior written consent of the Requisite Lenders (except for such amendments, supplements or modifications deemed immaterial by the Administrative Agents).

                  (q) New Partners Loan. Any default under the terms of the New Partners Loan by New Partners shall have occurred and be continuing.

                  (r) Liens on Equity Interests. Any Lien shall be granted in favor of any Person on the Equity Interests of Foamex or of the General Partners other than the Liens securing the Discount Debentures.

                  (s) JPS Automotive Credit Agreement. Any "Event of Default" as defined in the JPS Automotive Credit Agreement shall have occurred and be continuing.

                  An Event of Default shall be deemed "continuing" until cured or waived in writing in accordance with Section 13.07.

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                  11.02.  Rights and Remedies.

                  (a) Acceleration and Termination. Upon the occurrence of any Event of Default described in Sections 11.01(f) or 11.01(g), the Revolving Loan Commitments shall automatically and immediately terminate and the unpaid principal amount of, and any and all accrued interest on, the Obligations and all accrued fees shall automatically become immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by each Borrower and each General Partner; and upon the occurrence and during the continuance of any other Event of Default, the Collateral Agent shall at the request, or may with the consent, of the Requisite Lenders, by written notice to each Borrower, (A) declare that the Revolving Loan Commitments are terminated, whereupon the Revolving Loan Commitments and the obligation of each Lender to make any Loan hereunder and of each Lender or Issuing Bank to issue or participate in any Letter of Credit not then issued shall immediately terminate, and/or (B) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Obligations to be, and the same shall thereupon be, immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by each Borrower.

                  (b) Deposit for Letters of Credit. In addition, after the occurrence and during the continuance of an Event of Default, each Borrower shall, promptly upon demand by the Collateral Agent, deliver to the Collateral Agent, Cash Collateral in such form as requested by the Collateral Agent for deposit in the Cash Collateral Account, together with such endorsements, and execution and delivery of such documents and instruments as the Collateral Agent may request in order to perfect or protect the Collateral Agent's Lien with respect thereto, in an aggregate principal amount equal to the then outstanding Letter of Credit Obligations.

                  (c) Rescission. If at any time after termination of the Revolving Loan Commitments and/or acceleration of the maturity of the Loans, each Borrower shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than nonpayment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 13.07, then upon the written consent of the Requisite Lenders and

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



written notice to each Borrower, the termination of the Revolving Loan Commitments and/or the acceleration and their consequences may be rescinded and annulled; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders and the Issuing Banks to a decision which may be made at the election of the Requisite Lenders; they are not intended to benefit either Borrower and do not give either Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

                  (d) Enforcement. Each Borrower acknowledges that in the event either Borrower or any of Borrowers' Subsidiaries fails to perform, observe or discharge any of their respective obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to the Administrative Agents, the Issuing Banks and the Lenders; therefore, each Borrower agrees that the Administrative Agents, the Issuing Banks and the Lenders shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

                  11.03. The Cash Collateral Account; Investment Accounts. (a) If requested by either Borrower and subject to the right of the Collateral Agent to withdraw funds from the Cash Collateral Account and each Investment Account as provided below, the Collateral Agent shall, so long as no Event of Default shall have occurred and be continuing, from time to time invest funds on deposit in the Cash Collateral Account and the Investment Accounts and accrued interest thereon, reinvest proceeds of any such investments which may mature or be sold, and invest interest or other income received from any such Investments, in each case in such Cash Equivalents as such Borrower may select and, in the case of the Investment Accounts, in such other investments as such Borrower selects and the Collateral Agent approves ("Approved Investments"). Such funds, interest, proceeds or income which are not so invested or reinvested in Cash Equivalents or Approved Investments shall, except as otherwise provided in this Section 11.03, be deposited and held by the Collateral Agent in the Cash Collateral Account or the Investment Accounts, as applicable. None of either Administrative Agent, any Lender or any Issuing Bank shall be liable to either Borrower for, or with respect to, any decline in value of amounts on deposit in the Cash Collateral Account or the Investment Accounts which shall have been invested pursuant to this Section 11.03(a) at the direction of either Borrower. Cash Equivalents and Approved Investments from time to time purchased and held pursuant to this Section 11.03(a) shall constitute Cash Collateral and shall, for purposes of this Agreement, be deemed to be part of the funds held in the Cash Collateral Account or the Investment Accounts, as applicable, in amounts equal to their respective outstanding principal amounts.

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




                  (b) The Collateral Agent may, at any time after an Event of Default has occurred and is continuing, sell or cause to be sold any Cash Equivalents or Approved Investments being held by the Collateral Agent as Cash Collateral at any broker's board or at public or private sale, in one or more sales or lots, at such price as the Collateral Agent may deem best, without assumption of any credit risk, and the purchaser of any or all such Cash Equivalents or Approved Investments so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever. Either Administrative Agent, any of the Lenders and any of the Issuing Banks may, in its own name or in the name of a designee or nominee, buy such Cash Equivalents or Approved Investments at any public sale and, if permitted by applicable law, buy such Cash Equivalents or Approved Investments at any private sale. The Collateral Agent shall apply the proceeds of any such sale, net of any expenses incurred in connection therewith, and any other funds deposited in the Cash Collateral Account or the Investment Accounts to the payment of the Obligations in accordance with this Agreement. Each Borrower agrees that (i) any sale of Cash Equivalents or Approved Investments conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to such Cash Equivalents or Approved Investments shall be deemed to be commercially reasonable and (ii) any requirements of reasonable notice shall be met if such notice is received by the applicable Borrower at its notice address on the signature pages hereto at least ten (10) Business Days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is waived to the extent permitted by law. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (c) Immediately upon the advance of a Revolving Loan (other than with respect to the advance of Revolving Loans made on the Effective Date) by the Funding Agent on behalf of the Lenders, the Collateral Agent shall apply any and all amounts held in the Investment Accounts to the repayment of the Revolving Loan, to the extent necessary to reduce outstandings under such Revolving Loan to zero, or, if the principal amount of such Revolving Loan is greater than the aggregate amount held in the Investment Accounts, to reduce the balance in the Investment Accounts to zero. So long as the Borrowers have not received notice from either Administrative Agent or the Requisite Lenders that a Potential Event of Default or an Event of Default has occurred and is continuing, either Borrower shall be entitled withdraw funds on deposit in the Investment Account of such Borrower to fund the disbursement accounts of such Borrower. Such request for a withdrawal from an Investment Account shall be made telephonically or electronically to the Collateral Agent and

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



the Collateral Agent shall transfer such funds to the applicable disbursement account of the Borrower requesting such withdrawal. Such withdrawals shall be used solely to fund expenses of the Borrowers that would be permitted to be funded with proceeds of Revolving Loans. Except as provided in this Section 11.03(c), none of the Borrowers or any Person or entity claiming on behalf of or through either Borrower shall have any right to withdraw any of the funds held in the Investment Accounts, except, notwithstanding the first sentence of this
Section 11.03(c), that, upon the payment in full in cash of the Obligations and termination of the Revolving Loan Commitments, any funds remaining in any Investment Account shall be returned by the Collateral Agent to the applicable Borrower or paid to whomever may be legally entitled thereto. Except as otherwise provided in this Section 11.03(c), none of the Borrowers or any Person or entity claiming on behalf of or through either Borrower shall have any right to withdraw any of the funds held in the Cash Collateral Account, except that upon the later to occur of (x) the expiration or termination of all of the Letters of Credit in accordance with their respective terms and (y) the payment in full in cash of the Obligations and termination of the Revolving Loan Commitments, any funds remaining in the Cash Collateral Account shall be returned by the Collateral Agent to the applicable Borrower or paid to whomever may be legally entitled thereto. In addition, after the Commitment Termination Date, to the extent the Cash Collateral in the Cash Collateral Account exceeds the maximum amount of Letter of Credit Obligations and other contingent Obligations outstanding, the Borrowers may request, and the Collateral Agent shall reasonably comply with such request, that the Collateral Agent shall deliver such excess funds to the Borrower designated in such request. Notwithstanding anything herein to the contrary, until the 270th after the Effective Date, all PFI Merger Proceeds deposited in the Investment Account of GFI shall be held in such Investment Account and shall not be applied to Revolving Loans or otherwise released to the Borrowers, except for the purposes identified in Section 3.01(b)(vii) (it being understood and agreed that the Collateral Agent shall (notwithstanding the occurrence of a Potential Event of Default or Event of Default or any right or remedy of the Collateral Agent with respect to the PFI Merger Proceeds that would result from such proceeds being on deposit in such Investment Account) release from such Investment Account such PFI Merger Proceeds as are necessary to fund the redemption of any of the Senior Secured Notes, the Senior Notes, the Subordinated Debentures or the 1993 Subordinated Debentures required to be made under the terms of the indentures governing such notes and debentures).

                  (d) If at any time the Collateral Agent determines that any funds held in the Cash Collateral Account or any Investment Account are subject to any interest, right, claim or Lien of any Person other than the Collateral Agent, the Borrowers will, forthwith upon demand by the Collateral Agent, pay to the

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



Collateral Agent, as additional funds to be deposited and held in the Cash Collateral Account or any Investment Account, as applicable, an amount equal to the amount of funds subject to such interest, right, claim or Lien.

                  (e) The Collateral Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and the Investment Accounts and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Collateral Agent accords its own like property, it being understood that the Collateral Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds but may do so at its option. All expenses incurred in connection therewith shall be for the sole account of the Borrowers and shall constitute Obligations hereunder.


                                  ARTICLE XII
                            THE ADMINISTRATIVE AGENTS

                  12.01. Appointment. (a) Each Lender and each Issuing Bank hereby designates and appoints Citibank as the Collateral Agent and Scotiabank as the Funding Agent of such Lender or such Issuing Bank under this Agreement, and each Lender and each Issuing Bank hereby irrevocably authorizes the Administrative Agents to take such action on its behalf under the provisions of this Agreement and the Loan Documents and to exercise such powers as are set forth herein or therein together with such other powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes or any amount payable under any provision of Article III when due) or the other Loan Documents, neither Administrative Agent shall be required to exercise any discretion or take any action. Notwithstanding the foregoing, the Administrative Agents shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders and such instructions shall be binding upon all Lenders, Issuing Banks and Holders of Notes; provided, however, neither Administrative Agent shall be required to take any action which (i) such Administrative Agent reasonably believes will expose it to personal liability unless such Administrative Agent receives an indemnification satisfactory to it from the Lenders with respect to such action or (ii) is contrary to this Agreement, the other Loan Documents or applicable law. The Administrative Agents agree to act as such on the express conditions contained in this Article XII.

                  (b) The provisions of this Article XII are solely for the benefit of the Administrative Agents, the Lenders and Issuing Banks, and none of the Borrowers or any Subsidiary of the

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



Borrowers shall have any rights to rely on or enforce any of the provisions hereof (other than as expressly set forth in Section 12.07). In performing its functions and duties under this Agreement, each Administrative Agent shall act solely as agent of the Lenders and the Issuing Banks and does not assume and shall not be deemed to have assumed any obligation or relationship of agency, trustee or fiduciary with or for either Borrower or any Subsidiary of the Borrowers. Each Administrative Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

                  12.02. Nature of Duties. The Administrative Agents shall not have any duties or responsibilities except those expressly set forth in this Agreement or in the Loan Documents. The duties of the Administrative Agents shall be mechanical and administrative in nature. The Administrative Agents shall not have by reason of this Agreement a fiduciary relationship in respect of any Holder. Nothing in this Agreement or any of the Loan Documents, expressed or implied, is intended to or shall be construed to impose upon the Administrative Agents any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Lender and each Issuing Bank shall make its own independent investigation of the financial condition and affairs of Foamex and its Subsidiaries in connection with the making and the continuance of the Loans hereunder and with the issuance of the Letters of Credit and shall make its own appraisal of the creditworthiness of each Borrower and Borrowers' Subsidiaries initially and on a continuing basis, and the Administrative Agents shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Holder with any credit or other information with respect thereto (except for reports required to be delivered by either Administrative Agent under the terms of this Agreement). If either Administrative Agent seeks the consent or approval of the Lenders to the taking or refraining from taking of any action hereunder, such Administrative Agent shall send notice thereof to each Lender. The Collateral Agent shall promptly notify each Lender at any time that the Lenders so required hereunder have instructed either Administrative Agent to act or refrain from acting pursuant hereto.

                  12.03.  Rights, Exculpation, etc.

                  (a) Liabilities; Responsibilities. None of the Administrative Agents, any Affiliate of either Administrative Agent, or any of their respective officers, directors, employees or agents shall be liable to any Holder for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection therewith, except that no Person shall be relieved of any liability for gross negligence or willful misconduct as determined by a court of competent jurisdiction. The Administrative Agents shall not be liable for any apportionment

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



or distribution of payments made by it in good faith pursuant to Section 3.02(b), and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Holder to whom payment was due, but not made, shall be to recover from other Holders any payment in excess of the amount to which they are determined to have been entitled. The Administrative Agents shall not be responsible to any Holder for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility, or sufficiency of this Agreement or any of the other Transaction Documents or the transactions contemplated thereby, or for the financial condition of either Borrower or any of Borrowers' Subsidiaries. Neither Administrative Agent shall be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of either Borrower or any of Borrowers' Subsidiaries, or the existence or possible existence of any Potential Event of Default or Event of Default.

                  (b) Right to Request Instructions. Either Administrative Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of any of the Loan Documents such Administrative Agent is permitted or required to take or to grant, and such Administrative Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from those Lenders from whom such Administrative Agent is required to obtain such instructions for the pertinent matter in accordance with the Loan Documents. Without limiting the generality of the foregoing, no Holder shall have any right of action whatsoever against either Administrative Agent as a result of such Administrative Agent acting or refraining from acting under the Loan Documents in accordance with the instructions of the Requisite Lenders or, where required by the express terms of this Agreement, a greater proportion of the Lenders.

                  12.04. Reliance. The Administrative Agents shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel (including counsel for the Borrowers), independent public accountants and other experts selected by it.

                  12.05. Indemnification. To the extent that the Administrative Agents are not reimbursed and indemnified by the Borrowers, the Lenders will reimburse and indemnify the

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



Administrative Agents for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Administrative Agents under the Loan Documents, in proportion to each Lender's Pro Rata Share; provided, however, the Lenders shall have no obligation to reimburse and indemnify the Administrative Agents hereunder with respect to matters caused by or resulting from the willful misconduct or gross negligence of the Administrative Agents, as determined by a court of competent jurisdiction. The obligations of the Lenders under this Section 12.05 shall survive the payment in full of the Loans, the Reimbursement Obligations and all other Obligations and the termination of this Agreement.

                  12.06. Citibank and Scotiabank Individually. With respect to its Pro Rata Share of the Revolving Loan Commitments hereunder, if any, and the Loans made by it, if any, Citibank and Scotiabank shall have and may exercise the same rights and powers hereunder and are subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include each of Citibank and Scotiabank in its individual capacity as a Lender or one of the Requisite Lenders. Citibank and Scotiabank and their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with either Borrower or any of its Subsidiaries as if they were not acting as Administrative Agents pursuant hereto.

                  12.07.  Successor Administrative Agent.

                  (a) Resignation. The Administrative Agents may resign from the performance of all their functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to the Borrowers and the Lenders. Such resignation shall take effect upon the acceptance by a successor Administrative Agent of appointment pursuant to this Section 12.07.

                  (b) Remaining Administrative Agent. Upon any such notice of resignation by an Administrative Agent, the remaining Administrative Agent may in its discretion, appoint itself to the resigning Administrative Agent's functions and duties. The remaining Administrative Agent shall give the Lenders notice at least 15 days prior to the effectiveness of such resignation.

                  (c) Appointment by Requisite Lenders. Upon any such notice of resignation and if the remaining Administrative Agent has not notified the Lenders that it has assumed the functions and duties of the resigning Administrative Agent, the Requisite Lenders shall have the right to appoint a successor

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



Administrative Agent selected from among the Lenders which appointment shall be subject to the prior written approval of the Borrowers (which may not be unreasonably withheld, and shall not be required upon the occurrence and during the continuance of an Event of Default).

                  (d) Appointment by Retiring Administrative Agent. If a successor Administrative Agent shall not have been appointed within the thirty
(30) Business Day period provided in paragraph (a) of this Section 12.07, the retiring Administrative Agent, with the consent of the Borrowers (which may not be unreasonably withheld, and shall not be required upon the occurrence and during the continuance of an Event of Default), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent until such time, if any, as the Requisite Lenders appoint a successor Administrative Agent as provided above.

                  (e) Rights of the Successor and Retiring Administrative Agents. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as an Administrative Agent, the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Administrative Agent under this Agreement.

                  12.08. Relations Among Lenders. Each Lender and each Issuing Bank agrees that it will not take any legal action, nor institute any actions or proceedings, against either Borrower or any other obligor hereunder or with respect to any Collateral, without the prior written consent of the Requisite Lenders. Without limiting the generality of the foregoing, no Lender may accelerate or otherwise enforce its portion of the Obligations, or unilaterally terminate its Revolving Loan Commitments except in accordance with Section 11.02(a).

                  12.09.  Concerning the Collateral and the Loan
Documents.

                  (a) Protective Advances. The Collateral Agent may from time to time, before or after the occurrence of an Event of Default, make such disbursements and advances pursuant to the Loan Documents which the Collateral Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof or to enhance the likelihood or maximize the amount of repayment of the Loans and other Obligations; provided, however, such disbursements and advances shall not exceed $1,200,000 in the aggregate

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



("Protective Advances"). The Collateral Agent shall notify the Borrowers and each Lender in writing of each such Protective Advance, which notice shall include a description of the purpose of such Protective Advance. The Borrowers agree to pay the Collateral Agent, upon demand, the principal amount of all outstanding Protective Advances, together with interest thereon at the rate from time to time applicable to Base Rate Loans from the date of such Protective Advance until the outstanding principal balance thereof is paid in full. If the Borrowers fail to make payment in respect of any Protective Advance within one
(1) Business Day after the date the Borrowers receive written demand therefor from the Collateral Agent, the Collateral Agent shall promptly notify each Lender and each Lender agrees that it shall thereupon make available to the Collateral Agent, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of such Protective Advance. If such funds are not made available to the Collateral Agent by such Lender within one (1) Business Day after the Collateral Agent's demand therefor, the Collateral Agent will be entitled to recover any such amount from such Lender together with interest thereon at the Federal Funds Rate for each day during the period commencing on the date of such demand and ending on the date such amount is received. The failure of any Lender to make available to the Collateral Agent its Pro Rata Share of any such Protective Advance shall neither relieve any other Lender of its obligation hereunder to make available to the Collateral Agent such other Lender's Pro Rata Share of such Protective Advance on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Collateral Agent. All outstanding principal of, and interest on, Protective Advances shall constitute Obligations secured by the Collateral until paid in full by the Borrowers.

                  (b) Authority. Each Lender and each Issuing Bank authorizes and directs the Collateral Agent to enter into the Loan Documents relating to the Collateral for the benefit of the Lenders and the Issuing Banks. Each Lender and each Issuing Bank agrees that any action taken by the Collateral Agent or the Requisite Lenders (or, where required by the express terms of this Agreement, a greater proportion of the Lenders) in accordance with the provisions of this Agreement or the other Loan Documents, and the exercise by the Collateral Agent or the Requisite Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders and Issuing Banks. Without limiting the generality of the foregoing, the Collateral Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders and the Issuing Banks with respect to all proceeds of Collateral; (ii) execute and deliver each Loan Document relating to the Collateral and accept delivery of each such agreement delivered by Foamex or any of its Subsidiaries; (iii) act as

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collateral agent for the Lenders and the Issuing Banks for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein, provided, however, the Collateral Agent hereby appoints, authorizes and directs the Lenders and the Issuing Banks to act as collateral sub-agent for the Administrative Agents, the Lenders and the Issuing Banks for purposes of the perfection of all security interests and Liens with respect to the Borrowers' and their Subsidiaries' respective deposit accounts maintained with, and cash and Cash Equivalents held by, such Lender or such Issuing Bank; (iv) manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and liens created or purported to be created by the Loan Documents; and (vi) except as may be otherwise specifically restricted by the terms of this Agreement or any other Loan Document, exercise all remedies given to the Administrative Agents, the Lenders or the Issuing Banks with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

                  (c) Release of Collateral. (i) Each Lender hereby directs, in accordance with the terms of this Agreement, the Collateral Agent to release any Lien held by the Collateral Agent for the benefit of the Administrative Agents, the Lenders and the Issuing Banks:

                  (A) against all of the Collateral, upon payment in full of the Obligations and termination of this Agreement (or, to the extent certain Obligations remain contingent (other than in respect of indemnities), sufficient Cash Collateral has been deposited in the Cash Collateral Account in the amount of such contingent Obligations on terms satisfactory to the Lenders);

                  (B) against any part of the Collateral sold or disposed of by Foamex or any of its Subsidiaries, as certified to the Collateral Agent by the applicable Borrower in an Officer's Certificate if such sale or disposition is permitted by Section 9.02 or is otherwise consented to by the Requisite Lenders;

                  (ii) Each Lender and each Issuing Bank hereby directs the Collateral Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 12.09(c) promptly upon the effectiveness of any such release.

                  (d) Additional Collateral Matters. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it pursuant to this Agreement, the Collateral Agent

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shall have no obligation whatsoever to the Lenders or to any other Person to assure that (i) there is sufficient Availability for any Loan made hereunder or
(ii) the Collateral exists or is owned by either Borrower or is cared for, protected or insured or has been encumbered or that the Liens granted to the Collateral Agent pursuant to the Loan Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights authorities and powers granted or available to the Collateral Agent in this Section 12.09 or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or in any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given its own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to any Lender.

                  (e) Collateral Matters Relating to Related Obligations. The benefit of the Loan Documents and of the provisions of this Agreement relating to the Collateral shall extend to and be available in respect of any Obligations ("Related Obligations") which arise under any Interest Rate Contracts or which are otherwise owed to Persons other than the Administrative Agents, the Lenders and the Issuing Banks, solely on the condition and understanding, as among the Administrative Agents and all Holders, that (i) the Related Obligations shall be entitled to the benefit of the Collateral to the extent expressly set forth in this Agreement and the Loan Documents, and to such extent the Collateral Agent shall hold, and have the right and power to act with respect to, the Collateral on behalf of and as agent for the holders of the Related Obligations; but the Administrative Agents are otherwise acting solely as agents for the Lenders and the Issuing Banks and shall have no separate fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligations whatsoever to any holder of Related Obligations; and (ii) all matters, acts and omissions relating in any manner to the Collateral, or the omission, creation, perfection, priority, abandonment or release of any Lien, shall be governed solely by the provisions of this Agreement and the Loan Documents and no separate Lien, right, power or remedy shall arise or exist in favor of any Holder under any separate instrument or agreement or in respect of any Related Obligations; and (iii) each Holder shall be bound by all actions taken or omitted, in accordance with the provisions of this Agreement and the Loan Documents, by the Administrative Agents and the Requisite Lenders, each of whom shall be entitled to act at its sole discretion and exclusively in its own interest given its own Revolving Loan Commitments and its own interest in the Loans, Letter of Credit Obligations and other Obligations to it arising under this Agreement or the other Loan Documents, without any

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duty or liability to any other Holder or as to any Related Obligations and without regard to whether any Related Obligations remain outstanding or are deprived of the benefit of the Collateral or become unsecured or are otherwise affected or put in jeopardy thereby; and (iv) no holder of Related Obligations and no other Holder (except the Administrative Agents and the Lenders, to the extent set forth in this Agreement) shall have any right to be notified of, or to direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under this Agreement or the Loan Documents; and (v) no holder of any Related Obligations shall exercise any right of setoff, banker's lien or similar right except as expressly provided in Section 13.05.


                                  ARTICLE XIII
                                  MISCELLANEOUS

                  13.01.  Assignments and Participations.

                  (a) Assignments. No assignments or participations of any Lender's rights or obligations under this Agreement shall be made except in accordance with this Section 13.01. Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all of its rights and obligations with respect to the Term Loans, the Revolving Loans and/or the Letters of Credit) in accordance with the provisions of this Section 13.01.

                  (b) Limitations on Assignments. Each assignment shall be subject to the following conditions: (i) each assignment shall be of a constant, and not a varying, ratable percentage of the Term Loans, the Revolving Loans, the Revolving Loan Commitments of the assigning Lender and all of the assigning Lender's other rights and obligations under this Agreement and, in the case of a partial assignment, shall be in a minimum principal amount of $5,000,000 or the remaining portion of the assigning Lender's rights and obligations hereunder, if less (provided, however, such minimum shall not apply in the case of any such assignment between Lenders), (ii) each such assignment shall be to an Eligible Assignee, and (iii) the parties to each such assignment shall execute and deliver to the Funding Agent, for its acceptance and recording in the Register, an Assignment and Acceptance; provided, however, that any such assignment shall be made concurrently with an assignment of a constant, and not a varying, ratable percentage of such Lender's rights and obligations under the JPS Automotive Credit Agreement. Upon such execution, delivery, acceptance and recording in the Register, from and after the effective date specified in each Assignment and Acceptance and agreed to by the Funding Agent, (x) the assignee thereunder shall, in addition to any rights and obligations hereunder held by it immediately prior to such effective date, if any, have the rights and obligations hereunder

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



that have been assigned to it pursuant to such Assignment and Acceptance and shall, to the fullest extent permitted by law, have the same rights and benefits hereunder as if it were an original Lender hereunder and (y) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations under this Agreement, the assigning Lender shall cease to be a party hereto).

                  (c) The Register. The Funding Agent shall maintain at its address referred to in Section 13.08 a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Revolving Loan Commitment under each Loan of, and principal amount of the Loans and Letter of Credit Obligations under each facility owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an Assignment and Acceptance. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and each Borrower and each of Borrowers' Subsidiaries, the Administrative Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by each Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Fee. Upon its receipt of an Assignment and Acceptance executed by the assigning Lender and an Eligible Assignee and a processing and recordation fee of $2,500 (payable by the assigning Lender or the assignee, as shall be agreed between them), the Funding Agent shall, if such Assignment and Acceptance has been completed and is in compliance with this Agreement and in substantially the form of Exhibit A hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrowers, the other Lenders and the Collateral Agent.

                  (e) Participations. Each Lender may sell partici-pations to one or more banks, finance companies, insurance companies other financial institutions or funds in or to all or a portion of its rights and obligations under and in respect of any and all facilities under this Agreement (including, without limitation, all or a portion of any or all of its Revolving Loan Commitments hereunder and the Loans owing to it and its undivided interest in the Letters of Credit); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Revolving Loan Commitments hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of

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



such obligations, (iii) each Borrower, the Administrative Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and
(iv) such participant's rights to agree or to restrict such Lender's ability to agree to the modification, waiver or release of any of the terms of the Loan Documents or to the release of any Collateral covered by the Loan Documents, to consent to any action or failure to act by any party to any of the Loan Documents or any of their respective Affiliates, or to exercise or refrain from exercising any powers or rights which any Lender may have under or in respect of the Loan Documents or any Collateral, shall be limited to the right to consent to (A) increase in the Revolving Loan Commitment of the Lender from whom such participant purchased a participation, (B) reduction of the principal of, or rate or amount of interest on the Loans(s) subject to such participation (other than by the payment or prepayment thereof), (C) postponement of any date fixed for any payment of principal of, or interest on, the Loan(s) subject to such participation, (D) release of any guarantor of the Obligations or all or a substantial portion of the Collateral except as provided in Section 12.09(c),
(E) any decrease in the amounts payable to the Lenders resulting from a failure of either Borrower to comply with the terms of Section 3.03, (F) any increase in the amounts Lenders are required or expected to reserve in respect of the Loans resulting from a failure of either Borrower to comply with the terms of Section 3.04, or (G) any decrease on the amount of fees payable to Lenders under Article IV hereof.

                  (f) Information Regarding the Borrower. Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 13.01, disclose to the assignee or participant or proposed assignee or participant, any information relating to Foamex or its Subsidiaries furnished to such Lender by the Administrative Agents or by or on behalf of the Borrowers; provided that, prior to any such disclosure, such assignee or participant, or proposed assignee or participant, shall agree to preserve in accordance with Section 13.20 the confidentiality of any confidential information described therein.

                  (g) Payment to Participants. Anything in this Agreement to the contrary notwithstanding, in the case of any participation, all amounts payable by either Borrower under the Loan Documents shall be calculated and made in the manner and to the parties required hereby as if no such participation had been sold.

                  (h) Lenders' Creation of Security Interests. Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, Obligations owing to it and Notes

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



held by it) in favor of any Federal Reserve bank in accordance with Regulation A of the Federal Reserve Board.

                  (i) Assignments by Issuing Banks. If any Issuing Bank ceases to be a Lender under this Agreement by virtue of any assignment made pursuant to this Section 13.01, then, as of the effective date of such cessation, such Issuing Bank's obligations to issue Letters of Credit pursuant to Section 2.03 shall terminate and such Issuing Bank shall be an Issuing Bank hereunder only with respect to outstanding Letters of Credit issued prior to such date.

                  13.02.  Expenses.

                  (a) Generally (the Administrative Agents). Each Borrower agrees upon demand to pay, or reimburse each Administrative Agent for all of such Administrative Agent's reasonable internal and external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of Sidley & Austin and Mayer Brown & Platt, local legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisers, and other consultants and agents) incurred by such Administrative Agent in connection with (A) such Administrative Agent's audit and investigation of Foamex and its Subsidiaries in connection with the preparation, negotiation, and execution of the Loan Documents and such Administrative Agent's periodic audits of each Borrower; (B) the preparation, negotiation, execution and interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in Article V), the Loan Documents and the making of the Loans hereunder; (C) the creation, perfection or protection of the Liens under the Loan Documents (including, without limitation, any reasonable fees and expenses for local counsel in various jurisdictions); (D) the ongoing administration of this Agreement and the Loans, including consultation with attorneys in connection therewith and with respect to such Administrative Agent's rights and responsibilities under this Agreement and the other Loan Documents; (E) the protection, collection or enforcement of any of the Obligations or the enforcement of any of the Loan Documents; (F) the commencement, defense or intervention in any court proceeding relating to the Obligations, the Property, either Borrower, any of Borrowers' Subsidiaries, this Agreement or any of the other Loan Documents; (G) the response to, and preparation for, any subpoena or request for document production with which such Administrative Agent is served or deposition or other proceeding in which such Administrative Agent is called to testify, in each case, relating in any way to the Obligations, the Property, either Borrower, any of Borrowers' Subsidiaries, this Agreement or any of the other Loan Documents; and (H) any amendments, consents, waivers, assignments, restatements, or supplements to any of the Loan Documents and the preparation, negotiation, and execution of the same.

                  (b) After Default. Each Borrower further agrees to pay or reimburse the Administrative Agents, the Issuing Banks and the Lenders upon demand for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement) incurred by either Administrative Agent, any Issuing Bank or any Lender after the occurrence of an Event of Default (i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of such Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, the Property, either Borrower or any of Borrowers' Subsidiaries and related to or arising out of the transactions contemplated hereby or by any of the other Transaction Documents; and (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clauses (i) through (iii) above.

                  13.03. Indemnity. Each Borrower further agrees to defend, protect, indemnify, and hold harmless each Administrative Agent, each and all of the Lenders and Issuing Banks and each of their Affiliates, and each of their respective officers, directors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article V) (collectively, the "Indemnitees") from and against any and all liabilities, obligations, losses (other than loss of profits), damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (excluding any taxes and including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of
(a) this Agreement, the Existing Credit Agreement, any prior iterations of the Existing Credit Agreement, executed by each of the parties thereto prior to the date hereof, including, without limitation, the Transaction Documents or the other Loan Documents, or any act, event or transaction related or attendant thereto, the making of the Loans and the issuance of and participation in Letters of Credit hereunder, the management of such Loans and Letters of Credit, the use or intended use of the proceeds of the Loans or Letters of Credit hereunder, or any of the other transactions contemplated by the Transaction Documents,

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



(b) any Liabilities and Costs under federal, state or local environmental, health or safety laws, regulations or common law principles arising from or in connection with the past, present or future operations of either Borrower, either Borrowers' Subsidiaries or any of their respective predecessors in interest, or the past, present or future environmental condition of any respective Property of either Borrower or such Subsidiaries or any of their respective predecessors in interest, (relating to the period during which either Borrower, such Subsidiaries, any of their respective predecessors in interest, or the Lenders, in such capacity, owned or operated such Property), the presence of asbestos-containing materials at any respective Property of either Borrower or such Subsidiaries or the Release or threatened Release of any Contaminant into the environment from any respective Property of either Borrower or such Subsidiaries or (c) the PFI Merger Documents and the transactions contemplated thereby, the JPS Automotive Senior Note Registration Statement, the Discount Debenture Offering Memorandum, the offering and issuance of the Senior Notes, the Subordinated Debentures, the Senior Secured Notes, the JPS Automotive Senior Notes, the Discount Debentures, the Foamex International Warrants and Equity Interests in Foamex, the use or intended use of the proceeds of issuance of the Senior Notes, the Subordinated Debentures, the Senior Secured Notes, the JPS Automotive Senior Notes, the Discount Debentures or any other transaction contemplated in the Transaction Documents (collectively, the "Indemnified Matters"); provided, however, none of the Borrowers shall have any obligation to an Indemnitee hereunder with respect to Indemnified Matters with respect to costs caused by or resulting from the willful misconduct or gross negligence of such Indemnitee, as determined by a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

                  13.04. Change in Accounting Principles. If any change in the accounting principles used in the preparation of the most recent financial statements referred to in Section 7.01 are hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the Borrowers with the agreement of their independent certified public accountants and such changes result in a change in the method of calculation of any of the covenants, standards or terms found in Article IX and Article X, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating compliance with such covenants, standards and terms by the Borrowers shall be the same after such changes as if such changes had not been made; provided, however, no change in GAAP that would affect the method of calculation of any of the covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to the Requisite Lenders and the Borrowers, to so reflect such change in accounting principles.

                  13.05. Setoff. In addition to any Liens granted under the Loan Documents and any rights now or hereafter granted under applicable law, upon the occurrence and during the continuance of any Event of Default, each Lender, each Issuing Bank and any Affiliate of any Lender or Issuing Bank and each purchaser of a participation pursuant to Section 13.01(e) is hereby authorized by the Borrowers at any time or from time to time, without notice to any Person (any such notice being hereby expressly waived) to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured (but not including trust accounts)) and any other Indebtedness at any time held by or owing to such Lender, Issuing Bank, any of their Affiliates or any such purchaser to or for the credit or the account of either Borrower against and on account of the Obligations of such Borrower to such Lender, Issuing Bank, any of their Affiliates or any such purchaser, including, but not limited to, all Loans and Letters of Credit and all claims of any nature or description arising out of or in connection with this Agreement, irrespective of whether or not (i) such Lender, Issuing Bank or such purchaser shall have made any demand hereunder or
(ii) the Collateral Agent, at the request or with the consent of the Requisite Lenders, shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by Article XI and even though such Obligations may be contingent or unmatured. Each Lender, each Issuing Bank and each such purchaser agrees that it shall not, without the express consent of the Requisite Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of the Requisite Lenders, exercise its setoff rights hereunder against any accounts of either Borrower or Borrowers' Subsidiaries now or hereafter maintained with such Lender, Issuing Bank or any Affiliate of either of them or such purchaser.

                  13.06. Ratable Sharing. The Lenders agree among themselves that (i) with respect to all amounts received by them which are applicable to the payment of the Obligations (excluding the fees described in Sections 2.03(g), 3.03, 3.04, 4.01(f), 4.02(f), and 4.03), equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their Pro Rata Shares, whether received by voluntary payment, by the exercise of the right of setoff or banker's lien, by counterclaim or cross-action or by the enforcement of any or all of the Obligations (excluding the fees

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



described in Sections 2.03(g), 3.03, 3.04, 4.01(f), 4.02(f) and 4.03) or the
Collateral, (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim, setoff, banker's lien or otherwise, receive payment of a proportion of the aggregate amount of the Obligations held by it, which is greater than the amount which such Lender is entitled to receive hereunder, the Lender receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the others so that all such recoveries with respect to such Obligations shall be applied ratably in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 13.06 may, to the fullest extent permitted by law, exercise all its rights of payment (including, subject to Section 13.05, the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of either Borrower in the amount of such participation.

                  13.07. Amendments and Waivers. Unless otherwise provided in this Agreement, no amendment or modification of any provision of this Agreement shall be effective without the written agreement of the Requisite Lenders and the Borrowers, and no termination or waiver of any provision of this Agreement, or consent to any departure by the Borrowers therefrom, shall be effective without the written concurrence of the Requisite Lenders, which the Requisite Lenders shall have the right to grant or withhold in their sole discretion. Notwithstanding the foregoing, any amendment, modification, termination, waiver or consent with respect to (i) any provision in Article X shall be effective by a written agreement of the Requisite Lenders and the Borrowers and (ii) any of the following provisions of this Agreement shall be effective only by a written agreement, signed by each Lender affected thereby: (a) waiver of any of the conditions specified in Sections 5.01 and 5.02 (except with respect to a condition based upon another provision of this Agreement, the waiver of which requires only the concurrence of the Requisite Lenders and express waiver of such conditions set forth in this Agreement), (b) increase in the aggregate amount of the Revolving Loan Commitments of such Lender or increase in the advance rate in the definition of "Borrowing Base" (it being understood that any increase in the aggregate Revolving Loan Commitments would require the consent of all the Lenders), (c) reduction of the principal of, rate or amount of interest on the Loans, the Reimbursement Obligations or any fees or other

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



amounts payable to such Lender (other than by the payment or prepayment thereof), (d) postponement of the Commitment Termination Date or any other date fixed for any payment of principal of, or interest on, the Loans, the Reimbursement Obligations or any fees or other amounts payable to such Lender (except with respect to Section 3.01(b)), (e) release of either Borrower or any guarantor of the Obligations or of all or any substantial portion of the Collateral (except as provided in Section 12.09(c)), (f) change in the aggregate Pro Rata Share of the Lenders which shall be required for the Lenders or any of them to take action hereunder (including, without limitation, the definition of "Requisite Lenders") or (g) amendment of Sections 3.03, 3.04, 13.02, 13.03,
13.05 and 13.06 or this Section 13.07. The Collateral Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on either Borrower in any case shall entitle either Borrower to any other or further notice or demand in similar or other circumstances. Notwithstanding anything to the contrary contained in this Section 13.07, no amendment, modification, waiver or consent shall affect the rights or duties of either Administrative Agent under this Agreement or the other Loan Documents, unless made in writing and signed by such Administrative Agent in addition to the Lenders required above to take such action.

                  13.08. Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by courier service or United States certified mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or telex or four (4) Business Days after deposit in the United States mail with postage prepaid and properly addressed. Notices to either Administrative Agent pursuant to Articles II, III or XII shall not be effective until received by such Administrative Agent. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 13.08) shall be as set forth below each party's name on the signature pages hereof or the signature page of any applicable Assignment and Acceptance, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties to this Agreement.

                  13.09. Survival of Warranties and Agreements. All representations and warranties made herein, and in any iteration of this Agreement executed by each of the parties thereto prior to the date hereof, including, without limitation, the Existing Credit Agreement (it being understood that the Borrowers shall have no obligation to restate or update any representation or warranty made in any such iteration from and after the effectiveness of any amendment, modification, supplement or restatement to such iteration except to the extent set forth in such amendment, modification, supplement or restatement), and all obligations of each Borrower in respect of taxes, indemnification and expense reimbursement shall survive the execution and delivery of this Agreement and the other Loan Documents, the making and repayment of the Loans, the issuance and discharge of Letters of Credit hereunder and the termination of this Agreement and shall not be limited in any way by the passage of time or occurrence of any event and shall expressly cover time periods when either Administrative Agent, any of the Issuing Banks or any of the Lenders may have come into possession or control of any of the Borrowers' or their Subsidiaries' Property, except as limited by applicable statutes of limitation.

                  13.10. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of either Administrative Agent, any Lender or any Issuing Bank in the exercise of any power, right or privilege under any of the Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under the Loan Documents are cumulative to and not exclusive of any rights or remedies otherwise available.

                  13.11. Marshalling; Payments Set Aside. None of either Administrative Agent, any Lender or any Issuing Bank shall be under any obligation to marshall any assets in favor of either Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that either Borrower makes a payment or payments to the Administrative Agents, the Lenders or the Issuing Banks or any of such Persons receives payment from the proceeds of the Collateral or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                  13.12. Severability. In case any provision in or obligation under this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  13.13. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.

                  13.14. Governing Law. THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  13.15. Limitation of Liability. No claim may be made by either Borrower, any Lender, any Issuing Bank, either Administrative Agent or any other Person against either Administrative Agent, any other Issuing Bank or any other Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any special, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Borrower, each Lender, each Issuing Bank and each Administrative Agent hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                  13.16. Successors and Assigns. This Agreement and the other Loan Documents shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of the Lenders and the Issuing Banks. The rights hereunder of each Borrower, or any interest therein, may not be assigned without the written consent of all Lenders.

                  13.17.  Certain Consents and Waivers of the Borrowers.

                  (a) Personal Jurisdiction. (i) EACH OF THE ADMINISTRATIVE AGENTS, THE LENDERS, THE ISSUING BANKS, EACH BORROWER AND EACH GENERAL PARTNER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN NEW YORK, NEW YORK, AND ANY COURT HAVING JURISDICTION OVER APPEALS OF MATTERS HEARD IN SUCH COURTS, IN ANY ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY LOAN DOCUMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH BORROWER AND EACH GENERAL PARTNER IRREVOCABLY DESIGNATES AND APPOINTS CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS THEIR AGENT (THE "PROCESS AGENT") FOR SERVICE OF ALL PROCESS IN ANY SUCH

PROCEEDING IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. EACH OF THE ADMINISTRATIVE AGENTS, THE LENDERS, THE ISSUING BANKS, EACH BORROWER AND EACH GENERAL PARTNER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH BORROWER AND EACH GENERAL PARTNER WAIVES IN ALL DISPUTES ANY OBJECTION THAT THEY MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

                  (ii) EACH BORROWER AGREES THAT THE COLLATERAL AGENT SHALL HAVE THE RIGHT TO PROCEED AGAINST EACH BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE THE ADMINISTRATIVE AGENTS, THE LENDERS AND THE ISSUING BANKS TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE ADMINISTRATIVE AGENTS, ANY LENDER OR ANY ISSUING BANK. EACH BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE ADMINISTRATIVE AGENTS, ANY LENDER OR ANY ISSUING BANK MAY COMMENCE A PROCEEDING DESCRIBED IN THIS SECTION.

                  (b) Service of Process. EACH BORROWER AND EACH GENERAL PARTNER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PROCESS AGENT OR EACH BORROWER'S OR EACH GENERAL PARTNER'S NOTICE ADDRESS SPECIFIED BELOW, SUCH SERVICE TO BECOME EFFECTIVE FIVE (5) DAYS AFTER SUCH MAILING. EACH OF THE BORROWERS AND EACH GENERAL PARTNER IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENTS, THE LENDERS AND ISSUING BANKS TO BRING PROCEEDINGS AGAINST EACH BORROWER OR EACH GENERAL PARTNER IN THE COURTS OF ANY OTHER JURISDICTION.

                  (c) Waiver of Jury Trial. EACH OF THE ADMINISTRATIVE AGENTS, EACH BORROWER AND EACH GENERAL PARTNER IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

                  13.18. Counterparts; Effectiveness; Inconsistencies. This Agreement and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. On the Effective Date, the Existing Credit Agreement shall be amended and restated in its entirety by this Agreement and the Existing Credit Agreement shall thereafter be of no further force and effect; provided that if the Effective Date shall not have occurred on or prior to August 31, 1996, this Agreement will terminate and will be of no further force and effect. The terms and conditions of this Agreement and the Administrative Agents' and the Lenders' rights and remedies under this Agreement, shall apply to all of the Obligations incurred under the Existing Credit Agreement. It is expressly understood and agreed by the parties hereto that this Agreement is in no way intended to constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or evidence payment of all or any of such obligations and liabilities. Each of the Borrowers hereby reaffirms the Liens granted to the Collateral Agent for the benefit of the Lenders and the Issuing Banks pursuant to the Foamex Security Agreement, the GFI Security Agreement and each of the other Loan Documents executed by such Borrower, which Liens shall continue in full force and effect during the term of this Agreement and any extensions or renewals hereof and shall continue to secure the Obligations of the Borrowers identified in such Loan Documents and all Obligations of the Borrowers arising from time to time from and after the Effective Date, including without limitation, all Obligations of the Borrowers under and in respect of the Foamex Guaranty and the GFI Guaranty. Each of Foamex and GFI in its capacity as a guarantor of the Obligations of the other Borrowers under the Foamex Guaranty, the GFI Guaranty and the PFI Guaranty, respectively, hereby reaffirms its obligations under such guaranty in favor of the Collateral Agent for the benefit of the Lenders and the Issuing Banks, which obligations shall continue in full force and effect during the term of this Agreement and any extensions or renewals hereof. All references to the Existing Credit Agreement in the Loan Documents shall be deemed to refer to this Agreement. This Agreement and each of the other Loan Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions of this Agreement are actually inconsistent with the terms and conditions of any other Loan Document, this Agreement shall govern.

                  13.19. Limitation on Agreements. All agreements between each Borrower, the Administrative Agents, each Lender and each Issuing Bank in the Loan Documents are hereby expressly limited so that in no event shall any of the Loans or other amounts payable by either Borrower under any of the Loan
Documents be directly or indirectly secured (within the meaning of Regulation U) by Margin Stock.

                  13.20. Confidentiality. Subject to Section 13.01(f), the Lenders and the Issuing Banks shall hold all nonpublic information obtained pursuant to the requirements of this Agreement and identified as such by the Borrowers in accordance with such Lender's or such Issuing Bank's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by a bona fide offeree, transferee or participant in connection with the contemplated transfer or participation or as required or requested by any Governmental Authority or representative thereof or pursuant to legal process and shall require any such offeree, transferee or participant to agree (and require any of its offerees, transferees or participants to agree) to comply with this Section 13.20. In no event shall any Lender or any Issuing Bank be obligated or required to return any materials furnished by the Borrowers; provided, however, each offeree shall be required to agree that if it does not become a transferee or participant it shall return all materials furnished to it by the Borrowers in connection with this Agreement. Any and all confidentiality agreements entered into between any Lender or any Issuing Bank and the Borrowers shall survive the execution of this Agreement.

                  13.21. Entire Agreement. This Agreement, taken together with all of the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and all prior agreements and understandings, written and oral, relating to the subject matter hereof.

                  13.22. Consents and Waivers Under Existing Credit Agreement. Upon execution of this Agreement by all the parties thereto this Section 13.22 shall be effective. Each of the Lenders hereby consents under the Existing Credit Agreement to the PFI Merger and the transactions contemplated in the PFI Merger Documents; provided, however, such consent shall cease to be effective if the Effective Date shall not have occurred on the date of the consummation of the PFI Merger and on or prior to August 31, 1996.

                  13.23. Intercreditor Agreement. As between the Collateral Agent and the Trustee under the Senior Secured Note Indenture, this Agreement is expressly made subject to that certain Intercreditor Agreement dated as of November 18, 1993 between the Collateral Agent and the Trustee under the Senior Secured Note Indenture, as such Intercreditor Agreement may be amended, modified or supplemented.

                  13.24 Senior Indebtedness. Each of the parties hereto acknowledges that the Obligations constitute "Obligations" owing under the "Credit Agreement" and "Senior Indebtedness" (as each term is defined in the Subordinated Debenture Indenture and the 1993 Subordinated Debenture Indenture).

                  13.25 Material Senior Indebtedness. The Lenders, the Administrative Agents and the Issuing Banks consent and agree that the Indebtedness evidenced by the Senior Secured Notes constitutes "Material Senior Indebtedness" (as defined in the Subordinated Debenture Indenture and the 1993 Subordinated Debenture Indenture).

                  IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

BORROWER:                            FOAMEX L.P.
                                     By FMXI, Inc.
                                       its Managing General Partner


                                     By____________________________
                                       Title: Vice President


                                     Notice Address:

                                       Foamex L.P.
                                       1000 Columbia Avenue
                                       Linwood, Pennsylvania 19061
                                       Attn:  Kenneth R. Fuette
                                       Telecopier No. (610) 859-3085

                                     with copies to:

                                       Trace Foam, Inc.
                                       c/o Trace International Holdings, Inc.
                                       375 Park Avenue
                                       New York, NY  10152
                                       Attn:  Robert H. Nelson
                                       Telecopier No. (212) 593-1363

                                       FMXI, Inc.
                                       c/o Foamex International Inc.
                                       1000 Columbia Avenue
                                       Linwood, Pennsylvania 19061
                                       Attn:  Kenneth R. Fuette
                                       Telecopier No. (610) 859-3085

                                      TRACE FOAM COMPANY, INC.


                                      By______________________________
                                        Title: Vice President

                                      Notice Address:

                                        Trace Foam
                                        c/o Trace International Holdings, Inc.
                                        375 Park Avenue
                                        New York, NY  10152
                                        Attn:  Robert H. Nelson
                                        Telecopier No. (212) 593-1363

                                      with a copy to:

                                        Trace International Holdings, Inc.
                                        375 Park Avenue
                                        New York, NY  10152
                                        Attn: Philip N. Smith, Jr., Esq.
                                        Telecopier No. (212) 593-1363

                                      FMXI, INC.


                                      By_______________________________
                                        Title:

                                      Notice Address:

                                        c/o Foamex International Inc.
                                        1000 Columbia Avenue
                                        Linwood, Pennsylvania 19061
                                        Attn:  Kenneth R. Fuette
                                        Telecopier No. (610) 859-3085

                                      with a copy to:

                                        Trace International Holdings, Inc.
                                        375 Park Avenue
                                        New York, NY  10152
                                        Attn: Philip N. Smith, Jr., Esq. and
                                              Robert H. Nelson
                                        Telecopier No. (212) 593-1363

                                   GENERAL FELT INDUSTRIES, INC.


                                   By_______________________________
                                     Title: Vice President

                                   Notice Address:

                                     Foamex L.P.
                                     1000 Columbia Avenue
                                     Linwood, Pennsylvania 19061
                                     Attn:  Kenneth R. Fuette
                                     Telecopier No. (610) 859-3085

                                   with a copy to:

                                     Trace International Holdings, Inc.
                                     375 Park Avenue
                                     New York, NY  10152
                                     Attn: Philip N. Smith, Jr., Esq. and
                                           Robert H. Nelson
                                     Telecopier No. (212) 593-1363


                                   PERFECT FIT INDUSTRIES, INC.


                                   By_______________________________
                                     Title:

                                   Notice Address:

                                     c/o Foamex L.P.
                                     1000 Columbia Avenue
                                     Linwood, Pennsylvania 19061
                                     Attn:  Kenneth R. Fuette
                                     Telecopier No. (610) 859-3085

                                            CITIBANK, N.A., as Collateral Agent,
                                            individually as a Lender


                                            By_______________________________
                                              Title:  Vice President

                                            Pro Rata Share:       25.0000005%

                                            Revolving Loan Commitment:
                                              $11,250,000.00

                                            Eurodollar Lending Office or
                                              Eurodollar Affiliate:

                                              Citibank, N.A.
                                              399 Park Avenue
                                              New York, New York  10043
                                              Attn:  Timothy L. Freeman
                                              Telecopier No. (212) 793-1290

                                            Notice Address:

                                              Citibank, N.A.
                                              399 Park Avenue
                                              New York, New York  10043
                                              Attn:  Timothy L. Freeman
                                              Telecopier No. (212) 793-1290

                                            with a copy to:

                                              Sidley & Austin
                                              875 Third Avenue
                                              New York, New York  10022
                                              Attn:  Daniel S. Dokos, Esq.
                                              Telecopier No. (212) 906-2021

                                      THE BANK OF NOVA SCOTIA, as Funding Agent, and individually as a Lender


                                      By
                                        Title:  Vice President

                                      Pro Rata Share:                25.0000005%

                                      Revolving Loan Commitment:
                                          $11,250,000.00


                                      Eurodollar Lending Office or
                                        Eurodollar Affiliate:

                                        The Bank of Nova Scotia-New York Agency
                                        One Liberty Plaza
                                        New York, New York  10006
                                        Attn: Loan Accounting - Marcia Samuels
                                        Telecopier No. (212) 225-5499

                                      Notice Address:

                                        The Bank of Nova Scotia-New York Agency
                                        One Liberty Plaza
                                        New York, New York  10006
                                        Attn:  Peter Colletta
                                        Telecopier No. (212) 225-5090

                                      with a copy to:
                                        Brian Allen
                                        The Bank of Nova Scotia
                                        One Liberty Plaza
                                        New York, New York  10006
                                        Telecopier No. (212) 225-5090

                                      GENERAL ELECTRIC CAPITAL CORPORATION, as a
                                                     Lender


                                      By_______________________________
                                        Title: Vice President, being
                                               duly authorized

                                      Pro Rata Share:                 12.500000%

                                      Revolving Loan Commitment:
                                         $5,625,000.00


                                      Eurodollar Lending Office or
                                        Eurodollar Affiliate:

                                        General Electric Capital Corporation
                                        201 High Ridge Road
                                        Stamford, Connecticut 06927
                                        Attn:  Richard Luck
                                        Telecopier No. (203) 316-7816

                                      Notice Address:

                                        General Electric Capital Corporation
                                        201 High Ridge Road
                                        Stamford, Connecticut 06927
                                        Attn:  Richard Luck
                                        Telecopier No. (203) 316-7893

                                            HELLER FINANCIAL, INC., as a Lender


                                            By_______________________________
                                              Title:  Vice President

                                            Pro Rata Share:           12.500000%

                                            Revolving Loan Commitment:
                                               $5,625,000.00


                                            Eurodollar Lending Office or
                                              Eurodollar Affiliate:

                                              Heller Financial, Inc.
                                              101 Park Avenue
                                              New York, New York 10178
                                              Attn:  Lucy Baez
                                              Telecopier No. (212) 880-2060

                                            Notice Address:

                                              Heller Financial, Inc.
                                              101 Park Avenue
                                              New York, New York 10178
                                              Attn:  Thomas Bukowski
                                              Telecopier No. (212) 880-2060

                                          CREDIT LYONNAIS, New York Branch
                                                   as a Lender


                                          By
                                            Title:  Vice President

                                          CREDIT LYONNAIS, Cayman Island Branch


                                          By
                                            Title:  Vice President

                                          Pro Rata Share:             8.333333%

                                          Revolving Loan Commitment:
                                             $3,750,000.00


                                          Eurodollar Lending Office or
                                            Eurodollar Affiliate:

                                            Credit Lyonnais,
                                            New York Branch
                                            1301 Avenue of the Americas
                                            New York, New York 10019
                                            Attn:  Kathy Daniele
                                            Telecopier No. (212) 459-3179

                                          Notice Address:

                                            Credit Lyonnais,
                                            New York Branch
                                            1301 Avenue of the Americas
                                            New York, New York 10019
                                            Attn:  Nick Bellamy
                                            Telecopier No. (212) 459-3176

                                            FLEET NATIONAL BANK, as a Lender


                                            By
                                              Title:  Vice President

                                            Pro Rata Share:           8.333333%

                                            Revolving Loan Commitment:
                                               $3,750,000.00

                                            Term Loan Commitment:
                                                    $3,333,333.33

                                            Eurodollar Lending Office or
                                              Eurodollar Affiliate:

                                              Fleet Bank of Rhode Island
                                              111 Westminster Street
                                              Providence, Rhode Island 02903
                                              Attn:  Sheri Tedeschi
                                              Telecopier No. (401) 278-3431

                                            Notice Address:

                                              Fleet Bank of Rhode Island
                                              111 Westminster Street
                                              Providence, Rhode Island 02903
                                              Attn:  Edward Rendine
                                              Telecopier No. (401) 751-1274

                     NATIONSBANK, N.A. (SOUTH) (successor by
                       merger with NationsBank of Georgia,
                               N.A.), as a Lender


                                            By_______________________________
                                              Title:  Vice President

                                            Pro Rata Share:           8.333333%

                                            Revolving Loan Commitment:
                                               $3,750,000.00


                                            Eurodollar Lending Office or
                                              Eurodollar Affiliate:

                                              NationsBank, N.A. (South)
                                              600 Peachtree Street
                                              Atlanta, Georgia  30308
                                              Attn:  Shirley Dyer
                                              Telecopier No. (404) 607-6431

                                            Notice Address:

                                              NationsBank, N.A. (South)
                                              600 Peachtree Street
                                              Atlanta, Georgia  30308
                                              Attn:  Scott K. Goldstein
                                              Telecopier No. (404) 607-6439

                                TABLE OF CONTENTS

Section                                                                     Page
- -------                                                                     ----

                                    ARTICLE I
                                   DEFINITIONS

         1.01.  Certain Defined Terms........................................  2
         1.02.  Computation of Time Periods.................................. 41
         1.03.  Accounting Terms............................................. 41
         1.04.  Other Definitional Provisions................................ 41
         1.05.  Other Terms.................................................. 41

                                   ARTICLE II
                           AMOUNTS AND TERMS OF LOANS

         2.01.  Revolving Credit Facility.................................... 41
         2.02.  The Swing Loan Facility...................................... 45
         2.03.  Letters of Credit............................................ 46
         2.04.  Term Loan Facility........................................... 53
         2.05.  Authorized Officers and Administrative Agents................ 55


                                   ARTICLE III
                            PAYMENTS AND PREPAYMENTS

         3.01.  Prepayments; Reductions in Commitments....................... 55
         3.02.  Payments   .................................................. 60
         3.03.  Taxes      .................................................. 65
         3.04.  Increased Capital............................................ 68
         3.05.  Promise to Repay; Evidence of Indebtedness................... 68
         3.06.  Deposit Accounts............................................. 70
         3.07.  Replacement of Lender in Event of Adverse
                           Condition......................................... 71

                                   ARTICLE IV
                                INTEREST AND FEES

         4.01.  Interest on the Loans and other Obligations.................. 71
         4.02.  Special Provisions Governing Eurodollar Rate
                           Loans............................................. 75
         4.03.  Fees       .................................................. 78

                                    ARTICLE V
                    CONDITIONS TO LOANS AND LETTERS OF CREDIT

         5.01.  Conditions Precedent to the Effectiveness of
                           this Agreement.................................... 80
         5.02.  Conditions Precedent to All Term Loans,
                           Revolving Loans and Letters of Credit............. 82

Section                                                                     Page
- -------                                                                     ----

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

         6.01.  Representations and Warranties of the Borrowers.............. 84

                                   ARTICLE VII
                               REPORTING COVENANTS

         7.01.  Financial Statements......................................... 97
         7.02.  Borrowing Base Certificate...................................100
         7.03.  Events of Default............................................101
         7.04.  Lawsuits   ..................................................101
         7.05.  Insurance  ..................................................101
         7.06.  ERISA Notices................................................102
         7.07.  Environmental Notices........................................104
         7.08.  Labor Matters................................................105
         7.09.  Permitted Subordinated Indebtedness; Senior Note
                           Indenture; Senior Secured Note Indenture..........105
         7.10.  Other Reports................................................105
         7.11.  Change of Control............................................105
         7.12.  Dissolution Notice...........................................106
         7.13.  Other Information............................................106

                                  ARTICLE VIII
                              AFFIRMATIVE COVENANTS

         8.01.  Partnership/Corporate Existence, etc.........................106
         8.02.  Partnership Powers; Conduct of Business......................106
         8.03.  Compliance with Laws, etc....................................107
         8.04.  Payment of Taxes and Claims; Tax Consolidation...............107
         8.05.  Insurance  ..................................................107
         8.06.  Inspection of Property.......................................108
         8.07.  Books and Records; Discussions...............................108
         8.08.  Insurance and Condemnation Proceeds..........................109
         8.09.  ERISA Compliance.............................................109
         8.10.  Foreign Employee Benefit Plan Compliance.....................109
         8.11.  Maintenance of Property......................................109
         8.12.  Condemnation.................................................109
         8.13.  Environmental Matters........................................110
         8.14.  Post-Effective Date Matters..................................110

                                   ARTICLE IX
                               NEGATIVE COVENANTS

         9.01.  Indebtedness.................................................110
         9.02.  Sales of Assets..............................................112
         9.03.  Liens      ..................................................112
         9.04.  Investments..................................................113
         9.05.  Accommodation Obligations....................................115
         9.06.  Restricted Junior Payments...................................115
         9.07.  Conduct of Business..........................................117

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Section                                                                     Page
- -------                                                                     ----

         9.08.  Transactions with Shareholders and Affiliates................118
         9.09.  Restriction on Fundamental Changes...........................119
         9.10.  Sales and Leasebacks.........................................119
         9.11.  Margin Regulations; Securities Laws..........................119
         9.12.  ERISA      ..................................................119
         9.13.  Issuance of Equity Interests.................................120
         9.14.  Constituent Documents........................................120
         9.15.  Permitted Subordinated Indebtedness..........................121
         9.16.  Cancellation of Debt; Prepayment.............................121
         9.17.  Bank Accounts................................................121
         9.18.  Fiscal Year..................................................122
         9.19.  Transaction Documents........................................122
         9.20.  Environmental Matters........................................122
         9.21.  Transaction Costs............................................122
         9.22.  Interest Rate Contracts......................................122


                                    ARTICLE X
                               FINANCIAL COVENANTS

         10.01.  Minimum Net Worth...........................................123
         10.02.  [Intentionally Omitted]
         10.03.  Minimum Interest Coverage Ratio.............................124
         10.04.  Minimum Fixed Charge Coverage Ratio.........................125
         10.05.  Maximum Capital Expenditures................................125
         10.06.  Minimum Net Worth of GFI....................................126

                                   ARTICLE XI
                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

         11.01.  Events of Default...........................................126
         11.02.  Rights and Remedies.........................................129
         11.03.  The Cash Collateral Account; Investment
                           Accounts..........................................131

                                   ARTICLE XII
                            THE ADMINISTRATIVE AGENTS

         12.01.  Appointment.................................................133
         12.02.  Nature of Duties............................................134
         12.03.  Rights, Exculpation, etc....................................135
         12.04.  Reliance  ..................................................135
         12.05.  Indemnification.............................................136
         12.06.  Citibank and Scotiabank Individually........................136
         12.07.  Successor Administrative Agent..............................136
         12.08.  Relations Among Lenders.....................................137
         12.09.  Concerning the Collateral and the Loan
                           Documents.........................................138

                                  ARTICLE XIII
                                  MISCELLANEOUS

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Section                                                                     Page
- -------                                                                     ----


         13.01.  Assignments and Participations..............................141
         13.02.  Expenses  ..................................................144
         13.03.  Indemnity ..................................................145
         13.04.  Change in Accounting Principles.............................146
         13.05.  Setoff    ..................................................147
         13.06.  Ratable Sharing.............................................148
         13.07.  Amendments and Waivers......................................148
         13.08.  Notices   ..................................................149
         13.09.  Survival of Warranties and Agreements.......................150
         13.10.  Failure or Indulgence Not Waiver; Remedies
                           Cumulative........................................150
         13.11.  Marshalling; Payments Set Aside.............................150
         13.12.  Severability................................................151
         13.13.  Headings  ..................................................151
         13.14.  Governing Law...............................................151
         13.15.  Limitation of Liability.....................................151
         13.16.  Successors and Assigns......................................151
         13.17.  Certain Consents and Waivers of the Borrowers...............151
         13.18.  Counterparts; Effectiveness; Inconsistencies................153
         13.19.  Limitation on Agreements....................................154
         13.20.  Confidentiality.............................................154
         13.21.  Entire Agreement............................................154
         13.22.  Consents and Waivers Under Existing Credit
                           Agreement.........................................154
         13.23.  Intercreditor Agreement.....................................154
         13.24   Senior Indebtedness.........................................155
         13.25   Material Senior Indebtedness................................155



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


                                    EXHIBITS

Exhibit A  --  Form of Assignment and Acceptance
Exhibit B  --  Form of Borrowing Base Certificate
Exhibit C  --  Form of Lockbox Agreement
Exhibit D  --  Form of Notice of Borrowing
Exhibit E  --  Form of Notice of Conversion/Continuation
Exhibit F  --  List of Closing Documents
Exhibit G  --  Form of Officer's Certificate to Accompany Reports
Exhibit H  --  Form of Privity Letter from Borrower to
               Accountants
Exhibit I  --  Form of Note evidencing Revolving Loans
Exhibit J  --  Form of Note evidencing Swing Loans
Exhibit K  --  Form of Note evidencing Term Loans
Exhibit L  --  Form of Blue Book


                                    SCHEDULES

Schedule 1.01.2   --  Lockbox Banks
Schedule 1.01.3   --  Permitted Existing Accommodation
                      Obligations
Schedule 1.01.4   --  Permitted Existing Indebtedness
Schedule 1.01.5   --  Permitted Existing Investments
Schedule 1.01.6   --  Permitted Existing Liens
Schedule 6.01-C   --  Authorized, Issued and Outstanding Equity
                      Interests; Subsidiaries; Parents
Schedule 6.01-D   --  Conflicts with Contractual Obligations and
                      Requirements of Law
Schedule 6.01-E   --  Governmental Consents
Schedule 6.01-J   --  Pending Actions
Schedule 6.01-L   --  Taxes
Schedule 6.01-Q   --  Existing Environmental Matters
Schedule 6.01-R   --  ERISA Matters
Schedule 6.01-S   --  Foreign Employee Benefit Matters
Schedule 6.01-T   --  Labor Contracts
Schedule 6.01-W   --  Patent, Trademark & Permit Claims Pending
Schedule 6.01-Y   --  Insurance Policies
Schedule 6.01-Z   --  Related Party Contracts
Schedule 9.03     --  Real Property
Schedule 9.17     --  Bank Accounts



                                       -v-